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                                                                  EXECUTION COPY

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                                CREDIT AGREEMENT

                          DATED AS OF DECEMBER 20, 2002

                                      AMONG

                              HERCULES INCORPORATED
                                   AS BORROWER

                  CERTAIN SUBSIDIARIES OF HERCULES INCORPORATED
                         FROM TIME TO TIME PARTY HERETO
                                  AS GUARANTORS

                               THE SEVERAL LENDERS
                         FROM TIME TO TIME PARTY HERETO

                           CREDIT SUISSE FIRST BOSTON
   AS ADMINISTRATIVE AGENT, COLLATERAL AGENT, JOINT BOOKRUNNER AND JOINT LEAD
                                    ARRANGER

                       WACHOVIA BANK, NATIONAL ASSOCIATION
                     AS SYNDICATION AGENT AND ISSUING LENDER

                            WACHOVIA SECURITIES, INC.
                   AS JOINT BOOKRUNNER AND JOINT LEAD ARRANGER

                             THE BANK OF NOVA SCOTIA
                                       AND
                         PNC BANK, NATIONAL ASSOCIATION
                           AS CO-DOCUMENTATION AGENTS

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
                                TABLE OF CONTENTS

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                                                                                                                PAGE
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
SECTION 1.    Representations and Warranties of the Company..................................................     1
     1.1.     Corporate or Other Authority...................................................................     1
     1.2.     Financial Statements...........................................................................     2
     1.3.     Validity of Documents..........................................................................     2
     1.4.     No Events of Default...........................................................................     3
     1.5.     Litigation.....................................................................................     3
     1.6.     Use of Proceeds................................................................................     3
     1.7.     No Change......................................................................................     4
     1.8.     Federal Regulations............................................................................     4
     1.9.     ERISA..........................................................................................     4
     1.10.    Investment Company Act; Other Regulations......................................................     5
     1.11.    Compliance with Law............................................................................     5
     1.12.    Taxes..........................................................................................     5
     1.13.    Subsidiaries...................................................................................     6
     1.14.    Environmental Matters..........................................................................     6
     1.15.    Solvency.......................................................................................     7
     1.16.    Disclosure.....................................................................................     7
     1.17.    No Burdensome Restrictions.....................................................................     8
     1.18.    Collateral Documents...........................................................................     8
     1.19.    Insurance......................................................................................     8
     1.20.    Intentionally Omitted..........................................................................     8
     1.21.    Business Locations.............................................................................     8
     1.22.    Ownership of Property; Liens...................................................................     9
     1.23.    Indebtedness...................................................................................     9
     1.24.    Labor Matters..................................................................................     9
     1.25.    Nature of Business.............................................................................     9
     1.26.    Investments....................................................................................     9
     1.27.    Representations and Warranties from Other Credit Documents.....................................     9
SECTION 2.    Amount and Terms of Commitments................................................................     9
     2.1.     Revolving Commitments..........................................................................     9
     2.2.     Notes Evidencing Revolving Loans...............................................................    10
     2.3.     Procedure for Revolving Credit Borrowing.......................................................    10
     2.4.     Fees...........................................................................................    11
     2.5.     Termination or Reduction of a Revolving Committed Amount.......................................    12
     2.6.     Prepayments....................................................................................    12
     2.7.     Conversion and Continuation Options............................................................    15
     2.8.     Maximum Number of Eurodollar Loans.............................................................    16
     2.9.     Interest Rates and Payment Dates...............................................................    16
     2.10.    Computation of Interest and Fees...............................................................    17
     2.11.    Pro Rata Treatment and Payments................................................................    17
     2.12.    Taxes..........................................................................................    18
     2.13.    Swingline Loan Subfacility.....................................................................    19
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
     2.14.    Letter of Credit Subfacility...................................................................    21
     2.15.    Term B Loan....................................................................................    27
     2.16.    Incremental Term Loan..........................................................................    28
SECTION 3.    Change in Circumstances Affecting Loans........................................................    30
     3.1.     Basis for Determining Interest Rate Inadequate or Unfair.......................................    31
     3.2.     Illegality.....................................................................................    31
     3.3.     Increased Cost.................................................................................    31
     3.4.     Effect on Obligation to Convert................................................................    33
     3.5.     Funding Losses.................................................................................    33
SECTION 3A.   Guaranty.......................................................................................    33
              3A.1.    Guaranty of Payment...................................................................    33
              3A.2.    Obligations Unconditional.............................................................    33
              3A.3.    Modifications.........................................................................    34
              3A.4.    Waiver of Rights......................................................................    35
              3A.5.    Reinstatement.........................................................................    35
              3A.6.    Remedies..............................................................................    35
              3A.7.    Limitation of Guaranty................................................................    35
              3A.8.    Rights of Contribution................................................................    36
SECTION 4.    Conditions Precedent...........................................................................    36
     4.1.     Effectiveness of this Agreement................................................................    36
     4.2.     Conditions to all Borrowings...................................................................    40
     4.3.     Conditions to Incremental Term Loan............................................................    41
SECTION 5.    Covenants......................................................................................    42
     5.1.     Affirmative Covenants..........................................................................    42
              (a)      Financial Statements..................................................................    42
              (b)      Certificates; Other Information.......................................................    42
              (c)      Notices and Information...............................................................    44
              (d)      Payment of Obligations................................................................    45
              (e)      Conduct of Business and Maintenance of Existence......................................    45
              (f)      Maintenance of Property; Insurance....................................................    46
              (g)      Compliance with Laws..................................................................    47
              (h)      Books and Records.....................................................................    47
              (i)      EBITDA and Assets of Credit Parties...................................................    47
              (j)      Use of Proceeds.......................................................................    47
              (k)      Audits/Inspections....................................................................    47
              (l)      Additional Credit Parties.............................................................    48
              (m)      Pledged Assets........................................................................    48
              (n)      High Yield Note Indenture.............................................................    48
              (o)      Addition of Excluded Inactive Subsidiaries as Guarantors..............................    49
              (p)      Release of Cash Collateral............................................................    49
     5.2.     Negative Covenants.............................................................................    49
              (a)      Limitation on Liens...................................................................    49
              (b)      Limitations on Mergers, Acquisitions and Asset Sales..................................    49
              (c)      Limitations on Sale/Leaseback Transactions............................................    52
              (d)      Financial Covenants...................................................................    52
              (e)      Limitations on Transactions with Affiliates...........................................    53

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
              (f)      Limitations on Indebtedness..........................................................     53
              (g)      Fiscal Year; Organizational Documents................................................     55
              (h)      Limitation on Restricted Actions.....................................................     55
              (i)      No Other Negative Pledges............................................................     55
              (j)      Restricted Payments..................................................................     55
              (k)      Limitation on Prepayment, Redemption or Repurchase of Indebtedness or Capital Stock..     56
              (l)      Advances, Investments and Loans......................................................     57
              (m)      Asbestos Payment Limitations.........................................................     57
              (n)      Plan Contribution Limitations........................................................     57
     5.3.     Incorporation of Covenants from High Yield Note Indenture.....................................     58
SECTION 6.    Defaults......................................................................................     58
     6.1.     Defaults; Events of Default; Certain Remedies.................................................     58
SECTION 7.    Definitions and Accounting Terms..............................................................     62
     7.1      Definitions...................................................................................     62
     7.2      Accounting Terms..............................................................................     86
     7.3      Rounding......................................................................................     87
     7.4      References to Agreements and Requirements of Law..............................................     87
     7.5      Times of Day..................................................................................     87
     7.6      Letter of Credit Amounts......................................................................     88
SECTION 8.    The Agents....................................................................................     88
     8.1.     Appointment...................................................................................     88
     8.2.     Delegation of Duties..........................................................................     88
     8.3.     Exculpatory Provisions........................................................................     88
     8.4.     Reliance by Administrative Agent and the Collateral Agent.....................................     89
     8.5.     Notice of Default.............................................................................     89
     8.6.     Non-Reliance on Agents and Other Lenders......................................................     89
     8.7.     Indemnification...............................................................................     90
     8.8.     Agents in Their Individual Capacity...........................................................     90
     8.9.     Successor Agent...............................................................................     91
     8.10.    Other Agents, Arrangers and Managers..........................................................     91
SECTION 9.    Miscellaneous.................................................................................     91
     9.1.     Amendments and Waivers........................................................................     91
     9.2.     Notices.......................................................................................     93
     9.3.     No Waiver; Cumulative Remedies................................................................     94
     9.4.     Survival of Representations and Warranties....................................................     94
     9.5.     Payment of Expenses and Taxes.................................................................     95
     9.6.     Successors and Assigns; Participations and Assignments........................................     95
     9.7.     Adjustments; Set-off..........................................................................     99
     9.8.     Counterparts..................................................................................     99
     9.9.     Adjustments for Changes in GAAP...............................................................    100
     9.10.    Severability; Section Headings................................................................    100
     9.11.    Integration...................................................................................    100
     9.12.    Governing Law.................................................................................    100
     9.13.    Submission To Jurisdiction; Waivers...........................................................    100
     9.14.    Acknowledgments...............................................................................    101
     9.15.    Waiver of Jury Trial..........................................................................    101
     9.16.    Confidentiality...............................................................................    102
     9.17.    Binding Effect; Further Assurances............................................................    102

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EXHIBITS

Exhibit A         Form of Note
Exhibit B         Form of Assignment and Assumption
Exhibit C         Form of Joinder Agreement
Exhibit D         Form of Advance Request
Exhibit E         Form of Notice of Borrowing for Term Loans
Exhibit F         Form of Notice of Continuation/Conversion
Exhibit G         Form of Security Agreement
Exhibit H         Form of Mortgage
Exhibit I         Form of Incremental Term Loan Acceptance

SCHEDULES

Schedule 1.3      Required Consents, Authorizations, Notices and Filings
Schedule 1.9      ERISA matters
Schedule 1.13     Subsidiaries
Schedule 1.19     Insurance
Schedule 1.21(a)  Real Properties
Schedule 1.21(b)  Personal Property locations
Schedule 1.21(c)  Chief Executive Office, Jurisdiction of Incorporation, etc.
Schedule 1.24     Labor Matters
Schedule 5.2(e)   Certain Transactions with Affiliates
Schedule 5.2(f)   Indebtedness of the Company and its Subsidiaries
Schedule 7(a)     Commitment and Pro Rata Shares
Schedule 7(b)     Certain Excluded Assets
Schedule 7(c)     Permitted Investments
Schedule 7(d)     Permitted Liens
Schedule 9.2      Names and Address of Lenders

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                                CREDIT AGREEMENT

         CREDIT AGREEMENT, dated as of December 20, 2002 (as amended, restated, supplemented or otherwise modified from time to time pursuant to the applicable provisions hereof, the "Agreement"), among HERCULES INCORPORATED, a Delaware corporation (the "Company"), such subsidiaries of the Company as may from time to time be Guarantors hereunder in accordance with the provisions hereof (collectively with the Company, the "Credit Parties"), the several banks and other financial institutions from time to time party to this Agreement (the "Lenders"), CREDIT SUISSE FIRST BOSTON, acting through its Cayman Islands Branch, as administrative agent (in such capacity, the "Administrative Agent") and Collateral Agent (as defined herein) for the Lenders, and WACHOVIA BANK, NATIONAL ASSOCIATION, as syndication agent (the "Syndication Agent") and Issuing Lender (as defined herein).

                                    RECITALS

         A. The Company has requested that the Lenders (i) provide credit facilities of up to $325,000,000 on the Closing Date and (ii) provide the Company with the ability to propose to incur up to an additional $150,000,000 in the form of an incremental term loan, in each case, for the purposes hereinafter set forth; and

         B. The Lenders have agreed to make the requested credit facilities to the Company on the terms and conditions hereinafter set forth.

         Therefore, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

         SECTION 1. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

         In order to induce the Lenders and the Administrative Agent (as that term and other capitalized terms not otherwise defined herein are hereinafter defined in Section 7) to enter into this Agreement and to make the Loans and other extensions of credit hereunder, the Credit Parties make the following representations, covenants and warranties which shall survive the execution and delivery of the Credit Documents:

                           1.1.     CORPORATE OR OTHER AUTHORITY.

         (a) Each Credit Party is duly incorporated, organized or formed, validly existing and is in good standing under the laws of the jurisdiction of its incorporation, organization or formation. The execution, delivery and performance of the Credit Documents are within each Credit Party's corporate or other organizational authority and have been duly authorized by proper corporate or other proceedings. This Agreement has been, and each of the other Credit Documents required to be executed and delivered by a Credit Party will be, duly executed and delivered by each Credit Party that is a party thereto.

         (b) Each Credit Party (i) has the corporate or other necessary power and authority, and the legal right, to (A) own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged and (B) execute, deliver and perform its obligations under the Credit Documents and (ii) is duly qualified as a foreign entity and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification, other than in such jurisdictions where the failure to be so qualified and in good standing could not reasonably be expected to have a Material Adverse Effect.

                           1.2.     FINANCIAL STATEMENTS.

         (a) The consolidated balance sheet of the Company and its Consolidated Subsidiaries as of December 31, 2001, and the related consolidated statements of income, stockholders' equity and cash flow (including the notes thereto) for the fiscal year ended on such date, reported upon by PricewaterhouseCoopers LLP, present fairly in all material respects the consolidated financial position of the Company and its Consolidated Subsidiaries as of said date and the consolidated results of their operations for such fiscal year, in conformity with GAAP.

         (b) The consolidated balance sheets of the Company and its Consolidated Subsidiaries as of September 30, 2002, and the related consolidated statements of income and cash flows for the quarterly period ended on such date, present fairly in all material respects the consolidated financial position of the Company and its Consolidated Subsidiaries as of said date and the consolidated results of their operations for such quarterly period, in conformity with GAAP; provided, however, that such financial statements are subject to year-end adjustments.

         (c)      The financial statements delivered to the Lenders pursuant to
Section 5.1(a)(i) and (ii), (i) have been prepared in accordance with GAAP (except as may otherwise be permitted hereunder) and (ii) present fairly (on the basis disclosed in the footnotes to such financial statements) the consolidated financial condition, results of operations and cash flows of the Company and its Consolidated Subsidiaries as of such date and for such periods.

                           1.3.     VALIDITY OF DOCUMENTS.

         (a) This Agreement constitutes, and the other Credit Documents when duly executed and delivered by each Credit Party that is a party thereto in accordance with this Agreement will constitute, legal, valid and binding obligations of each Credit Party, each enforceable in accordance with its terms except as the enforceability of such Credit Document may be limited (x) by general principles of equity and conflicts of laws or (y) by bankruptcy, reorganization, insolvency, moratorium or other laws of general application relating to or affecting the enforcement, of creditors' rights. Neither the execution, delivery or performance of this Agreement or the other Credit Documents, nor compliance with the terms and provisions hereof and thereof, will
(i) violate or conflict with any provisions of the articles or certificate of incorporation or bylaws or other organizational or governing documents of any Credit Party, (ii) conflict with, or result in a breach of any provisions of, any material Requirement of Law applicable to the Credit Parties, (iii) violate, contravene or conflict with contractual provisions of or cause a event of default under, any indenture, loan agreement, mortgage, deed of trust,

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contract or other agreement or instrument to which a Credit Party is a party, or by which it or its properties is bound, or constitute a default thereunder, except where such conflict, breach or default would not reasonably be expected to have a Material Adverse Effect or (iv) result in or require the creation of any Lien (other than Permitted Liens) upon a Credit Party or with respect to its properties.

         (b) No consent or authorization of, filing with, notice to or other similar act by or in respect of, any Governmental Authority or any other Person is required to be obtained or made by or on behalf of any Credit Party in connection with the borrowings or other extensions of credit hereunder or with the execution, delivery, performance, validity or enforceability of the Credit Documents to which such Credit Party is a party, except for (i) consents, authorizations, notices and filings described in Schedule 1.3, all of which have been obtained or made or have the status described in such Schedule 1.3 and (ii) filings to perfect the Liens created by the Collateral Documents.

                           1.4.     NO EVENTS OF DEFAULT.

         Neither the Company nor any of its Subsidiaries is in default under or with respect to any indenture, loan agreement, mortgage, deed of trust, contract or other agreement or instrument to which a Credit Party is a party, or by which it or its properties is bound that could, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. No Default or Event of Default has occurred and is continuing or would result from the consummation of the transactions contemplated by this Agreement or any other Credit Document.

                           1.5.     LITIGATION.

         Except as set forth on the Company's Form 10-Q filed with the SEC for the quarterly period ended September 30, 2002, there are no actions, suits or proceedings pending or, to the knowledge of a Credit Party, threatened against or affecting the Company or any Consolidated Subsidiary before any court or before any governmental or administrative body or agency, which could reasonably be expected to have a Material Adverse Effect.

                           1.6.     USE OF PROCEEDS.

         The proceeds of the Revolving Loans shall be used for working capital, capital expenditures and other general corporate purposes in the ordinary course of business consistent with past practices of the Company. The Letters of Credit shall be used only for or in connection with appeal bonds, reimbursement obligations arising in connection with surety and reclamation bonds, reinsurance, domestic or international trade transactions and obligations not otherwise aforementioned relating to transactions entered into by the applicable account party in the ordinary course of business by the Company and its Subsidiaries. The proceeds of the Term Loan shall be used on the Closing Date,
(i) to refinance existing Indebtedness (including the deposit by the Company of $125,000,000 into an escrow account to pay the principal amount of the 6.625% Senior Notes due 2003 at maturity), (ii) to fund cash taxes and restructuring costs, (iii) to pay related fees and expenses in connection with the Credit Documents and (iv) for general corporate purposes.

                           1.7.     NO CHANGE.

         Since December 31, 2001, there has been no development or event which has had or could reasonably be expected to have a Material Adverse Effect, other than facts, circumstances, changes or events, which, as of September 30, 2002, have been discussed in the Company's public filings with the SEC, but only to the extent actually discussed in such filings (i.e. without giving effect to any material deterioration since the date of such filings).

                           1.8.     FEDERAL REGULATIONS.

         No part of the Letters of Credit or the proceeds of any Loans will be used for "purchasing" or "carrying" any "margin stock", within the respective meanings of each of the quoted terms under Regulation U of the Board of Governors of the Federal Reserve System as now and from time to time hereafter in effect or for any purpose which violates the provisions of the Regulations of such Board of Governors. If requested by any Lender or the Administrative Agent, the Company will furnish to the Administrative Agent and each Lender a statement to the foregoing effect in conformity with the requirements of FR Form U-1 referred to in said Regulation U.

                           1.9.     ERISA.

         Except as set forth on Schedule 1.9:

         (a) Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other Federal or state Laws. Each Plan that is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the IRS or an application for such a letter is currently being processed by the IRS with respect thereto and, to the best knowledge of the Credit Parties, nothing has occurred which would prevent, or cause the loss of, such qualification. Each Credit Party and each ERISA Affiliate have made all required contributions to each Plan subject to Section 412 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code has been made with respect to any Plan.

         (b) There are no pending or, to the best knowledge of the Credit Parties, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that could reasonably be expected to have a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan that has resulted or could reasonably be expected to result in a Material Adverse Effect.

         (c) (i) None of the following has occurred or is reasonably expected to occur: (a) a Reportable Event with respect to a Pension Plan; (b) a withdrawal by the Company or any ERISA Affiliate from a Pension Plan subject to
Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by the Company or any ERISA Affiliate from a Multiemployer

Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Sections 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) an event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; or (f) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Company or any ERISA Affiliate; (ii) no Pension Plan has any Unfunded Pension Liability that is not being funded in accordance with ERISA; (iii) no Credit Party nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Sections 4201 or 4243 of ERISA with respect to a Multiemployer Plan; and
(iv) no Credit Party nor any ERISA Affiliate has engaged in a transaction that could be subject to Sections 4069 or 4212(c) of ERISA; except to the extent that, in each case in clauses (i) through (iv) above, any such event or condition, together with all other such events or conditions, if any, would not reasonably be expected to have a Material Adverse Effect.

                           1.10.    INVESTMENT COMPANY ACT; OTHER REGULATIONS.

         No Credit Party is an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended. No Credit Party is subject to regulation under any Federal or State statute or regulation which limits its ability to incur Indebtedness. No director, executive officer or principal shareholder of a Credit Party or any of its Subsidiaries is a director, executive officer or principal shareholder of any Lender. For the purposes hereof the terms "director", "executive officer" and "principal shareholder" (when used with reference to any Lender) have the respective meanings assigned thereto in Regulation O issued by the Board of Governors of the Federal Reserve System. None of the transactions contemplated by this Agreement (including, without limitation, the direct or indirect use of the proceeds of the Loans) will violate or result in a violation of the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, or regulations issued pursuant thereto.

                           1.11.    COMPLIANCE WITH LAW.

         Each of the Company and its Consolidated Subsidiaries is in compliance with all Requirements of Law except to the extent that the failure to comply therewith could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

                           1.12.    TAXES.

         Each of the Company and its Consolidated Subsidiaries has filed, or caused to be filed, all tax returns (federal, state, provincial, local and foreign) required to be filed and paid (a) all amounts of taxes shown thereon to be due (including interest and penalties) and (b) all other taxes, fees, assessments and other governmental charges (including mortgage recording taxes, documentary stamp taxes and intangibles taxes) owing by it, except for such taxes (i) which are not yet delinquent or (ii) that are being contested in good faith and by proper proceedings, and against which adequate reserves are being maintained in accordance with GAAP (if such reserves are required pursuant to GAAP). No Credit Party is aware as of the Closing Date of any proposed tax assessments against any of the Company and its Consolidated Subsidiaries, which could reasonably be expected to have a Material Adverse Effect and against which adequate reserves are not being maintained in accordance with GAAP (if such reserves are required pursuant to GAAP).

                           1.13.    SUBSIDIARIES.

         Set forth on Schedule 1.13 is a complete and accurate list of all Subsidiaries of the Company. Information on Schedule 1.13 includes, for each Subsidiary, jurisdiction of incorporation, the number of shares of each class of Capital Stock outstanding, the number and percentage of outstanding shares of each class owned (directly or indirectly) by a Credit Party; and the number and effect, if exercised, of all outstanding options, warrants, rights of conversion or purchase and all other similar rights with respect thereto. The outstanding Capital Stock of all such Subsidiaries is validly issued, fully paid and non-assessable and is owned by each such Credit Party, directly or indirectly, free and clear of all Liens (other than Permitted Liens). Other than as set forth in Schedule 1.13, no such Subsidiary has outstanding any securities convertible into or exchangeable for its Capital Stock nor does any such Person have outstanding any rights to subscribe for or to purchase or any options for the purchase of, or any agreements providing for the issuance (contingent or otherwise) of, or any calls, commitments or claims of any character relating to its Capital Stock. Schedule 1.13 may be updated from time to time by the Company by giving written notice thereof to the Administrative Agent.

                           1.14.    ENVIRONMENTAL MATTERS.

         (a) Except as set forth in the Company's Form 10-Q filed with the SEC for the quarterly period ended September 30, 2002, as would not have or be reasonably expected to have a Material Adverse Effect, or to the extent related solely to asbestos personal injury claims (it being understood that such claims are covered separately under Section 1.5):

                  (i) Each of the real properties owned by the Credit Parties (the "Real Properties") and all operations at the Real Properties are in compliance with all applicable Environmental Laws, and there is no violation of any Environmental Law with respect to the Real Properties or the businesses operated by the Company or any of its Subsidiaries (the "Businesses"), and there are no conditions relating to the Businesses or Real Properties that would be reasonably expected to give rise to liability under any applicable Environmental Laws.

                  (ii) No Credit Party has received any written notice of, or inquiry from any Governmental Authority regarding, any violation, alleged violation, non-compliance, liability or potential liability regarding Hazardous Materials or compliance with Environmental Laws with regard to any of the Real Properties or the Businesses, nor does any Credit Party have knowledge or reason to believe that any such notice is being threatened.

                  (iii) Hazardous Materials have not been transported or disposed of from the Real Properties, or generated, treated, stored or disposed of at, on or under any of the Real Properties or any other location, in each case by, or on behalf or with the permission of, the Company or any of its Subsidiaries.

                  (iv) No judicial proceeding or governmental or administrative action is pending or, to the knowledge of any Credit Party, threatened, under any Environmental Law to which any Credit Party is or, to the best knowledge of such Credit Party, will be named as a party, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to the Company or any of its Subsidiaries, the Real Properties or the Businesses.

                  (v) There has been no release or, to the best knowledge of any Credit Party, threat of release of Hazardous Materials at or from the Real Properties, or arising from or related to the operations (including, without limitation, disposal) of the Company or any of its Subsidiaries in connection with the Real Properties or otherwise in connection with the Businesses, in violation of, or in amounts or in a manner that could give rise to liability under, Environmental Laws.

                  (vi) None of the Real Properties contains, or has previously contained, any Hazardous Materials at, on or under the Real Properties in amounts or concentrations that, if released, constitute or constituted a violation of, or would give rise to liability under, Environmental Laws.

                  (vii) No Credit Party, nor any of its Subsidiaries, has assumed any liability of any Person (other than another Credit Party, or one of its Subsidiaries) under any Environmental Law.

         (b) The Company has adopted procedures that are designed to (i) ensure that each Credit Party, each of its operations and each of the properties owned or leased by each Credit Party remains in compliance with applicable Environmental Laws, to the extent that the failure to comply with such Environmental Laws would have or would be reasonably expected to have a Material Adverse Effect, and (ii) manage, to the same extent as and in accordance with the practices of companies engaged in the same or a similar business, any liabilities or potential liabilities that each Credit Party, any of its operations and each of the properties owned or leased by each Credit Party may have under applicable Environmental Laws.

                           1.15.    SOLVENCY.

         Each Credit Party is, and after the consummation of the transactions contemplated by this Agreement, will be Solvent.

                           1.16.    DISCLOSURE.

         Neither this Agreement nor any financial statements delivered to the Lenders nor any other document, certificate or statement furnished to the Lenders by or on behalf of the Company or any of its Consolidated Subsidiaries in connection with the transactions contemplated hereby contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained therein or herein not misleading.

                           1.17.    NO BURDENSOME RESTRICTIONS.

         Neither the Company nor any of its Subsidiaries is a party to any agreement or instrument or subject to any other obligation or any charter or corporate restriction or any provision of any applicable law, rule or regulation which, individually or in the aggregate, could have a Material Adverse Effect.

                           1.18.    COLLATERAL DOCUMENTS.

         The Collateral Documents create valid security interests in, and Liens on, the Collateral purported to be covered thereby, which security interests and Liens will, upon (a) the filing of the UCC financing statements executed by the Credit Parties in the appropriate filing jurisdictions, (b) the recording of the Mortgages in the appropriate recording jurisdictions, (c) the filing of appropriate notices in the office of the United States Patent and Trademark Office and (d) consummation of such other actions as are contemplated for perfection under the Collateral Documents, be and remain perfected security interests and Liens, prior to all other Liens other than Permitted Liens. Each of the representations and warranties made by the Company and the other Credit Parties in the Collateral Documents is true and correct in all material respects.

                           1.19.    INSURANCE.

         The properties of the Company and its Consolidated Subsidiaries are insured with financially sound and reputable insurance companies not Affiliates of the Company, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where the Company or the applicable Consolidated Subsidiary operates, to the extent such information with respect to other companies is reasonably determinable and taking into account any specific circumstances. The present insurance coverage of the Credit Parties is outlined as to carrier, policy number, expiration date, type and amount on
Schedule 1.19.

                           1.20     INTENTIONALLY OMITTED.

                           1.21     BUSINESS LOCATIONS.

         Set forth on Schedule 1.21(a) is a list of all Real Properties (to the extent not constituting Excluded Assets) located in the United States that are owned or leased by the Credit Parties in the United States of America as of the Closing Date, and an indication as to which of such Real Properties constitute Mortgaged Properties. Set forth on Schedule 1.21(b) is a list of all locations where any tangible personal property of a Credit Party with a fair market value (as determined by the Company on a reasonable, good-faith basis) in excess of $500,000 per location, is located as of the Closing Date. Set forth on Schedule 1.21(c) is the chief executive office, jurisdiction of incorporation or formation and principal place of business of each Credit Party as of the Closing Date.

                           1.22     OWNERSHIP OF PROPERTY; LIENS.

         Each of the Company and its Consolidated Subsidiaries has good record and marketable title in fee simple to, or valid leasehold interests in, all real property necessary or used in the ordinary conduct of its business, except for such defects in title as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The property of the Company and its Consolidated Subsidiaries is subject to no Liens, other than Permitted Liens.

                           1.23     INDEBTEDNESS.

         Except as otherwise permitted under Section 5.2(f), neither the Company nor any of its Consolidated Subsidiaries has any Indebtedness.

                           1.24     LABOR MATTERS.

         There are no collective bargaining agreements or Multiemployer Plans covering the employees of the Company and its Consolidated Subsidiaries as of the Closing Date other than as set forth on Schedule 1.24. None of the Company or any of its Consolidated Subsidiaries has suffered, within the last five (5) years, any strikes, walkouts, work stoppages, in each case that lasted for more than five (5) days, or any other material labor difficulty that is currently ongoing or that lasted for more than five (5) days.

                           1.25     NATURE OF BUSINESS.

         As of the Closing Date, the Company and its Consolidated Subsidiaries are engaged in the global specialty chemicals business.

                           1.26     INVESTMENTS.

         All Investments of the Company and its Consolidated Subsidiaries are Permitted Investments.

                           1.27 REPRESENTATIONS AND WARRANTIES FROM OTHER CREDIT DOCUMENTS.

         Each of the representations and warranties made by any of the Credit Parties in any of the other Credit Documents is true and correct in all material respects.

         SECTION 2. AMOUNT AND TERMS OF COMMITMENTS.

                           2.1.     REVOLVING COMMITMENTS.

         (a) Revolving Loans. Subject to the terms and conditions hereof, each Lender severally agrees, on the terms and conditions hereinafter set forth, to make revolving credit loans in Dollars ("Revolving Loans") to the Company, from time to time during the Commitment Period in an aggregate principal amount at any one time outstanding not to exceed the amount of such Lender's Pro Rata Share of ONE HUNDRED TWENTY-FIVE MILLION DOLLARS ($125,000,000) (as such amount may be reduced pursuant to this Agreement, the "Revolving Committed Amount"); provided that with regard to each individual Lender, the principal amount of such Lender's Pro Rata Share of outstanding Revolving Loans plus such Lender's Pro Rata Share of outstanding Swingline Loans plus such Lender's Pro Rata Share of LOC Obligations outstanding shall not exceed such Lender's Revolving Commitment. During the Commitment Period the Company may use the Revolving Committed Amount by borrowing, prepaying the Revolving Loans in whole or in part, and reborrowing, all in accordance with the terms and conditions hereof; provided that in no event shall the aggregate principal amount of outstanding Revolving Loans plus the aggregate principal amount of outstanding Swingline Loans plus all LOC Obligations outstanding at any one time outstanding exceed the Revolving Committed Amount. There shall be no Revolving Loans outstanding on the Closing Date.

         (b) Loan Types. The Revolving Loans may from time to time be (i) Eurodollar Loans, (ii) ABR Loans or (iii) a combination thereof, as determined by the Company and notified to the Administrative Agent in accordance with Sections 2.3 and 2.7, provided that no Revolving Loan shall be made as a Eurodollar Loan after the day that is one month prior to the Revolving Credit Termination Date.

                           2.2.     NOTES EVIDENCING REVOLVING LOANS.

         The Revolving Loans made by each Lender shall, at the request of such Lender, be evidenced by a promissory note of the Company, substantially in the form of Exhibit A (as amended, modified, restated, supplemented, extended, renewed or replaced from time to time, a "Note"), with appropriate insertions as to payee, payable to the order of such Lender. Each Lender is hereby authorized to record the date, Type and amount of each Revolving Loan made by such Lender, each continuation thereof, each conversion of all or a portion thereof to another Type, the date and amount of each payment or prepayment of principal thereof and, in the case of Eurodollar Loans, the length of each Interest Period with respect thereto, on a schedule annexed to and constituting a part of its Note and any such recordation shall constitute prima facie evidence of the accuracy of the information so recorded; provided, however, that the failure to make any such recordation or an error in any such recordation shall not affect the liability of the Company hereunder or under any Note. Each Note shall (a) be dated the Closing Date and (b) provide for the payment of principal and interest in accordance with the terms of this Agreement.

                           2.3.     PROCEDURE FOR REVOLVING CREDIT BORROWING.

         The Company may borrow under the Revolving Committed Amount during the Commitment Period on any Business Day (except for the Closing Date), provided that the Company shall give the Administrative Agent irrevocable notice (which notice must be received by the Administrative Agent prior to 11:00 A.M. (New York, New York time) (a) three (3) Business Days prior to the requested Borrowing Date, if all or any part of the requested

Revolving Loan is to be initially Eurodollar Loans or (b) one (1) Business Day prior to the requested Borrowing Date, otherwise), substantially in the form of Exhibit D, specifying (i) the amount to be borrowed, (ii) the requested Borrowing Date, (iii) whether the borrowing is to be of Eurodollar Loans, ABR Loans or a combination thereof, and the respective amounts of each such Type of Loan, (iv) if the borrowing is to be entirely or partly of Eurodollar Loans, the respective lengths of the initial Interest Periods therefor, and (v) remittance instructions. Each borrowing under the Revolving Committed Amount shall be in an amount equal to $5,000,000 or a whole multiple of $1,000,000 in excess thereof (or, with respect to ABR Loans only, if the then available amount under the applicable Revolving Committed Amount is less than $5,000,000, such lesser amount). Upon receipt of any such notice from the Company, the Administrative Agent shall promptly notify each Lender thereof. Each Lender will make the amount of its Pro Rata Share of each borrowing available to the Administrative Agent for the account of the Company at the office of the Administrative Agent specified in Section 9.2 prior to 1:00 P.M. (New York, New York time) on the Borrowing Date in funds immediately available to the Administrative Agent. Such borrowing will then be made available to the Company by the Administrative Agent crediting the account of the Company as set forth on the notice of borrowing with the aggregate of the amounts made available to the Administrative Agent by the Lenders and in like funds as received by the Administrative Agent.

                           2.4.     FEES.

         (a) Commitment Fee. The Company agrees to pay to the Administrative Agent for the account of each Lender a fee (the "Commitment Fee") for the period from and including the first day of the Commitment Period to the Revolving Credit Termination Date, computed at the Applicable Margin for Commitment Fee on the actual daily amount by which the Revolving Committed Amount exceeds the sum of (i) the aggregate principal amount of Revolving Loans (and funded Participation Interests in Swingline Loans) and (ii) the LOC Obligations outstanding. The Commitment Fee shall be due and payable quarterly in arrears on the last Business Day of each March, June, September and December and on the Revolving Credit Termination Date or such earlier date as the Revolving Committed Amount shall terminate as provided herein, commencing on the first of such dates to occur after the Closing Date. For purposes of clarification, in computing the Commitment Fee hereunder (A) LOC Obligations shall be considered usage under the aggregate Revolving Committed Amount and (B) Swingline Loans shall not be considered usage under the aggregate Revolving Committed Amount unless and until other Lenders having a Revolving Commitment purchase Participation Interests in such Swingline Loans pursuant to Section 2.13(b)(iii).

         (b)      Other Fees.

                  (i) The Company shall pay to the Administrative Agent, for its own account, an annual administrative fee and such other fees, if any, referred to in the Fee Letter and at the times specified in the Fee Letter. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever, unless otherwise indicated in the Fee Letter.

                  (ii) The Company shall pay to the Lenders such fees as shall have been separately agreed upon in writing in the amounts and at the times so specified. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever, unless otherwise indicated in such writing.

         (c) Letter of Credit Fees. In consideration of the issuance of Letters of Credit hereunder, the Company promises to pay to the Administrative Agent for the account of each Lender a fee (the "Letter of Credit Fee") on such Lender's Pro Rata Share (relative to the Revolving Committed Amount) of the aggregate face amount of outstanding Letters of Credit, computed at a per annum rate for each day from the date of issuance to the date of expiration equal to the Applicable Margin for Eurodollar Loans that are Revolving Loans. The Letter of Credit Fee will be payable quarterly in arrears on the last Business Day of each March, June, September and December and on the Revolving Credit Termination Date or such earlier date as the Revolving Committed Amount shall terminate, in each case calculated based upon the actual number of days elapsed over a 360-day year. In addition to the Letter of Credit Fee, the Company promises to pay to the Issuing Lender for its own account without sharing by the other Lenders (i) a fronting fee of .125% per annum on the aggregate stated amount of each outstanding Letter of Credit for the stated duration thereof, payable quarterly in arrears on the last Business Day of each March, June, September and December and on the Revolving Credit Termination Date or such earlier date as the Revolving Committed Amount shall terminate, in each case calculated based upon the actual number of days elapsed over a 360-day year and (ii) the customary and reasonable charges from time to time of the Issuing Lender with respect to the amendment, transfer, administration, cancellation and conversion of, and drawings under, such Letters of Credit.

                           2.5. TERMINATION OR REDUCTION OF A REVOLVING COMMITTED AMOUNT.

         The Company shall have the right, upon not less than five Business Days' notice to the Administrative Agent, to terminate the Revolving Committed Amount or, from time to time, to reduce the amount of the Revolving Committed Amount, provided, that the Company complies with any applicable provisions of
Section 2.6(b)(i). Any such reduction of the Revolving Committed Amount shall be in an amount equal to $5,000,000 (or, if the then available amount of such Revolving Committed Amount is less than $5,000,000, such lesser amount) or a whole multiple of $1,000,000 in excess thereof and shall reduce permanently such Revolving Committed Amount then in effect.

                           2.6.     PREPAYMENTS.

         (a) Optional Prepayments. The Company may on the last day of any Interest Period with respect thereto, in the case of Eurodollar Loans, or at any time and from time to time, in the case of ABR Loans, prepay, in whole or in part, either the outstanding Revolving Loans or the outstanding Term Loans, without premium or penalty, upon irrevocable notice to the Administrative Agent (which notice must be received by the Administrative Agent prior to 11:00 A.M. (New York, New York time) (i) three (3) Business Days prior to the prepayment date if all or any part of the Loans to be prepaid consist of Eurodollar Loans and (ii) one (1) Business Day prior to the prepayment date, otherwise), specifying the date and amount of prepayment and whether the prepayment is of Eurodollar Loans, ABR Loans or a combination thereof, and, if of a combination thereof, the amount allocable to each. Upon receipt of any such notice the Administrative Agent shall promptly notify each applicable Lender thereof. If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein, together with any amounts payable pursuant to Section 3.5 and interest on the principal amount prepaid through the date of prepayment. Partial prepayments of Revolving Loans or Term Loans shall be in an aggregate principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof. Subject to the foregoing terms, prepayments of Revolving Loans that are made under this Section 2.6(a) shall be applied as the Company may elect; provided that if the Company fails to specify the application of a voluntary prepayment of Revolving Loans then such prepayment shall be applied first to ABR Loans and then to Eurodollar Loans in direct order of Interest Period maturities. Voluntary prepayments of the Term Loans shall be applied to prepay on a pro rata basis the Term B Loan (pro rata to the remaining amortization payments thereunder) and the Incremental Term Loan (pro rata to the remaining amortization payments thereunder).

         (b)      Mandatory Prepayments.

                  (i) Commitment Limitations. If at any time, (A) the aggregate outstanding amount of Revolving Loans plus Swingline Loans plus LOC Obligations shall exceed the Revolving Committed Amount at such time, (B) the aggregate outstanding amount of Swingline Loans shall exceed the Swingline Committed Amount or (C) the aggregate amount of LOC Obligations shall exceed the LOC Committed Amount, the Company shall immediately make payment on the Revolving Loans, Swingline Loans and/or to a cash collateral account in respect of the LOC Obligations, in an amount sufficient to eliminate the excess (such prepayment to be applied as set forth in clause (vi) below).

                  (ii) Excess Cash Flow. Within 90 days after the end of each fiscal year (commencing with the fiscal year ending December 31, 2003), the Company shall prepay the Loans in an amount equal to (A) 50% (if the Leverage Ratio as of the end of such fiscal year most recently ended for which the Company has delivered a compliance certificate pursuant to Section 5.1(b)(i) hereof is greater than 2.0 to 1.0) or 0% (if the Leverage Ratio as of the end of such fiscal year most recently ended for which the Company has delivered a compliance certificate pursuant to Section 5.1(b)(i) hereof is less than or equal to 2.0 to 1.0) of Excess Cash Flow for such prior fiscal year minus (B) to the extent the amount determined pursuant to clause (A) above is greater than 0, the amount of any voluntary prepayments made during such fiscal year of the Term Loans or (to the extent accompanied by a permanent reduction in the Revolving Committed Amount) the Revolving Loans (such prepayment to be applied as set forth in clause (vi) below).

                  (iii) Asset Dispositions. The Net Cash Proceeds from any Asset Disposition or Involuntary Disposition (including insurance and condemnation proceeds) received at any time by any Credit Party or any Subsidiary of a Credit Party may, within 270 days from the date of receipt, be applied (or caused to be applied) by the Company and its Consolidated Subsidiaries to make Eligible Reinvestments. If and whenever any such Net Cash Proceeds in excess of $15,000,000 in the aggregate from the Closing Date are not reinvested in Eligible Reinvestments prior to the expiration of such 270-day period, the Company shall, on the first Business Day thereafter, apply such excess unreinvested amount as set forth in clause (vi) below.

                  (iv) Debt Issuances. Immediately upon receipt by the Company or any Consolidated Subsidiary of proceeds from any Debt Issuance, the Company shall prepay the Loans in an aggregate amount equal to 100% of the Net Cash Proceeds of such Debt Issuance (such prepayment to be applied as set forth in clause (vi) below).

                  (v) Issuances of Equity. Immediately upon receipt by the Company or any Consolidated Subsidiary of proceeds from any Equity Issuance, the Company shall apply (A) 50% (if the Leverage Ratio as of the end of the fiscal quarter most recently ended for which the Company has delivered a compliance certificate pursuant to Section 5.1(b)(i) hereof is greater than 2.0 to 1.0) or 0% (if the Leverage Ratio as of the end of the fiscal quarter most recently ended for which the Company has delivered a compliance certificate pursuant to Section 5.1(b)(i) hereof is less than or equal to 2.0 to 1.0) of such Equity Issuance as set forth in clause (vi) below.

                  (vi) Application of Mandatory Prepayments. All amounts required to be paid pursuant to this Section 2.6 shall be applied as follows:

                           (A) (1) with respect to all amounts prepaid pursuant to Section 2.6(b)(i)(A) and (B), to Swingline Loans, then to Revolving Loans and (after all Swingline Loans and Revolving Loans have been repaid) to a cash collateral account to cash collateralize outstanding LOC Obligations; and (2) with respect to all amounts prepaid pursuant to Section 2.6(b)(i)(C), to a cash collateral account to cash collateralize outstanding LOC Obligations;

                           (B) with respect to all amounts prepaid pursuant to Section 2.6(b)(iii), pro rata (1) to prepay the Term Loans (pro rata to the Term B Loan (pro rata to the remaining amortization payments thereunder) and the Incremental Term Loan (pro rata to the remaining amortization payments thereunder)) and (2) to reduce the Revolving Committed Amount (and, to the extent outstanding, to prepay the Revolving Loans and (after all Revolving Loans have been repaid) to cash collateralize the LOC Obligations outstanding by a corresponding amount), it being understood that, to the extent that Revolving Loans and/or LOC Obligations are not outstanding, the Company shall be entitled to retain the portion of any prepayment amount applied to reduce the Revolving Committed Amount in an aggregate amount equal to such reduction; and

                           (C) with respect to all amounts prepaid pursuant to Section 2.6(b)(ii), (iv) and (v), (1) until the Term Loans have been paid in full, first to prepay the Term Loans (pro rata to the Term B Loan (pro rata to the remaining amortization payments thereunder) and the Incremental Term Loan (pro rata to the remaining amortization payments thereunder)) and (2) after the Term Loans have been paid in full, to reduce the Revolving Committed Amount (and, to the extent outstanding, to prepay first Swingline Loans and then the Revolving Loans and (after all

                  Swingline Loans and Revolving Loans have been repaid) to cash collateralize LOC Obligations by a corresponding amount), it being understood that, to the extent that Revolving Loans and/or LOC Obligations are not outstanding, the Company shall be entitled to retain the portion of any prepayment amount applied to reduce the Revolving Committed Amount in an aggregate amount equal to such reduction.

         Within the parameters of the applications set forth above, each mandatory prepayment required by this Section 2.6(b) shall be applied (i) with regard to Revolving Loans, first to ABR Loans and then to Eurodollar Loans in direct order of Interest Period maturities and (ii) with regard to Term Loans, pro rata to all outstanding Term Loans. Each such mandatory prepayment shall be subject to Sections 2.6(c) and 3.5 and shall be accompanied by interest on the principal amount prepaid through the date of prepayment.

         (c) Term Loan Refusal Option. Notwithstanding anything to the contrary in this Section 2.6, in the case of each mandatory prepayment described in Section 2.6(b) that is to be allocated to the Term Loans, the Company shall give the Administrative Agent telephonic notice (promptly confirmed in writing) at least five (5) Business Days (to the extent reasonably practicable) prior to the date of such prepayment, requesting that the Administrative Agent prepare and provide to each Lender holding any of the Term Loans a notice (in form and substance reasonably satisfactory to the Administrative Agent) to the effect that such Lender has the right, at its option, so long as there are Swingline Loans or Revolving Loans outstanding, to accept or decline its share of such prepayment, and, under such circumstances, all amounts that would otherwise be used to prepay the Term Loans as set forth above shall instead be used to prepay first Swingline Loans and then Revolving Loans, and setting forth procedures reasonably satisfactory to the Administrative Agent relating to the exercise of such option. The Administrative Agent thereupon shall promptly prepare and deliver such notice to such Lenders. Each such Lender shall be deemed to have elected to accept or decline its share of such prepayment as determined by the Administrative Agent pursuant to the procedures set forth in the notice.

                           2.7.     CONVERSION AND CONTINUATION OPTIONS.

         (a) The Company may elect from time to time to convert Eurodollar Loans to ABR Loans, giving the Administrative Agent at least three (3) Business Days' prior irrevocable notice of such election on behalf of the Company pursuant to a Notice of Continuation/Conversion, substantially in the form of Exhibit F, provided that any such conversion of Eurodollar Loans may only be made on the last day of an Interest Period with respect thereto. The Company may elect from time to time to convert ABR Loans to Eurodollar Loans, giving the Administrative Agent at least three (3) Business Days' prior irrevocable notice of such election on behalf of the Company. Any such notice of conversion to Eurodollar Loans shall specify the length of the initial Interest Period or Interest Periods therefor. Upon receipt of any such notice the Administrative Agent shall promptly notify each applicable Lender thereof. All or any part of outstanding Eurodollar Loans and ABR Loans may be converted as provided herein, provided that (i) no ABR Loan may be converted into a Eurodollar Loan when any Event of Default has occurred and is continuing, and (ii) no ABR Loan may be converted into a Eurodollar Loan after the date that is one month prior to the respective Termination Date.

         (b) Any Eurodollar Loan may be continued as a Eurodollar Loan upon the expiration of the then current Interest Period with respect thereto by the Company giving notice to the Administrative Agent, in accordance with the applicable provisions of the term "Interest Period" set forth in Section 7, of the length of the next Interest Period to be applicable to such Loans, provided that no Eurodollar Loan may be continued as such (i) when any Event of Default has occurred and is continuing or (ii) after the date that is one month prior to the respective Termination Date and provided, further, that if the Company shall fail to give any required notice as described above in this paragraph or if such continuation is not permitted pursuant to the preceding proviso, such Loans shall be automatically converted to ABR Loans.

                           2.8.     MAXIMUM NUMBER OF EURODOLLAR LOANS.

         Notwithstanding anything in this Agreement to the contrary, (a) no more than six (6) Eurodollar Loans shall be outstanding under each of the Revolving Committed Amount, the Term B Loan and the Incremental Term Loan and (b) no more than twelve (12) Eurodollar Loans in the aggregate shall be outstanding hereunder, at any time (it being understood that, for purposes hereof, Eurodollar Loans with different Interest Periods shall be considered as separate Eurodollar Loans, even if they begin on the same date, although borrowings, continuations and conversions may, in accordance with the provisions hereof, be combined at the end of existing Interest Periods to constitute a new Eurodollar Loan with a single Interest Period).

                           2.9.     INTEREST RATES AND PAYMENT DATES.

         (a) Each Eurodollar Loan that is a Revolving Loan shall bear interest for each Interest Period with respect thereto at a rate per annum equal to the Eurodollar Rate determined for such Interest Period plus the Applicable Margin for Eurodollar Loans that are Revolving Loans.

         (b) Each Eurodollar Loan under the Term B Loan shall bear interest for each Interest Period with respect thereto at a rate per annum equal to the Eurodollar Rate determined for such Interest Period plus 3.25%.

         (c) Each ABR Loan that is a Revolving Loan shall bear interest at a rate per annum equal to the ABR plus the Applicable Margin for ABR Loans that are Revolving Loans.

         (d) Each ABR Loan under the Term B Loan shall bear interest at a rate per annum equal to the ABR plus 2.25%.

         (e) If any amount payable by the Company under any Credit Document is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Requirements of Law. Furthermore, upon the request of the Required Lenders, while any Event of Default exists, the Company shall pay interest on the principal amount of all outstanding Obligations hereunder at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Requirements of Law. Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.

         (f) Interest on Revolving Loans and the Term Loans shall be payable in arrears on each Interest Payment Date, provided that interest accruing pursuant to paragraph (e) of this Section 2.9 shall be payable from time to time on demand.

         (g) The principal amount of, and any unpaid interest on, all Loans shall be due and payable in full on the respective Termination Date unless accelerated sooner pursuant to Section 6.1 or unless subject to a mandatory prepayment required by Section 2.6(b).

         (h) The Swingline Loans shall bear interest, and such interest shall be payable, as specified in Section 2.13(c).

         (i) Each Eurodollar Loan under the Incremental Term Loan shall bear interest for each Interest Period with respect thereto at a rate per annum equal to the Eurodollar Rate determined for such Interest Period plus the applicable margin agreed to among the Company and the Lenders making the Incremental Term Loan.

         (j) Each ABR Loan under the Incremental Term Loan shall bear interest at a rate per annum equal to the ABR plus the applicable margin agreed to among the Company and the Lenders making the Incremental Term Loan.

                           2.10.    COMPUTATION OF INTEREST AND FEES.

         (a) Unless otherwise specifically provided herein, the Commitment Fees and interest shall be calculated on the basis of a 360-day year for the actual days elapsed, except with respect to computation of interest on ABR Loans determined by reference to the Prime Rate (as defined in the definition of "ABR"), which shall be calculated based on a year of 365 or 366 days, as appropriate. The Administrative Agent shall as soon as practicable notify the Company and the applicable Lenders of each determination of a Eurodollar Rate. Any change in the interest rate on a Loan resulting from a change in the ABR or the Eurocurrency Reserve Requirements shall become effective as of the opening of business on the day on which such change becomes effective. The Administrative Agent shall as soon as practicable notify the Company and the Lenders of the effective date and the amount of each such change in interest rate.

         (b) Each determination of an interest rate by the Administrative Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Credit Parties and the Lenders in the absence of manifest error. The Administrative Agent shall, at the request of the Company, deliver to the Company a statement showing the calculations of the Administrative Agent in determining the Eurodollar Rate.

                           2.11.    PRO RATA TREATMENT AND PAYMENTS.

         (a) Each borrowing of Revolving Loans or Term Loans by the Company from the Lenders hereunder, each payment by the Company on account of the Commitment Fee and the

Letter of Credit Fee hereunder and any reduction of the Commitments of the Lenders shall be made pro rata according to the respective Pro Rata Shares of the applicable Lenders. Each payment (including each prepayment) by the Company or another Credit Party on account of principal of and interest on the Revolving Loans, the Term Loans or other extensions of credit shall be made pro rata according to the respective amounts of principal and interest then due and owing to the applicable Lenders except to the extent otherwise elected by the Lenders holding the Term Loans pursuant to Section 2.6(c). All payments (including prepayments) to be made by the Company or another Credit Party hereunder, whether on account of principal, interest, fees or otherwise, shall be made without set off or counterclaim and shall be made prior to 11:00 A.M. (New York, New York time) on the due date thereof to the Administrative Agent, for the account of the applicable Lenders (unless such payment is for the Administrative Agent's own account) at the Administrative Agent's office specified in Section 9.2, in immediately available funds. If applicable, the Administrative Agent shall distribute such payments to the applicable Lenders promptly upon receipt in like funds as received. If any payment hereunder (other than payments on Eurodollar Loans) becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day, and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension. If any payment on a Eurodollar Loan becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day unless the result of such extension would be to extend such payment into another calendar month, in which event such payment shall be made on the immediately preceding Business Day.

         (b) Unless the Administrative Agent shall have been notified in writing by any Lender prior to a borrowing that such Lender will not make the amount that would constitute its portion of such borrowing available to the Administrative Agent, the Administrative Agent may assume that such Lender is making such amount available to the Administrative Agent, and the Administrative Agent may, in reliance upon such assumption, make available to the Company a corresponding amount. If the Administrative Agent in such circumstances, makes available to the Company such corresponding amount and such Lender does not make available such ratable portion of such borrowing to the Administrative Agent by the required time on the Borrowing Date therefor, such Lender shall pay to the Administrative Agent, on demand, its portion of such borrowing with interest thereon at a rate equal to the Federal Funds Effective Rate (as defined in the definition of "ABR") for the period until such Lender makes such amount immediately available to the Administrative Agent. A certificate of the Administrative Agent submitted to any Lender with respect to any amounts owing under this subsection shall be conclusive in the absence of manifest error. If such Lender's portion of such borrowing is not made available to the Administrative Agent by such Lender within three Business Days of such Borrowing Date, the Administrative Agent, having made available to the Company a corresponding amount, shall also be entitled to recover such corresponding amount with interest thereon at the rate per annum applicable to ABR Loans, on demand, from the Company. Nothing contained in this Section 2.11(b) shall relieve any Lender which has failed to make available its portion of any borrowing hereunder from its obligation to do so in accordance with the terms hereof.

                           2.12.    TAXES.

         All payments made by a Credit Party under this Agreement shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding net income taxes and franchise taxes (imposed in lieu of net income taxes) imposed on the Administrative Agent or any Lender as a result of a present or former connection between the Administrative Agent or such Lender and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than to the extent any such connection arose from the Administrative Agent or such Lender having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement or any other Credit Document). If any such non-excluded taxes, levies, imposts, duties, charges, fees, deductions or withholdings ("Non-Excluded Taxes") are required to be withheld from any amounts payable to the Administrative Agent or any Lender hereunder or under the Notes, the amounts so payable to the Administrative Agent or such Lender shall be increased to the extent necessary to yield to the Administrative Agent or such Lender (after payment of all Non-Excluded Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement and the other Credit Documents; provided, however, that no Credit Party shall be required to increase any such amounts payable to any Lender that is not organized under the laws of the United States of America or a state thereof if such Lender fails to comply with the requirements of this subsection. Whenever any Non-Excluded Taxes are payable by a Credit Party, as promptly as possible thereafter such Credit Party shall send to the Administrative Agent for its own account or for the account of such Lender, as the case may be, a certified copy of an original official receipt received by such Credit Party showing payment thereof. If a Credit Party fails to pay any Non-Excluded Taxes when due to the appropriate taxing authority or fails to remit to the Administrative Agent the required receipts or other required documentary evidence, such Credit Party shall indemnify the Administrative Agent and the Lenders for any incremental taxes, interest or penalties that may become payable by the Administrative Agent or any Lender as a result of any such failure. The agreements in this subsection shall survive the termination of this Agreement and the other Credit Documents and all amounts payable hereunder or thereunder.

                           2.13.    SWINGLINE LOAN SUBFACILITY.

         (a) Swingline Commitment. Subject to the terms and conditions hereof and in reliance upon the representations and warranties set forth herein, the Swingline Lender, in its individual capacity, agrees to make certain revolving credit loans requested by the Company to the Company in Dollars (each a "Swingline Loan" and, collectively, the "Swingline Loans") from time to time during the Commitment Period for the purposes hereinafter set forth; provided, however, (i) the aggregate principal amount of Swingline Loans outstanding at any time shall not exceed TEN MILLION DOLLARS ($10,000,000) (the "Swingline Committed Amount"), and (ii) the aggregate principal amount of outstanding Revolving Loans plus outstanding Swingline Loans plus all outstanding LOC Obligations shall not exceed the Revolving Committed Amount. Swingline Loans hereunder shall be made as ABR Loans in accordance with the provisions of this
Section 2.13, and may be repaid and reborrowed in accordance with the provisions hereof. No Swingline Loans shall be made on the Closing Date.

         (b)      Swingline Loan Advances.

                  (i) Notices; Disbursement. Whenever the Company desires a Swingline Loan advance hereunder it shall give written notice (or telephonic notice promptly confirmed in writing) to the Swingline Lender not later than 1:00 P.M. (New York, New York time) on the Business Day of the requested Swingline Loan advance. Each such notice shall be irrevocable and shall specify (A) that a Swingline Loan advance is requested, (B) the date of the requested Swingline Loan advance (which shall be a Business Day) and (C) the principal amount of the Swingline Loan advance requested. Each Swingline Loan shall be made as an ABR Loan and shall have, subject to clause (iii) below, such maturity date as the Swingline Lender and the Company shall agree upon receipt by the Swingline Lender of any such notice from the Company. The Swingline Lender shall initiate the transfer of funds representing the Swingline Loan advance to the Company by 3:00 P.M. (New York, New York time) on the Business Day of the requested borrowing.

                  (ii) Minimum Amounts. Each Swingline Loan advance shall be in a minimum principal amount of $1,000,000 and in integral multiples of $500,000 in excess thereof (or the remaining amount of the Swingline Committed Amount, if less).

                  (iii) Repayment of Swingline Loans. The principal amount of all Swingline Loans shall be due and payable on the earlier of (A) the maturity date agreed to by the Swingline Lender and the Company with respect to such Loan (which maturity date shall not be a date more than five (5) Business Days from the date of the earliest advance thereof) and (B) the Revolving Credit Termination Date. The Swingline Lender may, at any time, in its sole discretion, by written notice to the Company and the Lenders, demand repayment of its Swingline Loans advanced in accordance with the terms hereof by way of a Revolving Loan advance on the Business Day following the date of such notice, in which case the Company shall be deemed to have requested a Revolving Loan advance comprised solely of ABR Loans in the amount of such Swingline Loans; provided, however, that any such demand shall be deemed to have been given one (1) Business Day prior to the Revolving Credit Termination Date and on the date of the occurrence of any Event of Default described in Section 6.1(f) or Section 6.1(g) and upon acceleration of the indebtedness hereunder and the exercise of remedies in accordance with the provisions of Section 6.1. Each Lender hereby irrevocably agrees to make its Pro Rata Share of each such Revolving Loan in the amount, in the manner and on the date specified in the preceding sentence notwithstanding (I) the amount of such borrowing may not comply with the minimum amount for advances of Revolving Loans otherwise required hereunder, (II) whether any conditions specified in
         Section 4.2 are then satisfied, (III) whether a Default or an Event of Default then exists, (IV) failure of any such request or deemed request for a Revolving Loan to be made by the time otherwise required hereunder, (V) whether the date of such borrowing is a date on which Revolving Loans are otherwise permitted to be made hereunder or (VI) any termination of the Commitments relating thereto immediately prior to or contemporaneously with such borrowing. In the event that any Revolving Loan cannot for any reason be made on the date otherwise required above (including, without limitation, as a result of the commencement of a proceeding under Debtor Relief Laws with respect to the Company), then each Lender hereby agrees that it shall forthwith purchase (as of the date such borrowing would otherwise have occurred, but adjusted for any payments received from the Company on or after such date and prior to such purchase) from the Swingline Lender such Participation Interest in the outstanding Swingline Loans as shall be necessary to cause each such Lender to share in such Swingline Loans ratably based upon its respective Pro Rata Share (determined before giving effect to any termination of the Commitments pursuant to Section 2.5), provided that (A) all interest payable on the Swingline Loans shall be for the account of the Swingline Lender until the date as of which the respective Participation Interest is purchased and (B) at the time any purchase of Participation Interests pursuant to this sentence is actually made, the purchasing Lender shall be required to pay to the Swingline Lender, to the extent not paid to the Swingline Lender by the Company in accordance with the terms of subsection (c)(ii) below, interest on the principal amount of Participation Interests purchased for each day from and including the day upon which such purchase of Participation Interests would otherwise have occurred to but excluding the date of actual payment for the purchase of such Participation Interests, at the rate equal to the Federal Funds Effective Rate (as defined in the definition of "ABR").

         (c)      Interest on Swingline Loans.

                  (i) Subject to the provisions of Section 2.9(e), each Swingline Loan shall bear interest at a per annum rate (computed on the basis of the actual number of days elapsed over a year of 365/366 days) equal to the ABR plus the Applicable Margin for ABR Loans that are Revolving Loans.

                  (ii) Payment of Interest. Interest on Swingline Loans shall be payable in arrears on each applicable Interest Payment Date (or at such other times as may be specified herein), unless accelerated sooner pursuant to Section 6.1.

         (d) Note Evidencing Swingline Loans. The Swingline Loans shall be evidenced, at the Swingline Lender's request, by a duly executed Note of the Company in the form of Exhibit A to the Swingline Lender.

                           2.14.    LETTER OF CREDIT SUBFACILITY.

         (a) Issuance. Subject to the terms and conditions hereof and of the LOC Documents, if any, and any other terms and conditions which the Issuing Lender may reasonably require, during the Commitment Period the Issuing Lender shall issue, and the Lenders shall participate in, Letters of Credit for the account of the Company from time to time upon request in a form acceptable to the Issuing Lender; provided, however, that (i) the aggregate amount of outstanding LOC Obligations shall not at any time exceed ONE HUNDRED MILLION DOLLARS ($100,000,000) (the "LOC Committed Amount"), (ii) the sum of the aggregate amount of outstanding Revolving Loans plus Swingline Loans plus LOC Obligations shall not at any time exceed the aggregate Revolving Committed Amount then in effect, (iii) all Letters of Credit shall be denominated in Dollars, and (iv) Letters of Credit shall be issued for a purpose described in
Section 1.6 and may be issued as standby letters of credit or trade letters of credit. Except as otherwise expressly agreed upon by all the Lenders, no Letter of Credit shall have an original expiry date more than twelve (12) months from the date of issuance; provided, however, so long as no Default or Event of Default has occurred and is continuing and subject to the other terms and conditions to the issuance of Letters of Credit hereunder, the expiry dates of Letters of Credit may be extended annually or periodically from time to time on the request of the Company or by operation of the terms of the applicable Letter of Credit to a date not more than twelve (12) months from the date of extension; provided, further, that no Letter of Credit, as originally issued or as extended, shall have an expiry date extending beyond the fifth day prior to the Revolving Credit Termination Date. Each Letter of Credit shall comply with the related LOC Documents. The issuance and expiry date of each Letter of Credit shall be a Business Day.

         (b) Request for Issuance, Notices and Reports. The request for the issuance of a Letter of Credit shall be submitted by the Company to the Administrative Agent (with a copy to the Issuing Lender) at least five (5) Business Days prior to the requested date of issuance. Promptly after receipt of any application for any Letter of Credit, the Administrative Agent will (i) confirm with the Issuing Lender (by telephone or in writing) that the Issuing Lender has received a copy of such application for such Letter of Credit from the Company and, if not, the Administrative Agent will provide the Issuing Lender with a copy thereof and (ii) provide confirmation to the Issuing Lender that the requested issuance or amendment is permitted in accordance with the terms hereof (such confirmation shall be provided to the Issuing Lender no later than the next Business Day following the Administrative Agent's receipt of a copy of such application for a Letter of Credit). Following such confirmation from the Administrative Agent, subject to the terms and conditions hereof, the Issuing Lender shall, on or before the requested date, issue a Letter of Credit for the account of the Company or enter into the applicable amendment, as the case may be, in each case in accordance with the Issuing Lender's usual and customary business practices. Immediately upon the issuance of each Letter of Credit, each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Issuing Lender a risk participation in such Letter of Credit in an amount equal to the Lender's Pro Rata Share of such Letter of Credit. Promptly after its delivery of any Letter of Credit or any amendment to any Letter of Credit to the beneficiary thereof, the Issuing Lender will also deliver to the Company and to the Administrative Agent a true and complete copy of such Letter of Credit or amendment. The Issuing Lender will, at least quarterly and more frequently upon request, disseminate to the Administrative Agent and each of the Lenders a detailed report specifying the Letters of Credit which are then issued and outstanding and any activity with respect thereto which may have occurred since the date of the prior report, and including therein, among other things, the beneficiary, the face amount and the expiry date, as well as any payment or expirations which may have occurred.

         (c) Participation. Each Lender, upon issuance of a Letter of Credit, shall be deemed to have purchased without recourse a Participation Interest from the Issuing Lender in such Letter of Credit and the obligations arising thereunder and any collateral relating thereto, in each case in an amount equal to its Pro Rata Share of the obligations under such Letter of Credit and shall absolutely, unconditionally and irrevocably assume and be obligated to pay to the Issuing Lender and discharge when due, its Pro Rata Share of the obligations arising under such Letter of Credit in accordance with
Section 2.14(d) below. Without limiting the scope and nature of each Lender's Participation Interest in any Letter of Credit, to the extent that the Issuing Lender has not been reimbursed as required hereunder or under any such Letter of Credit, each such Lender shall pay to the Issuing Lender its Pro Rata Share of such unreimbursed drawing in same day funds on the day of notification by the Issuing Lender of an unreimbursed drawing pursuant to the provisions of subsection (d) below. The obligation of each Lender to so reimburse the Issuing Lender shall be absolute and unconditional and shall not be affected by the occurrence of a Default, an Event of Default or any other occurrence or event. Any such reimbursement shall not relieve or otherwise impair the obligation of the Company to reimburse the Issuing Lender under any Letter of Credit, together with interest as hereinafter provided.

         (d) Reimbursement. In the event of any drawing under any Letter of Credit, the Issuing Lender will promptly notify the Administrative Agent and the Company. Unless the Company shall immediately notify the Administrative Agent and the Issuing Lender that the Company intends to otherwise reimburse the Issuing Lender through the Administrative Agent for such drawing, the Company shall be deemed to have requested that the Lenders make Revolving Loans totaling the amount of the drawing as provided in subsection (e) below on the related Letter of Credit, the proceeds of which will be used to satisfy the related reimbursement obligations. The Company promises to reimburse the Issuing Lender on the Business Day of any drawing under any Letter of Credit (either with the proceeds of a Revolving Loan obtained hereunder or otherwise) in same day funds. If the Company shall fail to reimburse the Issuing Lender as provided hereinabove, the unreimbursed amount of such drawing shall bear interest at a per annum rate equal to the ABR plus the Applicable Margin for ABR Loans that are Revolving Loans plus 2%. The Company's reimbursement obligations hereunder shall be absolute and unconditional under all circumstances irrespective of any rights of setoff, counterclaim or defense to payment the Company may claim or have against the Issuing Lender, the Administrative Agent, the Lenders, the beneficiary of the Letter of Credit drawn upon or any other Person, including without limitation any defense based on any failure of the Company or any of its Consolidated Subsidiaries to receive consideration or the legality, validity, regularity or unenforceability of the Letter of Credit. The Issuing Lender will promptly notify the Administrative Agent of the amount of any unreimbursed drawing and the Administrative Agent shall promptly notify the Lenders of such amount of any unreimbursed drawing. Each Lender shall promptly pay to the Administrative Agent for the account of the Issuing Lender in immediately available funds, the amount of such Lender's Pro Rata Share of such unreimbursed drawing. Such payment shall be made on the day such notice is received by such Lender from the Administrative Agent if such notice is received at or before 2:00 P.M. (New York, New York time); otherwise such payment shall be made at or before 12:00 Noon (New York, New York time) on the Business Day next succeeding the day such notice is received. If such Lender does not pay such amount to the Administrative Agent for the account of the Issuing Lender in full upon such request, such Lender shall, on demand, pay to the Administrative Agent for the account of the Issuing Lender interest on the unpaid amount during the period from the date of such drawing until such Lender pays such amount to the Administrative Agent for the account of the Issuing Lender in full at a rate per annum equal to, if paid within two (2) Business Days of the date that such Lender is required to make payments of such amount pursuant to the preceding sentence, the Federal Funds Effective Rate (as defined in the definition of "ABR") and thereafter at a rate equal to the ABR. Each Lender's obligation to make such payment to the Administrative Agent for the benefit of the Issuing Lender, and the right of the Issuing Lender to receive the same, shall be absolute and unconditional, shall not be affected by any circumstance whatsoever and without regard to the termination of this Agreement or the Commitments hereunder, the existence of a Default or Event of Default or the acceleration of the obligations of the Company hereunder and shall be made without any offset, abatement, withholding or reduction whatsoever. Simultaneously with the making of each such payment by a Lender to the Issuing Lender (through the

Administrative Agent), such Lender shall, automatically and without any further action on the part of the Issuing Lender or such Lender, acquire a Participation Interest in an amount equal to such payment (excluding the portion of such payment constituting interest owing to the Issuing Lender) in the related unreimbursed drawing portion of the LOC Obligation and in the interest thereon and in the related LOC Documents, and shall have a claim against the Company with respect thereto.

         (e) Repayment with proceeds of Revolving Loans. On any day on which the Company shall have requested, or been deemed to have requested, a Revolving Loan advance to reimburse a drawing under a Letter of Credit, the Administrative Agent shall give notice to the Lenders that a Revolving Loan has been requested or deemed requested by the Company to be made in connection with a drawing under a Letter of Credit, in which case a Revolving Loan advance, comprised of ABR Loans (or Eurodollar Loans to the extent the Company has complied with the procedures of Section 2.3 with respect thereto), shall be immediately made to the Company by all Lenders, as applicable (notwithstanding any termination of the Commitments pursuant to Section 6.1), pro rata based on their respective Pro Rata Shares (determined before giving effect to any termination of the Commitments pursuant to Section 6.1) and the proceeds thereof shall be paid directly to the Issuing Lender for application to the respective LOC Obligations. Each such Lender hereby irrevocably agrees to make its Pro Rata Share of each such Revolving Loan immediately upon any such request or deemed request in the amount, in the manner and on the date specified in the preceding sentence notwithstanding (i) the amount of such borrowing may not comply with the minimum amount for advances of Revolving Loans otherwise required hereunder,
(ii) whether any conditions specified in Section 4.2 are then satisfied, (iii) whether a Default or an Event of Default then exists, (iv) failure for any such request or deemed request for Revolving Loans to be made by the time otherwise required hereunder, (v) whether the date of such borrowing is a date on which Revolving Loans are otherwise permitted to be made hereunder or (vi) any termination of the Commitments relating thereto immediately prior to or contemporaneously with such borrowing. In the event that any Revolving Loan cannot for any reason be made on the date otherwise required above (including, without limitation, as a result of the commencement of a proceeding under Debtor Relief Laws with respect to the Company or any of its Consolidated Subsidiaries), then each such Lender hereby agrees that it shall forthwith purchase (as of the date such borrowing would otherwise have occurred, but adjusted for any payments received from the Company on or after such date and prior to such purchase) from the Issuing Lender such Participation Interests in the outstanding LOC Obligations as shall be necessary to cause each such Lender to share in such LOC Obligations ratably (based upon the respective Pro Rata Shares of such Lenders (determined before giving effect to any termination of the Commitments pursuant to Section 6.1)), provided that at the time any purchase of Participation Interests pursuant to this sentence is actually made, the purchasing Lender shall be required to pay to the Issuing Lender, to the extent not paid to the Issuing Lender by the Company in accordance with the terms of subsection (d) above, interest on the principal amount of Participation Interests purchased for each day from and including the day upon which such borrowing would otherwise have occurred but excluding the date of payment for such Participation Interests, at the rate equal to, if paid within two (2) Business Days of the date of the Revolving Loan advance, the Federal Funds Effective Rate (as defined in the definition of "ABR"), and thereafter at a rate equal to the ABR.

         (f) Designation of Consolidated Subsidiaries as Account Parties. Notwithstanding anything to the contrary set forth in this Agreement, including without limitation Section 2.14(a), a

Letter of Credit issued hereunder may contain a statement to the effect that such Letter of Credit is issued for the account of a Consolidated Subsidiary of the Company, provided that notwithstanding such statement, the Company shall be the actual account party for all purposes of this Agreement for such Letter of Credit and such statement shall not affect the Company's reimbursement obligations hereunder with respect to such Letter of Credit.

         (g) Renewal, Extension. The renewal or extension of any Letter of Credit shall, for purposes hereof, be treated in all respects the same as the issuance of a new Letter of Credit hereunder.

         (h) Applicability of ISP98 and UCP. Unless otherwise expressly agreed by the Issuing Lender and the Company when a Letter of Credit is issued,
(i) the rules of the "International Standby Practices 1998" published by the Institute of International Banking Law & Practice (or such later version thereof as may be in effect at the time of issuance) shall apply to each standby Letter of Credit, and (ii) The Uniform Customs and Practice for Documentary Credits, as most recently published by the International Chamber of Commerce ("ICC") at the time of issuance (including the ICC decision published by the Commission on Banking Technique and Practice on April 6, 1998 regarding the European single currency (euro)) shall apply to each commercial Letter of Credit.

         (i)      Indemnification; Nature of Issuing Lender's Duties.

                  (i)      In addition to its other obligations under this
         Section 2.14, the Company hereby agrees to pay, and protect, indemnify and save each Lender (including the Issuing Lender) harmless from and against, any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable attorneys' fees and expenses) that such Lender may incur or be subject to as a consequence, direct or indirect, of (A) the issuance of any Letter of Credit or (B) the failure of such Lender or the Issuing Lender to honor a drawing under a Letter of Credit as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or Governmental Authority that impacts, directly or indirectly, any such Letter of Credit (all such acts or omissions, herein called "Government Acts").

                  (ii) As between the Company and the Lenders (including the Issuing Lender), the Company shall assume all risks of the acts, omissions or misuse of any Letter of Credit by the beneficiary thereof. No Lender (including the Issuing Lender) shall be responsible: (A) for the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for and issuance of any Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (B) for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, that may prove to be invalid or ineffective for any reason; (C) for errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher; (D) for any loss or delay in the transmission or otherwise of any document required in order to make a drawing under a Letter of Credit or of the proceeds thereof; and (E) for any consequences arising from causes beyond the control of such Lender, including, without limitation, any Government Acts. None of the above shall affect, impair, or prevent the vesting of the Issuing Lender's rights or powers hereunder.

                  (iii) In furtherance and extension and not in limitation of the specific provisions hereinabove set forth, any action taken or omitted by any Lender (including the Issuing Lender), under or in connection with any Letter of Credit or the related certificates, if taken or omitted in good faith, shall not put such Lender under any resulting liability to the Company. It is the intention of the parties that this Agreement shall be construed and applied to protect and indemnify each Lender (including the Issuing Lender) against any and all risks involved in the issuance of the Letters of Credit, all of which risks are hereby assumed by the Company (on behalf of itself and each of its Consolidated Subsidiaries), including, without limitation, any and all Government Acts. No Lender (including the Issuing Lender) shall, in any way, be liable for any failure by such Lender or anyone else to pay any drawing under any Letter of Credit as a result of any Government Acts or any other cause beyond the control of such Lender.

                  (iv) Nothing in this subsection (i) is intended to limit the reimbursement obligations of the Company contained in subsection
         (d) above. The obligations of the Company under this subsection (i) shall survive the termination of this Agreement. No act or omission of any current or prior beneficiary of a Letter of Credit shall in any way affect or impair the rights of the Lenders (including the Issuing Lender) to enforce any right, power or benefit under this Agreement.

                  (v) Notwithstanding anything to the contrary contained in this subsection (i), the Company shall have no obligation to indemnify any Lender (including the Issuing Lender) in respect of any liability incurred by such Lender (A) to the extent such liability arose out of the gross negligence or willful misconduct of such Lender, as determined by a court of competent jurisdiction, or (B) caused by such Lender's failure to pay under any Letter of Credit after presentation to it of a request strictly complying with the terms and conditions of such Letter of Credit, as determined by a court of competent jurisdiction, unless such payment is prohibited by any law, regulation, court order or decree.

         (j) Responsibility of Issuing Lender. It is expressly understood and agreed that the obligations of the Issuing Lender hereunder to the Lenders are only those expressly set forth in this Agreement and that the Issuing Lender shall be entitled to assume that the conditions precedent set forth in Section
4.2 have been satisfied unless it shall have acquired actual knowledge that any such condition precedent has not been satisfied; provided, however, that nothing set forth in this Section 2.14 shall be deemed to prejudice the right of any Lender to recover from the Issuing Lender any amounts made available by such Lender to the Issuing Lender pursuant to this Section 2.14 in the event that it is finally determined by a court of competent jurisdiction that the payment with respect to a Letter of Credit constituted gross negligence, bad faith or willful misconduct on the part of the Issuing Lender.

         (k) Conflict with LOC Documents. In the event of any conflict between this Agreement and any LOC Document (including any letter of credit application), this Agreement shall control.

                           2.15.    TERM B LOAN.

         (a) Term B Loan Commitment. Subject to the terms and conditions hereof and in reliance upon the representations and warranties set forth herein each Lender severally agrees to make available to the Company on the Closing Date such Lenders' Pro Rata Share of a term loan in the aggregate principal amount of TWO HUNDRED MILLION DOLLARS ($200,000,000) (the "Term B Loan"). The Term B Loan may consist of ABR Loans or Eurodollar Loans, or a combination thereof, as the Company may request. Amounts borrowed under the Term B Loan that are repaid or prepaid may not be reborrowed.

         (b) Borrowing Procedures. The Term B Loan must be drawn in a single drawing on the Closing Date and shall be subject to the following procedures: The Company shall submit an appropriate notice of borrowing, substantially in the form of Exhibit E, to the Administrative Agent not later than 11:00 A.M. (New York, New York time) on the Closing Date with respect to that portion of the Term B Loan initially consisting of an ABR Loan, or on (or before) the third Business Day prior to the Closing Date with respect to that portion of the Term B Loan initially consisting of one or more Eurodollar Loans (provided that, in regard to Eurodollar Loans, if the Company submits a notice of borrowing prior to the Closing Date, such notice of borrowing shall be accompanied by a funding indemnity letter in form and substance satisfactory to the Administrative Agent), which notice of borrowing shall be irrevocable and shall specify (i) that the funding of the Term B Loan is requested, (ii) whether the funding of the Term B Loan shall be comprised of ABR Loans, Eurodollar Loans or a combination thereof, (iii) if Eurodollar Loans are requested, the Interest Period(s) therefor, and (iv) remittance instructions. If the Company shall fail to deliver such notice of borrowing to the Administrative Agent by 11:00 A.M. (New York, New York time) on the third Business Day prior to the Closing Date then the full amount of the Term B Loan shall be disbursed on the Closing Date as an ABR Loan. Each Lender shall make its Pro Rata Share of the Term B Loan available to the Administrative Agent for the account of the Company at the office of the Administrative Agent specified in Section 9.2, or at such other office as the Administrative Agent may designate in writing, by 1:00 P.M. (New York, New York time) on the Closing Date in funds immediately available to the Administrative Agent. The Term B Loan will then be made available to the Company by the Administrative Agent crediting the account of the Company as set forth on the notice of borrowing with the aggregate of the amounts made available to the Administrative Agent by the Lenders and in like funds as received by the Administrative Agent.

         (c) Minimum Amounts. Each Eurodollar Loan or ABR Loan that is part of the Term B Loan shall be in an aggregate principal amount that is not less than $5,000,000 and in an integral multiple of $1,000,000 (or, in the case of an ABR Loan only, the then remaining principal balance of that portion of the Term B Loan available, if less).

         (d) Repayment of Term B Loan. The principal amount of the Term B Loan shall be repaid on each of the Principal Amortization Payment Dates set forth below with a quarterly payment on each such date equal to the amount set forth below corresponding to the relevant Principal Amortization Payment Date, unless accelerated sooner pursuant to Section 6.1:

---------------------------------------------------------
Principal Amortization              Term B Loan
    Payment Dates              Amortization Payment
March 31, 2003                    $    500,000
---------------------------------------------------------
June 30, 2003                     $    500,000
---------------------------------------------------------
September 30, 2003                $    500,000
---------------------------------------------------------
December 31, 2003                 $    500,000
---------------------------------------------------------
March 31, 2004                    $    500,000
---------------------------------------------------------
June 30, 2004                     $    500,000
---------------------------------------------------------
September 30, 2004                $    500,000
---------------------------------------------------------
December 31, 2004                 $    500,000
---------------------------------------------------------
March 31, 2005                    $    500,000
---------------------------------------------------------
June 30, 2005                     $    500,000
---------------------------------------------------------
September 30, 2005                $    500,000
---------------------------------------------------------
December 31, 2005                 $    500,000
---------------------------------------------------------
March 31, 2006                    $    500,000
---------------------------------------------------------
June 30, 2006                     $    500,000
---------------------------------------------------------
September 30, 2006                $    500,000
---------------------------------------------------------
December 31, 2006                 $    500,000
---------------------------------------------------------
March 31, 2007                    $    500,000
---------------------------------------------------------
May 15, 2007                      $191,500,000
---------------------------------------------------------

         (e) Interest. The Term B Loan shall bear interest, and such interest shall be payable, as specified in Section 2.9.

         (f) Notes Evidencing Term B Loan. The portion of the Term B Loan made by a Lender shall be, at the request of such Lender, evidenced by a duly executed Note in the form of Exhibit A of the Company to such Lender.

                           2.16.    INCREMENTAL TERM LOAN.

         (a) Incremental Term Loan. At any time prior to the Incremental Term Loan Availability Expiration Date, subject to the requirements of this
Section 2.16 and the other terms and conditions of this Agreement and in reliance upon the representations and warranties of the Company set forth herein, the Company may propose to incur an Incremental Term Loan in accordance with clause (b) of this Section 2.16 in an aggregate amount of at least FIFTY MILLION DOLLARS ($50,000,000) and of no more than ONE HUNDRED FIFTY MILLION DOLLARS ($150,000,000) (the "Incremental Term Loan"). The Incremental Term Loan shall have terms identical to the Term B Loan; provided that (i) fees payable to lenders for their Incremental Term Loan commitments and (ii) interest payable on the Incremental Term Loan will, in each case, be as determined at the time such commitments becomes effective. The Incremental Term Loan may only be incurred
(x) so long as no Default or Event of Default exists at the time of funding or would result therefrom (on a Pro Forma Basis or otherwise) and (y) so long as at the time of funding the Company can demonstrate that the Secured Leverage Ratio is less than or equal to 2.0 to 1.0 on a Pro Forma Basis. Amounts borrowed under the Incremental Term Loan that are repaid or prepaid may not be reborrowed.

         (b) Procedure for Requesting Incremental Term Loan. If the Company desires to incur the Incremental Term Loan, the Company may request any one or more Lenders, selected by the Company in its sole discretion, to fund all or any portion of the Incremental Term Loan up to a stated maximum aggregate principal amount and at proposed interest rates and fees for the Incremental Term Loan set forth in such request (provided that such terms shall be in accordance with this Section 2.16 and provided further that the Company shall, concurrently with such request, notify the Administrative Agent, and the Administrative Agent shall thereafter notify all Lenders, of such request). Any Lender requested by the Company to do so may (but is not obligated to) fund all or any portion of the Incremental Term Loan. If Lenders (including Lenders not initially selected by the Company) are not willing to provide all of the Incremental Term Loan requested on the proposed terms, with the written consent of the Administrative Agent (such consent not to be unreasonably withheld), the Company may request one or more Persons meeting the requirements of the definition of "Eligible Assignee" (each a "Prospective Lender"), by execution of an Incremental Term Loan Acceptance substantially in the form of Exhibit I hereunder, to become a Lender hereunder and to fund all or any portion of the Incremental Term Loan. If one or more Lenders or Prospective Lenders agree to provide the Incremental Term Loan, the Company shall give written notice to the Administrative Agent specifying the aggregate amount of the Incremental Term Loan to be made, the amount of the Incremental Term Loan to be made by each Lender or Prospective Lender, based on such Lender's Pro Rata Share, the proposed funding date of the Incremental Term Loan (the "Incremental Term Loan Funding Date") and the interest rates and fees payable with respect to the Incremental Term Loan. The Company and the Administrative Agent shall agree in writing on all conditions (in addition to those specified in Section 4.2 and Section 4.3) to the making of such Incremental Term Loan. Upon the making of the Incremental Term Loan,
Section 2.16(d) shall be deemed amended to provide for the amount and date of the scheduled payments of principal thereon and Section 2.9 shall be deemed amended to specify the interest rate or rates applicable to the Incremental Term Loan. The Company shall pay to Administrative Agent (for distribution to each Lender making the Incremental Term Loan) the fees payable for the Incremental Term Loan. Notwithstanding anything to the contrary contained herein, in the event that the Incremental Term Loan Yield received by any Lender with respect to such Lender's Pro Rata Share of the Incremental Term Loan, exceeds the Term B Yield received by any Lender with respect to such Lender's Pro Rata Share of the Term B Loan by an amount in excess of 0.25% (the amount of such excess, the "Differential Yield Amount"), the Company shall, in conjunction with the funding of the Incremental Term Loan, (i) increase the margin for Eurodollar Loans with respect to the Term B Loan and the margin for ABR Loans with respect to the Term B Loan (in each case as set forth in Section 2.9) (it being understood that any such increase of the margin with respect to the Term B Loan shall remain in effect for the term of this Agreement, subject to any additional increase pursuant to this provision), and/or (ii) pay upfront fees to the Lenders (based on each Lender's Pro Rata Share of the Term B Loan), in an aggregate amount equal to the Differential Yield Amount (taking into account the remaining term to final maturity of the Term B Loan); provided that in any event, the Company shall use commercially reasonable efforts to assure that the increase pursuant to clauses (i) and (ii) above shall be allocated across such clauses on a substantially similar basis to the allocation of the Incremental

Term Loan Yield across the Incremental Term Loan Excess Yield and the margin with respect to the Incremental Term Loan.

         The Incremental Term Loan must be drawn in a single drawing on the Incremental Term Loan Funding Date. The Company shall submit an appropriate notice of borrowing, substantially in the form of Exhibit D, to the Administrative Agent not later than 11:00 A.M. (New York, New York time) on the Incremental Term Loan Funding Date with respect to that portion of the Incremental Term Loan initially consisting of an ABR Loan, or on (or before) the third Business Day prior to the Incremental Term Loan Funding Date with respect to that portion of the Incremental Term Loan initially consisting of one or more Eurodollar Loans, which notice of borrowing shall be irrevocable and shall specify (i) that the funding of the Incremental Term Loan is requested, (ii) the aggregate amount of the Incremental Term Loan to be funded, (iii) whether the funding of the Incremental Term Loan shall be comprised of ABR Loans, Eurodollar Loans or a combination thereof, (iv) if Eurodollar Loans are requested, the Interest Period(s) therefor and (v) remittance instructions. If the Company shall fail to indicate whether the Incremental Term Loan is to be initially funded as Eurodollar Rate Loans or ABR Loans by 11:00 A.M. (New York, New York time) on the third Business Day prior to the Incremental Term Loan Funding Date, then the full amount of the Incremental Term Loan shall be disbursed on the Incremental Term Loan Funding Date as an ABR Loan. Each Lender shall make its Pro Rata Share of the Incremental Term Loan available to the Administrative Agent for the account of the Company at the office of the Administrative Agent specified in Section 9.2, or at such other office as the Administrative Agent may designate in writing, by 1:00 P.M. (New York, New York time) on the Closing Date in funds immediately available to the Administrative Agent. The Incremental Term Loan will then be made available to the Company by the Administrative Agent crediting the account of the Company as set forth on the notice of borrowing with the aggregate of the amounts made available to the Administrative Agent by the Lenders and in like funds as received by the Administrative Agent.

         (c) Minimum Amounts. Each Eurodollar Loan or ABR Loan that is part of the Incremental Term Loan shall be in an aggregate principal amount that is not less than $5,000,000 and in an integral multiple of $1,000,000 (or, in the case of an ABR Loan only, the then remaining principal balance of that portion of the Incremental Term Loan available, if less).

         (d) Repayment of Incremental Term Loan. The principal amount of the Incremental Term Loan shall be repaid on the amortization schedule agreed to among the Company and the Lenders making the Incremental Term Loan, unless accelerated sooner pursuant to Section 6.1.

         (e) Interest. The Incremental Term Loan shall bear interest, and such interest shall be payable, as specified in Section 2.9.

         (f) Notes Evidencing Incremental Term Loan. The portion of the Incremental Term Loan made by a Lender shall be, at the request of such Lender, evidenced by a duly executed Note in the form of Exhibit A of the Company to such Lender.

         SECTION 3. CHANGE IN CIRCUMSTANCES AFFECTING LOANS.

                           3.1.     BASIS FOR DETERMINING INTEREST RATE
                                    INADEQUATE OR UNFAIR.

         If before the beginning of any Interest Period applicable to a Eurodollar Loan:

                           (i) by reason of circumstances affecting the interbank eurodollar market generally, deposits in Dollars are not being offered by the Administrative Agent in the interbank eurodollar market for such Interest Period;

                           (ii) the Required Lenders shall determine that the Eurodollar Rate determined or to be determined for such Interest Period will not adequately and fairly reflect the cost to such Lenders of maintaining or funding, for such Interest Period, their Eurodollar Loans to which such Interest Period applies; or

                           (iii) the Administrative Agent is unable to determine the London Interbank Offered Rate;

the Administrative Agent (upon receipt of notice from the Required Lenders in the case of clause (ii) above) shall forthwith give notice thereof to the Company whereupon until the Administrative Agent notifies the Company that the circumstances giving rise to such suspension no longer exist (A) the obligations of the Lenders to make the affected Eurodollar Loans shall be suspended and (B) the Company shall repay in full the then outstanding principal amount of each affected Eurodollar Loan received by it, together with accrued interest thereon, on the last day of the then current Interest Period applicable to such Loan or convert the then outstanding principal amount of each Eurodollar Loan on the last day of the then current Interest Period applicable to such Loan to an ABR Loan.

                           3.2.     ILLEGALITY.

         If, after the date of this Agreement, the introduction of, or any change in, any applicable law, rule or regulation or in the interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof or compliance by any Lender with any request or directive (whether or not having the force of law) of any such Governmental Authority shall make it unlawful or impossible for any Lender to make, maintain or fund its Eurodollar Loans, such Lender forthwith shall so notify the Company. Upon receipt of such notice, the Company shall prepay in full the then outstanding principal amount of each Eurodollar Loan of such Lender received by it, together with accrued interest thereon, or convert the then outstanding principal amount of each such Eurodollar Loan to an ABR Loan, in either case, on either (a) the last day of the then current Interest Period applicable to such Eurodollar Loan if such Lender may lawfully continue to maintain and fund such Loan to such day or (b) immediately if such Lender may not lawfully continue to fund and maintain such Loan to such day.

                           3.3.     INCREASED COST.

         (a) If, after the date of this Agreement, the introduction of, or any change in, any applicable law, rule or regulation or in the interpretation or administration thereof by any

Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof or compliance by any Lender with any request or directive of any such Governmental Authority, central bank or comparable agency (whether or not having the force of law):

                  (i) shall subject any Lender to any tax, duty or other charge with respect to any Loan made by it or any Letter of Credit, or its obligation to make or issue any of the foregoing, or shall change the basis of taxation of payments to such Lender of the principal of or interest on any Loan made by it or any Letter of Credit, or its obligation to make or issue any of the foregoing (except for changes in the rate of tax on the overall net income of such Lender imposed by the jurisdiction, at any level, in which the principal executive office of such Lender is located); or

                  (ii) shall impose, modify or deem applicable any reserve (including, without limitation, any reserve imposed by the Board of Governors of the Federal Reserve System), special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender or shall impose on any Lender or the interbank eurodollar market any other condition affecting its Eurodollar Loans or its other Loans;

and the result of any of the foregoing is to increase the cost to such Lender of making or maintaining its Loans or issuing or participating in Letters of Credit, or to reduce the amount of any sum received or receivable by such Lender under this Agreement or any other Credit Document by any amount deemed by such Lender to be material, then, within fifteen (15) days after receipt of written demand from such Lender, the Company agrees to pay to such Lender such additional amount or amounts as will compensate such Lender for such increased cost or reduction. A certificate of such Lender setting forth in reasonable detail the basis for determining such additional amount or amounts necessary to compensate such Lender shall be conclusive in the absence of manifest error.

                  (b) If any Lender shall have determined that the introduction of any applicable law, rule, regulation or guideline regarding capital adequacy, or any change therein or any change in the interpretation or administration thereof by any Governmental Authority or compliance by such Lender or any corporation controlling such Lender with any request, guideline or directive regarding capital adequacy (whether or not having the force of law) of any such Governmental Authority, central bank or comparable agency, affects or would affect the amount of capital required or expected to be maintained by such Lender or any corporation controlling such Lender and such Lender (taking into consideration such Lender's or such corporation's policies with respect to capital adequacy and such Lender's desired return on capital) determines that the amount of such capital is increased as a consequence of such Lender's obligations under this Agreement, then, upon demand of such Lender, the Company shall immediately pay to such Lender, from time to time as specified by such Lender, additional amounts sufficient to compensate such
          Lender for such increase, to the extent related to the Loans made to the Company. A certificate of such Lender setting forth in reasonable detail the basis for determining any such additional amounts payable pursuant to the preceding sentence shall be submitted by such Lender through the Administrative Agent to the Company and shall be conclusive in the absence of manifest error.

                           3.4.     EFFECT ON OBLIGATION TO CONVERT.

         If notice has been given pursuant to Section 3.1 or 3.2 hereof requiring the Eurodollar Loans of any Lender to be prepaid or converted, then, unless and until such Lender notifies the Company that the circumstances giving rise to such prepayment or conversion no longer apply, the obligation of such Lender to make or convert to Eurodollar Loans shall be suspended.

                           3.5.     FUNDING LOSSES.

         The Company shall pay to each Lender, upon written request, such amount or amounts as shall compensate such Lender for any loss or expense incurred by such Lender (including, without limitation, any loss or expense incurred by reason of the liquidation or redeployment of deposits or other funds acquired by such Lender to fund or maintain its Eurodollar Loans made to the Company) as a result of (i) any payment or prepayment or conversion of a Eurodollar Loan on a date other than a date which is the last day of an Interest Period for such Eurodollar Loan or any payment in respect of increased costs to such Lender, whether pursuant to Section 2.6(a), Section 3.2, Section 3.3 or Section 6.1 hereof or otherwise or (ii) any failure by the Company to borrow or prepay a Eurodollar Loan or to convert an ABR Loan into a Eurodollar Loan on the date scheduled for such borrowing, prepayment or conversion. Each Lender shall furnish the Company with a reasonably detailed statement explaining the amount of any such loss or expense, which statement shall be conclusive absent manifest error.

         SECTION 3A. GUARANTY.

                           3A.1.    GUARANTY OF PAYMENT.

         Subject to Section 3A.7 below, each of the Guarantors hereby, jointly and severally, unconditionally guarantees to (a) each Lender, (b) each Affiliate of a Lender that enters into a Hedging Agreement and (c) the Administrative Agent the prompt payment of the Obligations in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration or otherwise). This guaranty is a guaranty of payment and not merely of collection and is a continuing guaranty and shall apply to all Obligations whenever arising.

                           3A.2.    OBLIGATIONS UNCONDITIONAL.

         The obligations of the Guarantors hereunder are absolute and unconditional, irrespective of the value, genuineness, validity, regularity or enforceability of the Credit Documents or the Hedging Agreements, or any other agreement or instrument referred to herein, to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever which might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor. Each Guarantor agrees that this guaranty may be enforced by the Lenders without the necessity at any time of resorting to or exhausting any security or collateral and without the necessity at any time of having recourse to the Notes, the Agreement or any other Credit Documents or any collateral, if any, hereafter securing the Obligations or otherwise and each Guarantor hereby waives the right to require the Lenders to proceed against the Company or any other Person (including a co-guarantor) or to require the Lenders to pursue any other remedy or enforce any other right. Each Guarantor further agrees that it shall have no right of subrogation, indemnity, reimbursement or contribution against the Company or any other guarantor of the Obligations for amounts paid under this guaranty until such time as the Lenders (and any Affiliates of Lenders entering into Hedging Agreements) have been paid in full, all Commitments under this Agreement have been terminated and no Person or Governmental Authority shall have any right to request any return or reimbursement of funds from the Lenders in connection with monies received under this Agreement. Each Guarantor further agrees that nothing contained herein shall prevent the Lenders from suing on the Notes, this Agreement or any other Credit Document or any of the Hedging Agreements or foreclosing its security interest in or Lien on any collateral securing the Obligations or from exercising any other rights available to it under this Agreement, the other Credit Documents, or any other instrument of security, if any, and the exercise of any of the aforesaid rights and the completion of any foreclosure proceedings shall not constitute a discharge of any of a Guarantor's obligations hereunder; it being the purpose and intent of each Guarantor that its obligations hereunder shall be absolute, independent and unconditional under any and all circumstances. Neither a Guarantor's obligations under this guaranty nor any remedy for the enforcement thereof shall be impaired, modified, changed or released in any manner whatsoever by an impairment, modification, change, release or limitation of the liability of the Company or by reason of the bankruptcy or insolvency of the Company. Each Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Obligations and notice of or proof of reliance by the Administrative Agent or any Lender upon this guaranty or acceptance of this guaranty. The Obligations, and any of them, shall conclusively be deemed to have been created, contracted, incurred, renewed, extended, amended or waived, in reliance upon this guaranty. All dealings between the Company and any of the Guarantors, on the one hand, and the Administrative Agent and the Lenders, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon this guaranty.

                           3A.3.    MODIFICATIONS.

         Each Guarantor agrees that (a) all or any part of the security which hereafter may be held for the Obligations may be exchanged, compromised or surrendered from time to time; (b) the Lenders shall not have any obligation to protect, perfect, secure or insure any such security interests, liens or encumbrances which hereafter may be held for the Obligations or the properties subject thereto; (c) the time or place of payment of the Obligations may be changed or extended, in whole or in part, to a time certain or otherwise, and may be renewed or accelerated, in whole or in part; (d) the Company and any other party liable for payment under this Agreement may be granted indulgences generally; (e) any of the provisions of the Notes, this Agreement or any other Credit Document may be modified, amended or waived; (f) any party (including any co-guarantor) liable for the payment thereof may be granted indulgences or be released; and (g) any deposit balance for the credit of the Company or any other party liable for the payment of the Obligations or liable upon any security therefor may be released, in whole or in part, at, before or after the stated, extended or accelerated maturity of the Obligations, all without notice to or further assent by such Guarantor, which shall remain bound thereon, notwithstanding any such exchange, compromise, surrender, extension, renewal, acceleration, modification, indulgence or release.

                           3A.4.    WAIVER OF RIGHTS.

         Each Guarantor expressly waives to the fullest extent permitted by applicable law: (a) notice of acceptance of this guaranty by the Lenders and of all extensions of credit to the Company by the Lenders; (b) presentment and demand for payment or performance of any of the Obligations; (c) protest and notice of dishonor or of default (except as specifically required in this Agreement) with respect to the Obligations or with respect to any security therefor; (d) notice of the Lenders obtaining, amending, substituting for, releasing, waiving or modifying any security interest, lien or encumbrance, if any, hereafter securing the Obligations, or the Lenders subordinating, compromising, discharging or releasing such security interests, liens or encumbrances; (e) all other notices to which such Guarantor might otherwise be entitled in connection with the guaranty evidenced by this Section 3A; and (f) demand for payment under this guaranty.

                           3A.5.    REINSTATEMENT.

         The obligations of the Guarantors under this Section 3A shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of any Person in respect of the Obligations is rescinded or must be otherwise restored by any holder of any of the Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, and each Guarantor agrees that it will indemnify the Administrative Agent and each Lender on demand for all reasonable, documented costs and expenses (including, without limitation, reasonable, documented fees of counsel) incurred by the Administrative Agent or such Lender in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law.

                           3A.6.    REMEDIES.

         Each Guarantor agrees that, as between the Guarantors, on the one hand, and the Administrative Agent and the Lenders, on the other hand, the Obligations may be declared to be forthwith due and payable as provided in Section 6.1 (and shall be deemed to have become automatically due and payable in the circumstances provided in Section 6.1) notwithstanding any stay, injunction or other prohibition preventing such declaration (or preventing such Obligations from becoming automatically due and payable) as against any other Person and that, in the event of such declaration (or such Obligations being deemed to have become automatically due and payable), such Obligations (whether or not due and payable by any other Person) shall forthwith become due and payable by the Guarantors. The Guarantors acknowledge and agree that the Lenders may exercise their rights and remedies thereunder in accordance with the terms thereof.

                           3A.7.    LIMITATION OF GUARANTY.

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
         Notwithstanding any provision to the contrary contained herein, to the extent the obligations of any Guarantor shall be adjudicated to be invalid or unenforceable for any reason (including, without limitation, because of any applicable state or federal law relating to fraudulent conveyances or transfers) then the obligations of such Guarantor hereunder shall be limited to the maximum amount that is permissible under applicable law (whether federal or state and including, without limitation, Debtor Relief Laws).

                           3A.8.    RIGHTS OF CONTRIBUTION.

         The Guarantors agree among themselves that, in connection with payments made hereunder, each Guarantor shall have contribution rights against the other Guarantors as permitted under applicable law. Such contribution rights shall be subordinate and subject in right of payment to the obligations of the Guarantors under the Credit Documents and no Guarantor shall exercise such rights of contribution until all Obligations have been paid in full and the Commitments terminated.

         SECTION 4. CONDITIONS PRECEDENT.

                           4.1.     EFFECTIVENESS OF THIS AGREEMENT.

         The effectiveness of this Agreement is subject to the satisfaction of the following conditions precedent on the Closing Date:

                           (a) Credit Documents, Organization Documents, Etc. The Administrative Agent's receipt of the following, each of which shall be originals or facsimiles (followed promptly by originals) unless otherwise specified, each properly executed by a Responsible Officer of the signing Credit Party, each dated the Closing Date (or, in the case of certificates of governmental officials, a recent date before the Closing Date) and each in form and substance satisfactory to the Administrative Agent and its legal counsel:

                           (i) executed counterparts of this Agreement, the Security Agreement, the Mortgages and the other Credit Documents;

                           (ii) a Note executed by the Company in favor of each Lender requesting a Note;

                           (iii) copies of (a) with respect to any Credit Party that is a corporation, the certificate or articles of incorporation and the bylaws; (b) with respect to any Credit Party that is a limited liability company, the certificate or articles of formation or organization and operating agreement; and (c) with respect to any Credit Party that is a partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity, certified by a secretary or assistant secretary of such Credit Party to be true and correct as of the Closing Date;

                           (iv) such certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of each Credit Party as the Administrative Agent may require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Agreement and the other Credit Documents to which such Credit Party is a party; and

                           (v) such documents and certifications as the Administrative Agent may reasonably require to evidence that each Credit Party is duly organized or formed, and is validly existing, in good standing and qualified to engage in business in (A) the jurisdiction of its incorporation or organization and (B) each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.

                  (b) Opinions of Counsel. The Administrative Agent shall have received, in each case dated as of the Closing Date, addressed to the Administrative Agent, the Collateral Agent and the Lenders and in form and substance reasonably satisfactory to the Administrative
         Agent:

                           (i) a legal opinion of Israel J. Floyd, general counsel for Company;

                           (ii) a legal opinion of Ballard Spahr Andrews & Ingersoll, LLP, acting as special counsel to each of the Credit Parties; and

                           (iii) a legal opinion of special local counsel for the Credit Parties for each state in which any Mortgaged Property is located.

                 (c) Personal Property Collateral. The Administrative Agent shall have received:

                           (i) searches of Uniform Commercial Code filings in the jurisdiction of the chief executive office of each Credit Party and each jurisdiction where any Collateral is located or where a filing would need to be made in order to perfect the Collateral Agent's security interest in the Collateral, copies of the financing statements on file in such jurisdictions and evidence that no Liens exist other than Permitted Liens;

                           (ii)     UCC financing statements for each
                  appropriate jurisdiction as is necessary, in the Administrative Agent's sole discretion, to perfect the Collateral Agent's security interest in the Collateral;

                           (iii) duly executed notices of grant of security interest in the form required by the Security Agreement as are necessary, in the Administrative

                  Agent's sole discretion, to perfect the Collateral Agent's security interest in the Collateral;

                           (iv) all instruments and chattel paper in the possession of any of the Credit Parties, together with allonges or assignments as may be necessary or appropriate to perfect the Collateral Agent's security interest in the Collateral;

                           (v) duly executed consents as are necessary, in the Administrative Agent's sole discretion, to perfect the Collateral Agent's security interest in the Collateral; and

                           (vi) in the case of any personal property Collateral located at a premises leased by a Credit Party, such estoppel letters, consents and waivers from the landlords on such real property as may be required by the Administrative Agent.

                  (d) Real Property Collateral. The Administrative Agent shall have received, in form and substance reasonably satisfactory to the Administrative Agent:

                           (i) fully executed and notarized mortgages, deeds of trust or deeds to secure debt (each, as the same may be amended, modified, restated or supplemented from time to time, a "Mortgage" and collectively the "Mortgages") encumbering the fee interest and/or leasehold interest of any Credit Party in each of the Real Properties designated as a Mortgaged Property (in consultation with the Administrative Agent) in Schedule 1.21(a) (each a "Mortgaged Property" and collectively the "Mortgaged Properties") together with such UCC-1 financing statements as are necessary with respect to each such Mortgaged Property;

                           (ii) in the case of each real property leasehold interest of any Credit Party constituting Mortgaged
                  Property, (a) such estoppel letters, consents and waivers from the landlords on such real property as may be required by the Administrative Agent, which estoppel letters shall be in the form and substance reasonably satisfactory to the Administrative Agent and (b) evidence that the applicable lease, a memorandum of lease with respect thereto, or other evidence of such lease in form and substance reasonably satisfactory to the Administrative Agent, has been or will be recorded in all places to the extent necessary or desirable, in the reasonable judgment of the Administrative Agent, so as to enable the Mortgage encumbering such leasehold interest to effectively create a valid and enforceable first priority lien (subject to Permitted Liens) on such leasehold interest in favor of the Collateral Agent (or such other Person as may be required or desired under local law) for the benefit of Lenders and any other secured parties identified in such Mortgage;

                           (iii) searches with respect to the title of the Real Properties covered by the Mortgages conducted by the title insurance company issuing the policies referred to in
                  Section 4.1(d)(iv) (the "Title Insurance Company") in a manner reasonably satisfactory to the Administrative Agent, dated a date reasonably satisfactory to the Administrative Agent;

                           (iv) ALTA mortgagee title insurance policies issued by Commonwealth Land Title Insurance Company and Lawyers Title Insurance Company (the "Mortgage Policies") with respect to each Mortgaged Property designated as a material Mortgaged Property on Schedule 1.21(a), assuring the Collateral Agent that the Mortgage on each such material Mortgaged Property creates a valid and enforceable first priority mortgage lien on the applicable Mortgaged Property, free and clear of all defects and encumbrances except for Permitted Liens, which Mortgage Policies shall otherwise be in form and substance reasonably satisfactory to the Administrative Agent, and shall include such endorsements and coverage as are reasonably requested by the Administrative Agent and shall contain such reinsurance as the Administrative Agent may require; without limiting the foregoing, such Mortgage Policies shall be in such amounts as the Administrative Agent may reasonably require (but in no event shall the aggregate amount of such Mortgage Policies be less than $325,000,000); and

                           (v) evidence as to (A) whether any Mortgaged Property is in an area designated by the Federal Emergency Management Agency as having special flood or mud slide hazards (a "Flood Hazard Property") and (B) if any Mortgaged Property is a Flood Hazard Property, (1) whether the community in which such Mortgaged Property is located is participating in the National Flood Insurance Program, (2) the applicable Credit Party's written acknowledgment of receipt of written notification from the Collateral Agent
                  (a) as to the fact that such Mortgaged Property is a Flood Hazard Property and (b) as to whether the community in which each such Flood Hazard Property is located is participating in the National Flood Insurance Program and (3) copies of insurance policies or certificates of insurance of the Consolidated Parties evidencing flood insurance satisfactory to the Administrative Agent and naming the Collateral Agent as sole loss payee on behalf of the Lenders.

                  (e) Evidence of Insurance. Receipt by the Administrative Agent of copies of insurance policies or certificates of insurance of the Credit Parties evidencing liability and casualty insurance meeting the requirements set forth in the Credit Documents, including, but not limited to, naming the Collateral Agent as additional insured (in the case of liability insurance) or loss payee (in the case of hazard insurance) on behalf of the Lenders.

                  (f) Officer's Certificates. The Administrative Agent shall have received a certificate or certificates executed by a Responsible Officer of the Company as of the Closing Date, in form and substance satisfactory to the Administrative Agent, stating that (A) the conditions specified in Sections 4.1 and 4.2 have been satisfied,
         (B) each Credit Party is in compliance with all existing material financial obligations, (C) all governmental, shareholder and third party consents and approvals, if any, with respect to the Credit Documents and the transactions contemplated thereby have been obtained (and attaching copies thereof), (D) no action, suit, investigation or proceeding is pending or threatened in any court or before any arbitrator or governmental instrumentality that purports to affect any Credit Party or any transaction contemplated by the Credit Documents, if such action, suit, investigation or proceeding could have a Material Adverse Effect, and (E) immediately after giving effect to the transactions contemplated herein, (1) no Default or Event of Default exists, (2) all representations and warranties contained herein and in the other Credit Documents are true and correct in all material respects and (3) on the basis of income statement items and capital expenditures for the 12-month period ending on the last day of the most recently ended fiscal quarter prior to the Closing Date and balance sheet items as of the Closing Date after giving effect to the transactions contemplated hereunder, the Credit Parties would be in pro forma compliance with each of the financial covenants set forth in Section 5.2(d) as of the first date provided for the measurement of each of such financial covenants in accordance with the terms thereof.

                  (g) Fees and Expenses. Any fees and expenses required to be paid under the Credit Documents on or before the Closing Date shall have been paid.

                  (h) Termination of Existing Credit Agreement. The Administrative Agent shall have received evidence to its satisfaction that the Existing Credit Agreement shall have been (or will be upon the initial borrowings and issuance of Letters of Credit hereunder on the Closing Date and the application of the proceeds thereof) terminated and the obligations of the Company and its Subsidiaries thereunder shall have been (or will upon such borrowing and application of proceeds) paid in full and fully satisfied.

                  (i) Escrow Account. The Company shall have established an escrow account for the purposes of holding $125,000,000 of the proceeds of the Term Loan made on the Closing Date, which will be used solely to repay the $125,000,000 in principal amount of 6.625% Senior Notes maturing on June 1, 2003, pursuant to the Escrow Agreement and other documentation satisfactory in all respects to the Administrative Agent.

                  (j) Other. Receipt by the Lenders of such other documents, instruments, agreements or information as reasonably requested by any Lender, including, but not limited to, information regarding litigation, tax, accounting, labor, insurance, pension liabilities (actual or contingent), real estate leases, material contracts, debt agreements, property ownership and contingent liabilities of the Company and its Subsidiaries.

                           4.2.     CONDITIONS TO ALL BORROWINGS.

         In the case of all borrowings or issuances or extensions of Letters of Credit hereunder (including, without limitation, the initial borrowing, the borrowing of the Incremental Term Loan and the initial Letters of Credit), the obligation of each Lender (including the Swingline Lender) to make, or participate in, each Loan, and of the Issuing Lender to issue or extend, and the obligation of the Lenders to participate in, a Letter of Credit, is subject to the satisfaction of the following conditions:

                  (i) with respect to the first such borrowing or Letter of Credit, satisfaction of each of the conditions precedent set forth in
         Section 4.1;

                  (ii) on and as of the Borrowing Date of such Loan or Letter of Credit no Default or Event of Default shall have occurred and be continuing or would exist after giving effect to the making of such Loan or the issuance or extension of such Letter of Credit;

                  (iii) on and as of the Borrowing Date of such Loan or Letter of Credit the representations and warranties of each Credit Party contained in Section 1 hereof and in each other Credit Document shall be true and correct in all material respects (except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date, and except that for purposes of this Section 4.2, the representations and warranties contained in Section 1.2(a) and (b) shall be deemed to refer to the most recent statements furnished pursuant to Section 5.1(a));

                  (iv) receipt by the Administrative Agent of any applicable notice(s) from the Company required by Section 2 hereof.

         Each borrowing by the Company hereunder or request for the issuance or extension of a Letter of Credit by the Company hereunder shall constitute a representation and warranty by the Company to the Administrative Agent and the Lenders to the effect that the representations and warranties of the Company and the other Credit Parties contained in Section 1 hereof and in each other Credit Document are true and correct in all material respects on and as of the Borrowing Date of the applicable Loan or Letter of Credit (except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date, and except that for purposes of this Section 4.2, the representations and warranties contained in Section 1.2(a) and (b) shall be deemed to refer to the most recent statements furnished pursuant to Section 5.1(a)) and that, on and as of such Borrowing Date, no Default or Event of Default has occurred and is continuing or would exist after giving effect to the making of such Loan or the issuance or extension of such Letter of Credit.

                           4.3.     CONDITIONS TO INCREMENTAL TERM LOAN.

         The obligations of the Lenders providing the Incremental Term Loan to make the Incremental Term Loan shall be, in addition to the conditions precedent specified in Section 4.2, subject to prior or concurrent satisfaction of each condition agreed to by the Company, all Lenders providing the Incremental Term Loan and the Administrative Agent in writing prior to the Incremental Term Loan Funding Date. Such additional conditions precedent shall include:

         (a) increasing the coverage under the Mortgage Policies (by endorsement or otherwise) with respect to each material Mortgaged Property by an aggregate amount sufficient to secure, on a collective basis, the Lenders' Incremental Term Loan Commitments; and

         (b) such certificates of resolutions or other action as the Administrative Agent may require evidencing the Company's ability to borrow the Incremental Term Loan.

         SECTION 5. COVENANTS.

                           5.1.     AFFIRMATIVE COVENANTS.

         So long as this Agreement, any of the Notes, any LOC Obligations or any other Credit Document shall remain in effect or any of the principal of or interest on any of the Loans or any other amount payable by a Credit Party to the Administrative Agent or any of the Lenders pursuant to this Agreement, any of the Notes, any LOC Obligations or any other Credit Document shall remain unpaid, unless compliance shall have been waived in writing by the Required Lenders, each Credit Party covenants and agrees that:

         (a)      FINANCIAL STATEMENTS.

         The Company will deliver to the Administrative Agent, which will deliver to each Lender:

                  (i) on or before the day that is ninety (90) days after the end of each of the Company's fiscal years (or such later date as the Company actually files with the SEC its Form 10-K for such fiscal year, but in any event not to exceed one hundred five (105) days after the end of such fiscal year), the audited consolidated statement of financial position of the Company and its Consolidated Subsidiaries as of the end of such year, and the related audited consolidated statements of income, stockholders' equity and cash flows for the year then ended, including notes thereto, all in reasonable detail and prepared in accordance with GAAP and accompanied by a report of independent public accountants of recognized standing satisfactory to the Administrative Agent as to such statements, which certificate will contain no material exceptions or qualifications except such as are acceptable to the Required Lenders; and

                  (ii) on or before the day that is forty-five (45) days after the end of each of the first three (3) quarters of each of the Company's fiscal years (or such later date as the Company actually files with the SEC its Form 10-Q for such fiscal quarter, but in any event not to exceed fifty (50) days after the end of such fiscal quarter), the consolidated statement of financial position of the Company and its Consolidated Subsidiaries as at the end of such quarters, and the related consolidated statements of income and cash flows for such quarters and the portion of the fiscal year then ended.

         (b)      CERTIFICATES; OTHER INFORMATION.

         The Company will deliver to the Administrative Agent, which will deliver to each Lender:

                  (i) simultaneously with the delivery of each set of financial statements referred to in Section 5.1(a), a certificate of a Responsible Officer of the Company (1) stating that in the course of the performance of his duties he would normally obtain knowledge of any condition or event which constitutes, or which after notice or lapse of time or both would constitute, an Event of Default specified in Section 6.1, (2) stating whether or not he has obtained knowledge of any such condition or event and, if so, specifying each such condition or event of which he has knowledge and the nature and period of existence thereof and the action the Company is taking and proposes to take with respect thereto and (3) setting forth the calculations required to establish compliance with Section 5.2(d);

                  (ii) within 90 days after the end of each fiscal year of the Company, a certificate containing information regarding (i) the calculation of Excess Cash Flow and (ii) the amount of all Asset Dispositions, Debt Issuances and Equity Issuances that occurred during the prior fiscal year;

                  (iii) simultaneously with the delivery of the financial statements referred to in Section 5.1(a)(i), a certificate of its independent certified public accountants certifying such financial statements and stating that in making the examination necessary therefor no knowledge was obtained of any Default with respect to the financial covenants contained in Section 5.2(d) or, if any such Default shall exist, stating the nature and status of such event;

                  (iv) on or prior to the first Business Day of each fiscal year of the Company, beginning with the fiscal year ending December 31, 2004, an annual business plan and budget of the Consolidated Parties containing, among other things, pro forma financial statements for the next fiscal year;

                  (v) promptly upon receipt thereof, copies of any detailed audit reports, management letters or written recommendations submitted to the board of directors (or the audit committee of the board of directors) of the Company by independent accountants in connection with the accounts or books of the Company or any Subsidiary, or any audit of any of them;

                  (vi) promptly after the same are available, (i) copies of each annual report, proxy or financial statement or other report or communication sent to the stockholders of the Company, and copies of all annual, regular, periodic and special reports and registration statements which the Company may file or be required to file with the SEC under Section 13 or 15(d) of the Securities Exchange Act of 1934 or to a holder of any Indebtedness owed by any Consolidated Party in its capacity as such a holder and not otherwise required to be delivered to the Administrative Agent pursuant hereto and (ii) upon the reasonable written request of the Administrative Agent, following the occurrence of any event or the discovery of any condition which the Administrative Agent or the Required Lenders reasonably believe has caused (or could be reasonably expected to cause) the representations and warranties set forth in Section 1.14 to be untrue in any material respect, all reports and written information to and from the United States Environmental Protection Agency, or any state or local agency responsible for environmental matters, the United States Occupational Health and Safety Administration, or any state or local agency responsible for health and safety matters, or any successor agencies or authorities concerning environmental, health or safety matters;

                  (vii) promptly, such additional information regarding the business, financial or corporate affairs of the Company or any Subsidiary, or compliance with the terms of the Credit Documents, as the Administrative Agent or any Lender may from time to time reasonably request.

         (c)      Notices and Information.

                  The Company shall

                  (i) promptly notify the Administrative Agent and each Lender of the occurrence of any Default;

                  (ii) promptly notify the Administrative Agent, which will notify each Lender, of any matter that has resulted or could reasonably be expected to result in a Material Adverse Effect, including (i) breach or non-performance of, or any default under, a Contractual Obligation of the Company or any Subsidiary; (ii) any dispute, litigation, investigation, proceeding or suspension between the Company or any Subsidiary and any Governmental Authority; or (iii) the commencement of, or any material development in, any litigation or proceeding affecting the Company or any Subsidiary, including pursuant to any applicable Environmental Laws.

                  (iii) Promptly notify the Administrative Agent, which will notify each Lender, of the occurrence of any of the following: (a) any material Reportable Event with respect to a Pension Plan; (b) a withdrawal by the Company or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under
         Section 4062(e) of ERISA; (c) a complete or partial withdrawal by the Company or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Sections 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) an event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; or (f) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under
         Section 4007 of ERISA, upon the Company or any ERISA Affiliate.

                  (iv) Promptly notify the Administrative Agent, which will notify each Lender, of any material discretionary change in accounting policies or financial reporting practices by the Company or any Subsidiary.

                  (v) Upon the reasonable written request of the Administrative Agent following the occurrence of any event or the discovery of any condition which the Administrative Agent or the Required Lenders reasonably believe has caused (or could be reasonably expected to cause) the representations and warranties set forth in
         Section 1.14 to be untrue in any material respect, the Credit Parties will furnish or cause to be furnished to the Administrative Agent, at the Credit Parties' expense, a report of an environmental assessment of reasonable scope, form and depth, (including, where appropriate, invasive soil or groundwater sampling) by a consultant reasonably acceptable to the Administrative Agent as to the nature and extent of the presence of any Hazardous Materials on any Real Properties and as to the compliance by any Consolidated Party with Environmental Laws at such Real Properties. If the Credit Parties fail to deliver such an environmental report within ninety (90) days after receipt of such written request then the Administrative Agent may arrange for same, and the Consolidated Parties hereby grant to the Administrative Agent and its representatives access to the Real Properties to reasonably undertake such an assessment (including, where appropriate, invasive soil or groundwater sampling). The reasonable cost of any assessment arranged for by the Administrative Agent pursuant to this provision will be payable by the Credit Parties on demand and added to the obligations secured by the Collateral Documents.

                  (vi) At the time of delivery of the financial statements and reports provided for in Section 5.1(a), deliver to the Administrative Agent a report signed by an Responsible Officer of the Company setting forth (i) a list of registration numbers for all patents, trademarks, service marks, trade names and copyrights awarded to any Credit Party since the last day of the immediately preceding fiscal year and (ii) a list of all patent applications, trademark applications, service mark applications, trade name applications and copyright applications submitted by any Credit Party since the last day of the immediately preceding fiscal year and the status of each such application, all in such form as shall be reasonably satisfactory to the Administrative Agent.

         Each notice pursuant to this Section 5.1(c)(i)-(v) shall be accompanied by a statement of a Responsible Officer of the Company setting forth details of the occurrence referred to therein and stating what action the Company has taken and proposes to take with respect thereto.

         (d)      PAYMENT OF OBLIGATIONS.

         It will, and will cause each of its Subsidiaries to, pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all its material obligations of whatever nature, including (i) all material tax liabilities, assessments and governmental charges or levies upon it or its properties or assets; (ii) all lawful material claims which, if unpaid, would by law become a Lien upon its property; and (iii) all material Indebtedness, as and when due and payable, but subject to any subordination provisions contained in any instrument or agreement evidencing such Indebtedness, in each case, unless the same are being contested in good faith by appropriate proceedings diligently conducted and adequate reserves in accordance with GAAP are being maintained by the Company or such Subsidiary.

         (e)      CONDUCT OF BUSINESS AND MAINTENANCE OF EXISTENCE.

         It will, and will cause each of its Subsidiaries to, (i) continue to engage in business of the same general type as now conducted by it and preserve, renew and keep in full force and effect its corporate existence (except in connection with mergers, consolidations or dissolutions permitted under Section 5.2(b)) and take all reasonable action to maintain all rights, privileges and franchises necessary in the normal conduct of its business and (ii) comply with all Contractual Obligations and Requirements of Law except to the extent that failure to comply therewith could not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect.

         (f)      MAINTENANCE OF PROPERTY; INSURANCE.

                  (i) The Company will, and will cause each of its Subsidiaries to, (A) keep all property useful and necessary in its business in good working order and condition, except where the failure to keep such property in good working order could not reasonably be expected to have a Material Adverse Effect, (B) make all necessary repairs thereto and renewals and replacements thereof and (C) use the standard of care typical in the industry in the operation and maintenance of its facilities, to the extent such standard of care is reasonably determinable and taking into account any specific circumstances.

                  (ii) The Company will, and will cause each of its Subsidiaries to, maintain with financially sound and reputable insurance companies insurance on all its property in at least such amount and against at least such risks as are usually insured against in the same general area by companies engaged in the same or a similar business (to the extent such standards are reasonably determinable and taking into account any specific circumstances, it being understood that the Company may maintain self-insurance to a similar extent as is commonly maintained by companies engaged in the same or a similar business). The Collateral Agent shall be named as loss payee or mortgagee, as its interest may appear, and/or additional insured with respect to any such insurance providing coverage in respect of any Collateral, and the Company will, and will cause each of its Subsidiaries to, (i) ensure that each provider of any such insurance shall agree, by endorsement upon the policy or policies issued by it or by independent instruments furnished to the Collateral Agent, that it will give the Collateral Agent thirty (30) days prior written notice before any such policy or policies shall be altered in any material respect or canceled, and (ii) use commercially reasonable efforts to ensure that each provider of any such insurance shall agree, by endorsement upon the policy or policies issued by it or by independent instruments furnished to the Collateral Agent, that it will give the Collateral Agent at least thirty (30) days prior written notice before any such policy or policies shall be materially altered, and, if the provider does not so agree, the Company or such Subsidiary agrees that it shall give such notice to the Collateral Agent.

                  (iii) In the event that any Credit Party or any of its Subsidiaries receives Net Cash Proceeds on account of any loss of, damage to or destruction of, or any condemnation or other taking for public use of, any Property of the Credit Parties or their Subsidiaries (with respect to any such Person, an "Involuntary Disposition"), the Credit Parties shall apply (or cause to be applied) such Net Cash Proceeds in accordance with the terms of Section 2.6(b)(iii). All insurance proceeds with respect to the Collateral shall be subject to the security interest of the Collateral Agent (for the ratable benefit of the Secured Parties referred to in applicable Collateral Documents) under the Collateral Documents. Pending final application of any such Net Cash Proceeds, the Credit Parties may apply such Net Cash Proceeds to temporarily reduce the Revolving Loans or to make Permitted Investments.

         (g)      COMPLIANCE WITH LAWS.

         Comply with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its business or property, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted; or (b) the failure to comply therewith could not reasonably be expected to have a Material Adverse Effect.

         (h)      BOOKS AND RECORDS.

         It will, and will cause each of its Subsidiaries to, keep proper books and records of accounts in which full, true and correct entries in conformity with generally accepted accounting principles in effect with respect to such Person (meaning GAAP for the Company and its Domestic Subsidiaries) and all Requirements of Law shall be made of all dealings and transactions in relation to its business and activities.

         (i)      EBITDA AND ASSETS OF CREDIT PARTIES.

         The Credit Parties shall at all times collectively account for 55% or more of Consolidated EBITDA and assets, respectively, of the Company and its Consolidated Subsidiaries.

         (j)      USE OF PROCEEDS.

         It will use (i) the proceeds of the Loans solely in accordance with
Section 1.6 and (ii) the Letters of Credit solely for the purposes set forth in
Section 1.6.

         (k)      AUDITS/INSPECTIONS.

         Upon reasonable notice and during normal business hours, each Credit Party will permit representatives appointed by the Administrative Agent, including, without limitation, independent accountants, agents, attorneys and appraisers, to visit and inspect such Credit Party's property, including its books and records, its accounts receivable and inventory, its facilities and its other business assets, and to make photocopies or photographs thereof and to write down and record any information such representative obtains and shall permit the Administrative Agent or its representatives to investigate and verify the accuracy of information provided to the Lenders, and to discuss all such matters with the executive officers, pertinent employees and representatives of the Credit Parties, all at the expense of the Company, provided that upon each visit the representatives shall each sign a customary plant visitor agreement and otherwise comply with all customary and reasonable visitation procedures; provided, however, that so long as no Event of Default shall have occurred and be continuing, (i) no verification of accuracy of information shall include contacting the account debtors under any accounts receivable of any Credit Party and (ii) such visits and inspections shall only occur with reasonable frequency and shall not disrupt the normal business operations of any Credit Party. The Administrative Agent agrees to keep confidential the information obtained from any such audit or inspection in accordance with the provisions of Section 9.16.

         (l)      ADDITIONAL CREDIT PARTIES.

         At the time any Person becomes a Domestic Subsidiary (other than a Receivables Financing SPC or a Preferred Stock SPC or as otherwise agreed to by the Administrative Agent) or becomes a guarantor with respect to any other Indebtedness of the Company, the Company shall so notify the Administrative Agent and promptly thereafter (but in any event within 30 days after the date thereof) shall (a) cause such Person to execute a Joinder Agreement in substantially the same form as Exhibit C, (b) cause such Person to execute counterparts of, or a joinder in, the Security Agreement, and (c) deliver, or cause such Person to deliver, such other documentation as the Administrative Agent may reasonably request in connection with the foregoing, including, without limitation, certified resolutions and other organizational and authorizing documents of such Person, favorable opinions of counsel to such Person (which shall cover, among other things, the legality, validity, binding effect and enforceability of the documentation referred to above and the perfection of the Collateral Agent's Liens thereunder) and appropriate UCC-1 financing statements, all in form, content and scope reasonably satisfactory to the Administrative Agent.

         (m)      PLEDGED ASSETS.

         Each Credit Party will (i) cause all of its owned and leased real and personal Property other than Excluded Assets to be subject at all times to first priority, perfected Liens (which Liens shall be, in the case of material Real Property (whether leased or owned), insured by a Mortgage Policy) in favor of the Collateral Agent to secure the Obligations pursuant to the terms and conditions of the Collateral Documents or, with respect to any such Property acquired subsequent to the Closing Date, such other additional security documents as the Collateral Agent shall reasonably request, subject in any case to Permitted Liens and (ii) deliver such other documentation as the Collateral Agent may reasonably request in connection with the foregoing, including, without limitation, appropriate UCC-1 financing statements, real estate title insurance policies with respect to material real Property, surveys, environmental reports, landlord's waivers, certified resolutions and other organizational and authorizing documents of such Person, favorable opinions of counsel to such Person (which shall cover, among other things, the legality, validity, binding effect and enforceability of the documentation referred to above and the perfection of the Collateral Agent's Liens thereunder) and other items of the types required to be delivered pursuant to Section 4.1(c) and (d), all in form, content and scope reasonably satisfactory to the Collateral Agent.

         (n)      HIGH YIELD NOTE INDENTURE.

         It will duly and punctually perform and observe each and all of its covenants and obligations under the High Yield Note Indenture, as in effect on the Closing Date and as waived, amended or otherwise changed from time to time thereafter with the written consent of the Required Lenders, without giving effect to any other waiver, modification, termination or replacement thereof.

         (o)      ADDITION OF EXCLUDED INACTIVE SUBSIDIARIES AS GUARANTORS.

         Each of the Excluded Inactive Subsidiaries which has not been merged with and into a Credit Party, dissolved or otherwise liquidated within 90 days of the Closing Date shall promptly and in any event within five (5) Business Days thereof execute a Joinder Agreement and thereby become a Guarantor hereunder and otherwise comply with the requirements of Section 5.1(l); provided, however, that to the extent that an Excluded Inactive Subsidiary acquires or is otherwise in receipt of any assets, then such Excluded Inactive Subsidiary shall promptly and in any event within five (5) Business Days of such acquisition or other receipt of assets execute a Joinder Agreement and thereby become a Guarantor hereunder and otherwise comply with the requirements of
Section 5.1(l).

         (p)      RELEASE OF CASH COLLATERAL.

         Within sixty (60) days of the Closing Date the Company shall have secured the release by Bank of America, N.A. of the balance of the funds on deposit in the cash collateral account securing the letters of credit issued under the Existing Credit Agreement and set forth on Schedule 5.2(f) as of the Closing Date.

                           5.2.     NEGATIVE COVENANTS.

         So long as this Agreement, any of the Notes, any LOC Obligations or any other Credit Document shall remain in effect or any of the principal of or interest on any of the Loans or any other amount payable by a Credit Party to the Administrative Agent or any of the Lenders pursuant to this Agreement, any of the Notes, any LOC Obligations or any other Credit Document shall remain unpaid, unless waived in writing by the Required Lenders, each Credit Party covenants and agrees that:

         (a)      LIMITATION ON LIENS.

         It will not, and will not permit any of the Subsidiaries to, create, incur, assume or suffer to exist any Lien on any Property owned by such Person (including all Capital Stock of any Subsidiary now or hereafter owned by such Person) to secure Indebtedness, or acquire any such Property subject to any conditional sale or title retention agreement, except for Permitted Liens.

         (b)      LIMITATIONS ON MERGERS, ACQUISITIONS AND ASSET SALES.

                  (i) Limitations on Mergers and Liquidations. It will not, and will not permit any of its Subsidiaries to, merge, consolidate, amalgamate or enter into any similar combination with any other Person or liquidate, wind-up or dissolve itself (or suffer any liquidation or dissolution), except:

                           (A) Any Credit Party or any of its Subsidiaries may merge or otherwise combine with another Person, provided that (I) such Credit Party or its Subsidiary, as the case may be, is the entity surviving such transaction, (II) immediately prior to and after giving effect on a Pro Forma Basis to such transaction, no Default or Event of Default exists or would exist and (III) the Board of Directors of such Person has approved such transaction;

                           (B) Any Credit Party (other than the Company) may merge or otherwise combine with any other Credit Party (other than the Company);

                           (C) The Company may merge or consolidate with any of its Subsidiaries provided that the Company shall be the continuing or surviving corporation;

                           (D) Any wholly-owned Subsidiary of a Credit Party (which Subsidiary is not itself a Credit Party) may merge or otherwise combine with a Credit Party to the extent the Credit Party shall be the continuing or surviving corporation; and

                           (E) Any wholly-owned Subsidiary of a Credit Party may liquidate, wind-up or dissolve itself (I) into a Credit Party or any other wholly-owned Subsidiary of a Credit Party or (II) otherwise in a transaction in which the assets of such dissolving Subsidiary become owned by a wholly-owned Subsidiary of a Credit Party.

                  (ii) Limitations on Acquisitions. It will not, and will not permit any of its Subsidiaries to, consummate an Acquisition unless:

                           (A) Same or Similar Line of Business. The Property acquired (or the Property of the Person acquired) in such Acquisition is used or useful in the same or a similar line of business as the Company and its Subsidiaries were engaged in on the Closing Date (or any reasonable extensions or expansions thereof);

                           (B) Guaranty and Collateral Requirements. The Administrative Agent shall have received all items in respect of the Property acquired in such Acquisition required to be delivered by the terms of Section 5.1(l) and
                   (m);

                           (C) Non-Hostile. In the case of an Acquisition of the Capital Stock of another Person, the board of directors (or other comparable governing body) of such other Person shall have duly approved such Acquisition;

                           (D) Pro Forma Compliance Certificate. With respect to any Acquisition where the Aggregate Consideration (as defined below) paid by the Company and its Consolidated Subsidiaries for such Acquisition exceeds $50,000,000, the Company shall have delivered to the Administrative Agent:

                                    (I)      a pro forma compliance certificate
                           demonstrating that, upon giving effect to such Acquisition on a Pro Forma Basis, the Credit Parties would be in compliance with the financial covenants set forth in Section 5.2(d) as of the most recent fiscal quarter end with respect to which the Administrative Agent has received the financial information required pursuant to Section 5.1(a); and

                                    (II)     a certificate of a Responsible
                           Officer of the Borrower (1) demonstrating that, upon giving effect to such Acquisition on a Pro Forma Basis, at least 90% of Consolidated EBITDA for the most recently ended fiscal year of the Company with respect to which the Administrative Agent shall have received the financial information required pursuant to Section 5.1(a) has been calculated based on financial information audited in accordance with GAAP (in the case of the Company, as required by Section 5.1(a) and, in the case of the acquired Person or Property, by independent certified public accountants of recognized national standing reasonably acceptable to the Administrative Agent (whose opinion shall not be limited as to the scope or qualified as to going concern status or any other material qualifications or exceptions)) and (2) to the extent that audited financial information for the acquired Person or Property is required to meet the test set forth in the foregoing clause (1), certifying that the quarterly financial statements with respect to the Person or Property acquired for each fiscal quarter period ending after the date of the last audit and immediately prior to the date of such Acquisition have been prepared in accordance with GAAP (subject to year-end adjustments) and reviewed by independent certified public accountants of recognized national standing reasonably acceptable to the Administrative Agent;

                           (E) Continued Accuracy of Representations and Warranties. The representations and warranties made by the Credit Parties in any Credit Document shall be true and correct in all material respects at and as if made as of the date of such Acquisition (after giving effect thereto) except to the extent such representations and warranties expressly relate to an earlier date (in which case they shall be true and correct in all material respects as of such earlier date);

                           (F) Partnership Interests. If such transaction involves the purchase of an interest in a partnership between the Company (or a Subsidiary of the Company) as a general partner and entities unaffiliated with the Company or such Subsidiary as the other partners, such transaction shall be effected by having such equity interest acquired by a corporate holding company directly or indirectly wholly-owned by the Company newly formed for the sole purpose of effecting such transaction;

                           (G) Aggregate Consideration. The aggregate consideration (including cash and non-cash consideration, any assumption of Indebtedness, any earn-out payments and any consideration consisting of any Capital Stock of the Company or any of its Subsidiaries issued to the seller of the Capital Stock or Property acquired in such Acquisition) (such amount being referred to in this Section 5.2(b)(ii) as the "Aggregate Consideration") paid by the Company and its Consolidated Subsidiaries for all such Acquisitions occurring in each fiscal year shall not exceed (a) with respect to Acquisitions of assets and/or Persons located in the United States, $300,000,000 and (b) with respect to all other Acquisitions, $100,000,000;

                           (H) Cash Consideration. The aggregate cash consideration paid by the Company and its Consolidated Subsidiaries for all such Acquisitions occurring in each fiscal year shall not exceed (a) with respect to Acquisitions of assets and/or Persons located in the United States, $100,000,000 and (b) with respect to all other Acquisitions, $50,000,000.

                  (iii) Sale of Assets. It will not, and will not permit any of its Subsidiaries to, sell, lease or otherwise dispose of any of its assets, in a transaction or a series of related transactions unless
         (A) such transaction is not an Asset Disposition, or (B) the aggregate value of the assets sold, leased or disposed of in such transaction, when added to the aggregate value of all assets sold, leased or disposed of in all transactions permitted by this clause (B) at any time after the Closing Date, does not exceed $75,000,000; provided, however, that at least 85% of the consideration received by the Company and/or its Subsidiaries in connection with each such transaction shall be in cash or Cash Equivalents.

                  (iv) Release of Guarantors and Collateral. Upon the sale of any Subsidiary (or dissolution thereof, via merger or otherwise) or Collateral permitted by this Section 5.2(b), the Collateral Agent shall (to the extent applicable) deliver to the Credit Parties, upon the Credit Parties' request and at the Credit Parties' expense, such documentation as is reasonably necessary to evidence the release of the Collateral Agent's security interest, if any, in such Collateral, including, without limitation, amendments or terminations of UCC financing statements, the release of Mortgages and the release of such Subsidiary from all of its obligations under the Credit Documents, including the release of such Subsidiary if it is a Guarantor hereunder, from its obligations under Section 3A hereof. Upon the release of a Guarantor the pledges and grants of security interests to the extent given by such Guarantor pursuant to the Security Agreement and the Mortgages, and the covenants and other agreements contained herein and therein, shall no longer be effective as to such Guarantor and shall otherwise cease and be of no further force and effect as to such Guarantor.

         (c)      LIMITATIONS ON SALE/LEASEBACK TRANSACTIONS.

         It will not, and will not permit any of the Subsidiaries to, sell or transfer any Property to anyone (other than to the Company or to another Credit Party) with the intention of taking back a lease of such Property or any similar Property, except in connection with a lease for a temporary period during or at the end of which it is intended that the use by the Company or its Subsidiary of such Property will be discontinued.

         (d)      FINANCIAL COVENANTS.

                  (i) Leverage Ratio. It will not permit, as of the last day of any fiscal quarter, the Leverage Ratio to exceed the ratio set forth below for the applicable period:

                     Period                                     Maximum Leverage Ratio
                     ------                                     ----------------------
Closing Date through and including June 30, 2003                     3.00 to 1.0
July 1, 2003 through and including December 31, 2003                 2.90 to 1.0
January 1, 2004 through and including June 30, 2004                  2.80 to 1.0
July 1, 2004 through and including December 31, 2004                 2.70 to 1.0
January 1, 2005 and thereafter                                       2.50 to 1.0

                  (ii) Interest Coverage Ratio. It will not permit, as of the last day of any fiscal quarter, the Interest Coverage Ratio to be less than the ratio set forth below for the applicable period:

                     Period                              Minimum Interest Coverage Ratio
                     ------                              -------------------------------
Closing Date through and including June 30, 2004                   2.00 to 1.0
July 1, 2003 through and including June 30, 2004                   2.10 to 1.0
July 1, 2004 through and including December 31, 2004               2.20 to 1.0
January 1, 2005 and thereafter                                     2.30 to 1.0

                  (iii) Capital Expenditures. It will not permit Consolidated Capital Expenditures for any fiscal year to exceed the amount set forth below for the applicable fiscal year:

Fiscal Year                           Amount
-----------                           ------
   2002                            $ 75,000,000
   2003                            $ 85,000,000
   2004                            $ 90,000,000
   2005                            $ 95,000,000
   2006                            $100,000,000
   2007                            $ 60,000,000

         (e)      LIMITATIONS ON TRANSACTIONS WITH AFFILIATES.

         It will not, and will not permit any of its Subsidiaries to, enter into any transaction, including, without limitation, any purchase, sale, lease or exchange of property or the rendering of any service, with any Affiliate other than (a) advances of working capital to any Credit Party, (b) transfers of cash and assets to any Credit Party, (c) intercompany transactions expressly permitted by Section 5.2(b)(i), (d) normal compensation and reimbursement of expenses of officers and directors, (e) transactions set forth on Schedule 5.2(e), (f) transactions among Credit Parties, and (g) except as otherwise specifically limited by this Agreement, other transactions which are entered into in the ordinary course of such Person's business upon fair and reasonable terms no less favorable to such Person than it would obtain in a comparable arm's length transaction with a Person which is not an Affiliate.

         (f)      LIMITATIONS ON INDEBTEDNESS.

         It will not, nor will it permit any of the Subsidiaries to, contract, create, incur, assume or permit to exist any Indebtedness, except:

                  (i) Indebtedness (including the Incremental Term Loan) arising under this Agreement and the other Credit Documents;

                  (ii) Indebtedness of the Company and its Subsidiaries set forth on Schedule 5.2(f) (and renewals, refinancings and extensions thereof on terms and conditions no less favorable to such Person than such existing Indebtedness; provided that the amount of such Indebtedness is not increased at the time of such refinancing, refunding, renewal or extension except by an amount equal to a reasonable premium or other reasonable amount paid, and fees and expenses reasonably incurred, in connection with such refinancing and by an amount equal to any existing commitments unutilized thereunder);

                  (iii) obligations of the Company and its Subsidiaries in respect of Hedging Agreements entered into in order to manage existing or anticipated interest rate or exchange rate risks and not for speculative purposes; provided, however, that in no event shall the entering into of such Hedging Agreements cause more than 60% of all Indebtedness of the Company and its Subsidiaries to become, effectively, floating-rate Indebtedness.

                  (iv) obligations of the Company and its Subsidiaries in connection with any Permitted Receivables Financing of up to $100,000,000 in Attributed Principal Amount, to the extent such obligations constitute Indebtedness;

                  (v) intercompany Indebtedness owing by a Credit Party to another Credit Party;

                  (vi) in addition to the Indebtedness otherwise permitted by this Section 5.2(f), other purchase money Indebtedness (including obligations in respect of Capital Leases or Synthetic Leases) hereafter incurred by the Company and its Subsidiaries to finance the purchase of fixed assets, provided that the aggregate outstanding principal amount of such Indebtedness shall not exceed $25,000,000 at any time; and

                  (vii) other Indebtedness hereafter incurred by the Company or any of its Subsidiaries provided that (A) the loan documentation with respect to such Indebtedness shall not contain covenants or default provisions relating to the Company or any Consolidated Subsidiary that are more restrictive than the covenants and default provisions contained in the Credit Documents, (B) the Company shall have delivered to the Administrative Agent a pro forma compliance certificate demonstrating that, upon giving effect on a Pro Forma Basis to the incurrence of such Indebtedness and to the concurrent retirement of any other Indebtedness of the Company or any of its Consolidated Subsidiaries, the Credit Parties would be in compliance with the financial covenants set forth in Section 5.2(d) as of the most recent fiscal quarter end with respect to which the Administrative Agent has received the financial statements required to be delivered pursuant to Section 5.1(a) and (C) the aggregate principal amount of such Indebtedness shall not exceed $50,000,000 at any time.

         (g)      FISCAL YEAR; ORGANIZATIONAL DOCUMENTS.

         It will not (i) without the prior written consent of the Required Lenders, change its fiscal year or make any material change, or permit any of the Subsidiaries to make any material change, to its accounting treatment and reporting practices under GAAP (except as required by GAAP; notwithstanding the foregoing, a Subsidiary that is not a Credit Party may change its fiscal year to coincide with the fiscal year of the Company at any time without the consent of the Required Lenders) or (ii) without the prior written consent of the Administrative Agent, amend, modify or change its articles of incorporation (or corporate charter or other similar organizational document) or bylaws (or other similar document).

         (h)      LIMITATION ON RESTRICTED ACTIONS.

         It will not, and will not permit any of the Subsidiaries (other than a Receivables Financing SPC in connection with a Permitted Receivables Financing) to, directly or indirectly, create or otherwise cause, incur, assume, suffer or permit to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any such Person to (i) pay dividends or make any other distribution on any of such Person's capital stock, (ii) pay any Indebtedness owed to the Company or any other Credit Party, (iii) make loans or advances to any Credit Party or (iv) transfer any of its property to any Credit Party, except for encumbrances or restrictions existing under or by reason of
(A) customary non-assignment or net worth provisions in any lease governing a leasehold interest, (B) any agreement or other instrument of a Person existing at the time it becomes a Subsidiary of the Company; provided that such encumbrance or restriction is not applicable to any other Person, or any property of any other Person, other than such Person becoming a Subsidiary of the Company and was not entered into in contemplation of such Person becoming a Subsidiary of the Company, (C) this Agreement and the other Credit Documents,
(D) the High Yield Note Indenture, (E) the Senior Notes and (F) applicable Requirements of Law.

         (i)      NO OTHER NEGATIVE PLEDGES.

         It will not, and will not permit any of the Subsidiaries to, enter into, assume or become subject to any agreement prohibiting or otherwise restricting the creation or assumption of any Lien upon its properties or assets, whether now owned or hereafter acquired, or requiring the grant of any security for such obligation if security is given for some other obligation, except pursuant to (i) the documents executed in connection with any Permitted Receivables Financing (but only to the extent that the related prohibitions against other encumbrances pertain to the applicable transferred assets actually sold, contributed, financed or otherwise conveyed or pledged pursuant to such Permitted Receivables Financing), (ii) this Agreement and the other Credit Documents, (iii) the High Yield Note Indenture and (iv) the Senior Notes.

         (j)      RESTRICTED PAYMENTS.

         It will not, nor will it permit any Subsidiary to, directly or indirectly, declare, order, make or set apart any sum for or pay any Restricted Payment, except that (i) any Preferred Stock SPC may make cash distributions on the Preferred Securities issued by such Preferred Stock SPC (and the Company shall be permitted to make cash interest payments on the debentures related to such Preferred Securities) in an amount consistent with the past practices of the Company, (ii) the Company may make cash dividends on the Company's common stock in an amount not to exceed in any fiscal year of the Company (A) $5,000,000, if the Company is not rated Investment Grade at the time any such dividend is declared and (B) $10,000,000, if the Company is rated Investment Grade from both S&P and Moody's at the time any such dividend is declared, (iii) the Company and its Subsidiaries may repurchase Capital Stock as permitted pursuant to Section 5.2(k) and (iv) each Subsidiary may make Restricted Payments to the Company and to wholly-owned Subsidiaries (and, in the case of a Restricted Payment to a non-wholly-owned Subsidiary, to the Company and any Subsidiary and to each other owner of capital stock or other equity interests of such Subsidiary on a pro rata basis based on their relative ownership interests).

         (k) LIMITATION ON PREPAYMENT, REDEMPTION OR REPURCHASE OF INDEBTEDNESS OR CAPITAL STOCK.

         It will not, nor will it permit any Subsidiary to,

                  (i) amend, modify or refinance (or permit the amendment, modification, refinancing) of any Indebtedness for borrowed money or relating to Preferred Securities (other than Indebtedness evidenced by this Agreement) if such amendment, modification or refinancing would add or change any terms thereof in a manner that is more adverse to the issuer of such Indebtedness, or shorten the final maturity or average life to maturity thereof or require any payment thereof to be made sooner than originally scheduled or increase the interest rate applicable thereto or change any subordination provision thereof; or

                  (ii) make (or give any notice with respect thereto) any voluntary or optional payment or prepayment or any redemption or acquisition for value, prior to the stated maturity, of (including, without limitation, by way of depositing money or securities with the trustee therefor before due for the purpose of paying when due) any Indebtedness for borrowed money or relating to Preferred Securities (other than Indebtedness evidenced by this Agreement and the $125,000,000 of 6.625% Senior Notes due 2003) or any Capital Stock except that, so long as (x) no Default or Event of Default exists or would result therefrom (on a Pro Forma Basis or otherwise) and (y) the Company can demonstrate that the Secured Leverage Ratio is less than or equal to 2.0 to 1.0 on a Pro Forma Basis:

                           (A)      to the extent the Company is rated
                  Investment Grade at the time of any such prepayment or redemption, the Company may repurchase shares of its common stock in an aggregate amount not to exceed $50,000,000 during the term of this Agreement;

                           (B) the Company may use Available Cash to repurchase, repay or otherwise redeem Senior Notes in an aggregate amount not to exceed (I) at any time when the Secured Leverage Ratio is greater than 1.5 to 1.0 on a Pro Forma Basis (as demonstrated in the officer's compliance certificate most recently delivered to the Administrative Agent pursuant to Section 5.1(b)), $50,000,000 in any fiscal year, or (II) at any time when the Secured Leverage Ratio is less than or equal to 1.5 to 1.0 on a Pro Forma

                  Basis (as demonstrated in the officer's compliance certificate most recently delivered to the Administrative Agent pursuant to Section 5.1(b)), $50,000,000 in any fiscal year, or (II) at any time when the Secured Leverage Ratio is less than or equal to 1.5 to 1.0 on a Pro Forma Basis (as demonstrated in the officer's compliance certificate most recently delivered to the Administrative Agent pursuant to
                  Section 5.1(b)), $100,000,000 in any fiscal year; and

                           (C) the Company may use Available Cash to repurchase, repay or otherwise redeem the Preferred Securities in an amount not to exceed (I) at any time when the Secured Leverage Ratio is greater than 1.5 to 1.0 on a Pro Forma Basis (as demonstrated in the officer's compliance certificate most recently delivered to the Administrative Agent pursuant to
                  Section 5.1(b)), $20,000,000 in any fiscal year, or (II) at any time when the Secured Leverage Ratio is less than or equal to 1.5 to 1.0 on a Pro Forma Basis (as demonstrated in the officer's compliance certificate most recently delivered to the Administrative Agent pursuant to Section 5.1(b)), $40,000,000 in any fiscal year; provided that in no event shall the aggregate amount of the Preferred Securities repurchased, repaid or otherwise redeemed pursuant to this
                  Section 5.2(k)(ii)(C) exceed $100,000,000;

         (l)      ADVANCES, INVESTMENTS AND LOANS.

         It will not, nor will it permit any Subsidiary to, lend money or extend credit or make advances to any Person, or purchase or acquire any stock, obligations or securities of, or any other interest in, or make any capital contributions to, any Person except for Permitted Investments.

         (m)      ASBESTOS PAYMENT LIMITATIONS.

         It will not, nor will it permit any Subsidiary to, make cash payments (net of direct insurance payments and cash payments received by the Company from insurance proceeds and settlements) in connection with asbestos-related personal injury and wrongful death lawsuits and claims (the "Asbestos Cash Payments") in any fiscal year in an aggregate amount in excess of $30,000,000, plus the unused amount available for Asbestos Cash Payments under this Section 5.2(m) for the immediately preceding fiscal year (including any carry forward available from any prior fiscal year).

         (n)      PLAN CONTRIBUTION LIMITATIONS.

         It will not, nor will it permit any Subsidiary to, make cash contributions to the Company's Plans (including both domestic and foreign Plans), which cash payments are in excess of those cash payments that are included in the income statements of the Company and its Consolidated Subsidiaries in accordance with GAAP and that are consistent with past practices of the Company (i.e., true-up cash payments in connection with accrued Plan liabilities), except to the extent such excess cash payments are in an aggregate amount that does not exceed (i) $85,000,000 for the Company's 2002 fiscal year and (ii) $50,000,000 per fiscal year for every other fiscal year thereafter plus the unused amount available for such excess cash payments under this Section 5.2(n) for the immediately preceding fiscal year (including any carry forward available from any prior fiscal year).

                           5.3.     INCORPORATION OF COVENANTS FROM HIGH YIELD
                                    NOTE INDENTURE.

         Reference is hereby made to the High Yield Note Indenture and the covenants contained in Article 4 of the High Yield Note Indenture (hereinafter referred to as the "Incorporated Covenants"). The Credit Parties agree with the Administrative Agent and the Lenders that the Incorporated Covenants (and all other relevant provisions of the High Yield Note Indenture, related thereto, including without limitation the defined terms and other provisions contained in
Article 4 and Section 1.01 thereof which are used in the Incorporated Covenants, hereinafter referred to as the "Additional Incorporated Terms") are hereby incorporated by reference into this Agreement to the same extent and with the same effect as if set forth herein and shall inure to the benefit of the Administrative Agent and the Lenders, without giving effect to any waiver, amendment, modification or replacement of the High Yield Note Indenture or any term or provision of the Incorporated Covenants occurring subsequent to the Closing Date, except to the extent otherwise specifically provided in the following provisions of this paragraph. In the event a waiver is granted under the High Yield Note Indenture or an amendment or modification is executed with respect to the High Yield Note Indenture, and such waiver, amendment and/or modification affects the Incorporated Covenants or the Additional Incorporated Terms, then such waiver, amendment or modification shall be effective with respect to the Incorporated Covenants and the Additional Incorporated Terms as incorporated by reference into this Agreement. In the event of any replacement of the High Yield Note Indenture with a similar indenture (the "New Indenture") the covenants and additional terms contained in the New Indenture which correspond to the covenants contained in Article 4, respectively, and such additional terms contained in Article 4 and Section 1.01 (each of the foregoing contained in the High Yield Note Indenture) shall become the Incorporated Covenants and the Additional Incorporated Terms. In the event that the High Yield Notes are repaid in full and all of the obligations under the High Yield
Note Indenture are terminated and not replaced or otherwise refinanced, the terms of the Section 5.3 shall no longer apply. For purposes of the incorporation of the Incorporated Covenants pursuant to this Section 5.3, all references in the Incorporated Covenants to the "Trustee" shall be deemed to refer to the Administrative Agent hereunder.

         SECTION 6. DEFAULTS.

                           6.1.     DEFAULTS; EVENTS OF DEFAULT; CERTAIN
                                    REMEDIES.

         If any of the following events shall occur and be continuing:

         (a) (i) the Company shall fail to pay the principal amount of any Loan, Note or any LOC Obligation when due and payable in accordance with the terms thereof or hereof or (ii) any Credit Party shall fail to pay any installment of interest on any Loan or Note or any Commitment Fee or other amount payable hereunder or under any of the other Credit Documents and, in connection with any such failure described in this clause (a)(ii), such amount is not paid within three (3) days after the due date thereof;

         (b) any Credit Party shall (i) fail to perform or observe any covenant contained in Sections 5.1(e), (h), (i) or (j) or Section 5.2 hereof or
(ii) fail to perform or observe any covenant contained in Sections 5.1(a),
(b)(i) and (c) hereof and such failure referred to in this Section 6.1(b)(ii) shall continue unremedied for a period of five (5) days after the earlier of a Responsible Officer of the Company becoming aware of such failure or written notice specifying such failure and stating that such notice is a "Notice of Default" hereunder is given, by registered or certified mail or by courier, to the Company on behalf of the Credit Parties by the Administrative Agent or any Lender;

         (c) any Credit Party shall fail to perform or observe (i) any term, covenant or agreement contained herein or in any Note (other than those specified in clauses (a) or (b) above) and such failure shall continue unremedied for a period of thirty (30) days after the earlier of a Responsible Officer of the Company becoming aware of such failure or written notice specifying such failure and stating that such notice is a "Notice of Default" hereunder is given, by registered or certified mail or by courier, to the Company on behalf of the Credit Parties by the Administrative Agent or any Lender or (ii) any term, covenant or agreement contained in any other Credit Document and such failure shall continue unremedied beyond any applicable grace or cure period;

         (d) any representation or warranty made or deemed made by a Credit Party pursuant to this Agreement or in any other Credit Document or in any other document or certificate delivered pursuant hereto shall prove to have been incorrect or misleading in any material respect as of the date made or deemed made;

         (e) the Company or any Subsidiary shall fail to pay at maturity, or within any applicable period of grace, any Indebtedness (other than the Indebtedness referred to in clause (a) above) or any obligations under Hedging Agreements, in each case with an outstanding principal or notional amount in excess of $25,000,000, or fail to observe or perform any term, covenant or agreement contained in any agreement by which it is bound governing, evidencing or securing Indebtedness or any obligations under Hedging Agreements, in each case with an outstanding principal or notional amount in excess of $25,000,000 for such period of time as would permit, or would have permitted (assuming the giving of appropriate notice if required) the holder or holders thereof or of any obligations issued thereunder (or a trustee or agent on behalf of such holder or holders), to accelerate the maturity thereof, or of any such obligation; or

         (f) the Company or any Subsidiary shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, administrator, custodian, trustee or liquidator of itself or of all or a substantial part of its property, (ii) admit in writing its inability, or be generally unable, to pay its debts as they become due, (iii) make a general assignment for the benefit of its creditors, (iv) commence a voluntary case under Debtor Relief Laws or any similar proceeding under applicable bankruptcy laws of any jurisdiction, (v) be adjudicated as bankrupt or insolvent, (vi) file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, administration, reorganization, winding-up or composition or adjustment of debts, (vii) fail to controvert in a timely and appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary case under such Debtor Relief Laws or any similar proceeding under applicable bankruptcy laws of any jurisdiction, or (viii) be authorized by its Board of Directors to take any of the foregoing actions; or

         (g) a proceeding or case shall be commenced, without the application or consent of the Company, any other Credit Party or any Material Subsidiary, in any court of competent jurisdiction, seeking (i) the liquidation, administration, reorganization, dissolution or winding-up, or the composition or readjustment of debts, of the Company, any other Credit Party or any Material Subsidiary, (ii) the appointment of a trustee, receiver, administrator, custodian, liquidator or the like of the Company, any other Credit Party or any Material Subsidiary, or of all or any substantial part of its assets or (iii) similar relief in respect of the Company, any other Credit Party or any Material Subsidiary, under any Debtor Relief Laws or any other law relating to bankruptcy, insolvency, administration, reorganization, winding-up or composition or adjustment of debts, and such proceeding or case shall continue undismissed, or an order, judgment or decree approving or ordering any of the foregoing shall be entered and continue unstayed and in effect, in any such case for a period of sixty (60) consecutive days, or an order for relief against the Company, any other Credit Party or any Material Subsidiary, shall be entered in an involuntary case under any Debtor Relief Laws or any similar proceeding under applicable bankruptcy laws of any jurisdiction; or

         (h) (i) Any Person shall engage in any "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan, (ii) any "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Plan or any Lien in favor of the PBGC or a Plan shall arise on the assets of the Company, any Subsidiary or any ERISA Affiliate, (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is, in the reasonable opinion of the Required Lenders, likely to result in the termination of such Plan for purposes of Title IV of ERISA, (iv) any Single Employer Plan shall terminate for purposes of Title IV of ERISA, (v) the Company, any Subsidiary or any ERISA Affiliate shall, or in the reasonable opinion of the Required Lenders is likely to, incur any liability in connection with a withdrawal from, or the Insolvency or Reorganization of, a Multiemployer Plan or (vi) any other event or condition shall occur or exist with respect to a Plan; and in each case in clauses (i) through (vi) above, such event or condition, together with all other such events or conditions, if any, could reasonably be expected to have a Material Adverse Effect; or

         (i) One or more judgments or decrees shall be entered against the Company or any Subsidiary, involving in the aggregate a liability (not paid or fully covered by insurance) of $25,000,000 or more, and all such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within 30 days from the entry thereof; or

         (j) The Company or any Subsidiary becomes unable or admits in writing its inability or fails generally to pay its debts as they become due, or
(ii) any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the property of any such Person and is not released, vacated or fully bonded within 30 days after its issue or levy;

         (k) There shall occur and be continuing any "Event of Default" (or any comparable term) under, and as defined in, the High Yield Note Indenture;

         (l) (i) This Agreement, any of the Notes or any other Credit Document shall cease, for any reason, to be in full force and effect, or any Credit Party shall so assert or any Credit Party shall disaffirm or deny any of its obligations thereunder; or any Collateral Documents shall fail to create or constitute a legal, valid, enforceable and perfected Lien in favor of the Collateral Agent, as security for the principal of and interest on the Loans and LOC Obligations and other obligations of the Credit Parties under the Credit Documents, upon a material portion of the Collateral described therein as subject thereto or encumbered thereby, or any Credit Party shall so assert; or
(ii) except as the result of or in connection with a dissolution, merger or disposition of a Subsidiary not prohibited by Section 5.2(b)(iii), the Guaranty given by any Guarantor hereunder or any Credit Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or satisfaction in full of all the Obligations, ceases to be in full force and effect; or any Credit Party or any other Person contests in any manner the validity or enforceability of any Credit Document; or any Credit Party denies that it has any or further liability or obligation under any Credit Document, or purports to revoke, terminate or rescind any Credit Document; or
(ii) except as the result of or in connection with a dissolution, merger or disposition of a Subsidiary not prohibited by Section 5.2(b)(iii), the Guaranty given by any Guarantor hereunder or any provision thereof shall cease to be in full force and effect, or any Guarantor hereunder or any Person acting by or on behalf of such Guarantor shall deny or disaffirm such Guarantor's obligations under its Guaranty, or any Guarantor shall default in the due performance or observance of any term, covenant or agreement on its part to be performed or observed pursuant to its Guaranty; or

         (m)      Any Change of Control shall occur;

then, and in any such event, (A) if such event is an Event of Default specified in paragraph (f) or (g) above, automatically (i) the Commitments shall immediately terminate and the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement, the Notes and the other Credit Documents shall immediately become due and payable and (ii) the Credit Parties shall immediately be required to pay to the Collateral Agent additional cash, to be held by the Collateral Agent, for the benefit of the applicable Lenders, in a cash collateral account as additional security for outstanding LOC Obligations in respect of subsequent drawings under all then outstanding Letters of Credit in an amount equal to the maximum aggregate amount which may be drawn under all Letters of Credits then outstanding, and (B) if such event is any other Event of Default, any or all of the following actions may, with the consent of the Required Lenders, or shall, upon the request of the Required Lenders, be taken by the Administrative Agent: (i) the Administrative Agent may or shall, as applicable, by notice to the Company declare the Commitments to be terminated forthwith, whereupon the Commitments shall immediately terminate; (ii) the Administrative Agent may or shall, as applicable, declare the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement, the Notes and the other Credit Documents to be due and payable forthwith, whereupon the same shall immediately become due and payable; (iii) the Administrative Agent may or shall, as applicable, direct the Credit Parties to pay (and the Credit Parties agree that upon receipt of such notice they will immediately pay) to the Collateral Agent additional cash, to be held by the Collateral Agent, for the benefit of the applicable Lenders, in a cash collateral account as additional security for the LOC Obligations in respect of subsequent drawings under all then outstanding Letters of Credit in an amount equal to the maximum aggregate amount which may be drawn under all Letters of Credits then outstanding; and (iv) the Administrative Agent and/or the Collateral Agent may or shall, as applicable, enforce any and all rights and interests created and existing under the Credit Documents including, without limitation, all rights and remedies existing under the Collateral Documents, all rights and remedies against a Guarantor and all rights of set-off. Except as expressly provided above in this Section, presentment, demand, protest and all other notices of any kind are hereby expressly waived.

         SECTION 7. DEFINITIONS AND ACCOUNTING TERMS.

                           7.1      DEFINITIONS.

         As used in this Agreement, the following terms shall have the following meanings (and including the plural as well as the singular):

         "ABR": for any day, a rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the greater of (a) the Prime Rate in effect on such day and (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. For purposes hereof: "Prime Rate" shall mean the rate of interest per annum established from time to time by the Administrative Agent as its prime rate in effect at its principal office in New York, New York (the Prime Rate not being intended to be the lowest rate of interest charged by Credit Suisse First Boston in connection with extensions of credit to debtors); and "Federal Funds Effective Rate", shall mean, for any day, the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for the day of such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by it. If for any reason the Administrative Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Federal Funds Effective Rate for any reason, including the inability or failure of the Administrative Agent to obtain sufficient quotations in accordance with the terms thereof, the ABR shall be determined without regard to clause (b) of the first sentence of this definition until the circumstances giving rise to such inability no longer exist. Any change in the ABR due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective as of the opening of business on the effective day of such change in the Prime Rate or the Federal Funds Effective Rate, respectively.

         "ABR Loans": Loans the rate of interest applicable to which is based upon the ABR.

         "Acquisition": by any Person, the acquisition by such Person, in a single transaction or in a series of related transactions, of all of the Capital Stock or all or substantially all of the Property of, or business line of, another Person, whether or not involving a merger or consolidation with such other Person and whether for cash, property, services, assumption of Indebtedness, securities or otherwise.

         "Additional Credit Party": each Person that becomes a Guarantor after the Closing Date, as provided in Section 5.1(l).

         "Administrative Agent": Credit Suisse First Boston, acting through its Cayman Islands Branch, or any successor.

         "Affiliate": as to any specified Person, any other Person (other than a Subsidiary) which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, "control" of a specified Person means the power, directly or indirectly, either to (a) vote 20% or more of the securities having ordinary voting power for the election of directors of such Person or (b) direct or cause the direction of the management and policies of such Person whether through the ownership of voting securities, by contract or otherwise.

         "Agents": a collective reference to the Administrative Agent and the Collateral Agent; "Agent" shall mean either one of them.

         "Agreement": this Agreement, as amended, supplemented, restated or modified from time to time.

         "Applicable Margin": with respect to (a) Eurodollar Loans that are Revolving Loans, (b) ABR Loans that are Revolving Loans and (c) the Commitment Fee, for any fiscal quarter, the applicable rate per annum set forth in the table below opposite the Leverage Ratio determined as of the last day of the immediately preceding fiscal quarter:

----------------------------------------------------------------------------------------------------------------------------
                                                                                                Revolving Loans
                                                                                  ------------------------------------------
                                                      Applicable Margin for       Applicable Margin for        Applicable
Pricing Level              Leverage Ratio                Commitment Fees             Eurodollar Loans         Margin for ABR
                                                                                                                  Loans
----------------------------------------------------------------------------------------------------------------------------
      I                     > 3.25 x                         .50%                         3.25%                    2.25%
----------------------------------------------------------------------------------------------------------------------------
      II            > 2.75 x and < than = to 3.2             .50%                         3.00%                    2.00%
----------------------------------------------------------------------------------------------------------------------------
     III            > 2.25 x and < than = to 2.7             .50%                         2.75%                    1.75%
----------------------------------------------------------------------------------------------------------------------------
      IV            > 1.75 x and < than = to 2.2            .375%                         2.50%                    1.50%
----------------------------------------------------------------------------------------------------------------------------
      V                 < than = to 1.75 x                  .375%                         2.25%                    1.25%
----------------------------------------------------------------------------------------------------------------------------

         The Applicable Margins shall be determined and adjusted quarterly on the date (each a "Rate Calculation Date") five Business Days after the date on which the Company provides the quarterly officer's certificate to the Administrative Agent regarding the Leverage Ratio in accordance with the provisions of Section 5.1(b); provided, however, that (i) the Applicable Margins as of the Closing Date shall be based on Pricing Level III (as shown above) and shall remain at Pricing Level III until the first Rate Calculation Date subsequent to June 30, 2003, and, thereafter, the Pricing Level shall be determined by the then current Leverage Ratio, and (ii) if the Company fails to provide the officer's certificate to the Administrative Agent for any fiscal quarter as required by and within the time limits set forth in Section 5.1(b), the Applicable Margins from the applicable date of such failure shall be based on Pricing Level I until five

Business Days after an appropriate officer's certificate is provided, whereupon the Pricing Level shall be determined by the then current Leverage Ratio. Except as set forth herein, each Applicable Margin shall be effective from one Rate Calculation Date until the next Rate Calculation Date. All such determinations by the Administrative Agent related to the Applicable Margins shall be conclusive absent manifest error. All adjustments in the Applicable Margins shall be effective as to existing Loans and Letters of Credit as well as any new Loan made or Letter of Credit issued thereafter.

         "Approved Fund": as defined in Section 9.6(h).

         "Asset Disposition": the disposition of any or all of the assets (including without limitation the Capital Stock of a Subsidiary) of the Company or any of its Subsidiaries whether by sale, lease, transfer or otherwise (including a disposition pursuant to any casualty or condemnation event, but excluding a disposition pursuant to a Permitted Receivables Financing). The term "Asset Disposition" shall not include (i) the sale of inventory in the ordinary course of business, (ii) the sale or disposition of machinery, equipment and personal property (each such item of personal property having a net book value of $25,000 or less) no longer used or useful in the conduct of such Person's business or (iii) any Equity Issuance by the Company, (iv) intercompany transfers from a Credit Party or a wholly-owned Subsidiary of a Credit Party to a Credit Party, or (v) intercompany transfers from any wholly-owned Subsidiary of a Credit Party (which Subsidiary is not itself a Credit Party) to any wholly-owned Subsidiary of a Credit Party.

         "Attributed Principal Amount": on any day, with respect to any Permitted Receivables Financing entered into by the Company or any of its Consolidated Subsidiaries, the aggregate amount (with respect to any such transaction, the "Invested Amount") paid to, or borrowed by, such Person as of such date under such Permitted Receivables Financing, minus the aggregate amount received by the applicable Receivables Financier (as defined in the definition of "Permitted Receivables Financing") and applied to the reduction of the Invested Amount under such Permitted Receivables Financing.

         "Available Cash": collectively, (i) Cash of the Company and its Consolidated Subsidiaries on hand as of the Closing Date, (ii) once released by Bank of America, N.A., the Cash that, immediately prior to the Closing Date, serves as cash collateral for outstanding letters of credit issued under the Existing Credit Agreement, (iii) the Net Cash Proceeds of the Incremental Term Loan and (iv) Excess Cash Flow for the Company's fiscal years ending 2003 and later, to the extent the Company is not required to prepay the Loans and/or cash collateralize LOC Obligations with such Excess Cash Flow pursuant to Section 2.6(b)(ii).

         "Borrowing Date": any Business Day specified in a notice pursuant to Sections 2.3, 2.13(b), 2.14(b) or 2.15(b) as a date on which the Company requests (i) the applicable Lender(s) to make Revolving Loans and/or Swingline Loans hereunder or (ii) the Issuing Lender to issue or extend a Letter of Credit hereunder.

         "Business Day": a day other than a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by law to close, except that, when used in connection with a Eurodollar Loan, such day shall also be a day on which dealings between banks are carried on in Dollar deposits in the London interbank market.

         "Businesses": as defined in Section 1.14(a)(i).

         "Capital Lease": any lease of property, real or personal, the obligations of the lessee in respect of which are required in accordance with GAAP to be capitalized on a balance sheet of the lessee.

         "Capital Stock": any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants or options to purchase any of the foregoing.

         "Cash":  money, currency or a credit balance in a deposit account.

         "Cash Equivalents": (i) securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof) having maturities of not more than twelve months from the date of acquisition ("Government Obligations"), (ii) Dollar denominated time deposits, certificates of deposit, Eurodollar time deposits and Eurodollar certificates of deposit of (y) any domestic commercial bank of recognized standing having capital and surplus in excess of $250,000,000 or (z) any bank whose short-term commercial paper rating from S&P is at least A-1 or the equivalent thereof or from Moody's is at least P-1 or the equivalent thereof (any such bank being an "Approved Bank"), in each case with maturities of not more than 364 days from the date of acquisition, (iii) commercial paper and variable or fixed rate notes issued by any Approved Bank (or by the parent company thereof) or any variable rate notes issued by, or guaranteed by any domestic corporation rated A-1 (or the equivalent thereof) or better by S&P or P-1 (or the equivalent thereof) or better by Moody's and maturing within one year of the date of acquisition, (iv) repurchase agreements with a bank or trust company (including a Lender) or a recognized securities dealer having capital and surplus in excess of $500,000,000 for direct obligations issued by or fully guaranteed by the United States of America, (v) obligations of any state of the United States or any political subdivision thereof for the payment of the principal and redemption price of and interest on which there shall have been irrevocably deposited Government Obligations maturing as to principal and interest at times and in amounts sufficient to provide such payment, and (vi) auction preferred stock rated in the highest short-term credit rating category by S&P or Moody's.

         "Change of Control": any of (i) any "person" or "group" (within the meaning of Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934) becomes the "beneficial owner" (as defined in Rule 13d-3 under the Securities Exchange Act of 1934) of more than 30% of then outstanding voting stock of the Company, or (ii) the Company shall merge or consolidate with any Person other than in a transaction permitted under Section 5.2(b), or (iii) the first day on which a majority of the members of the board of directors of the Company are not Continuing Directors; or (iv) any Asset Disposition shall be made that (of itself or when combined with any or all other Asset Dispositions) constitutes a sale of all or substantially all of the assets of the Company or of the Company and its Consolidated Subsidiaries, taken as a whole; or (v) any

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event shall occur that constitutes a "Change of Control" (as defined in the High
Yield Note Indenture); or (vi) any event shall occur that requires the Company or any Subsidiary to repay, redeem, or repurchase (or to offer to repay, redeem or repurchase) any Indebtedness outstanding in a principal amount in excess of $25,000,000 by reason of any change of ownership or control affecting the Company or such Subsidiary.

         "Closing Date": the first date all the conditions precedent in Section
4.1 are satisfied or waived in accordance with Section 4.1.

         "Code": the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations issued thereunder as in effect from time to time.

         "Collateral": all Property now owned or hereafter acquired by any and all of the Credit Parties, upon which a Lien is required, intended or purported to be granted pursuant to this Agreement or any of the Collateral Documents.

         "Collateral Agent": Credit Suisse First Boston, acting through its Cayman Islands Branch (or any successor thereto) or any successor agent appointed pursuant to Section 8.9, in its capacity as collateral agent for the benefit of the Lenders and any other beneficiaries described in the Credit Documents.

         "Collateral Documents": the Security Agreement and all joinders therein, all Mortgages at any time executed and delivered by any Credit Party, any and all other pledge or security agreements or collateral assignments executed and delivered by any of the Credit Parties in favor of the Collateral Agent, granting the Collateral Agent a Lien for the benefit of the Lenders and any other beneficiaries described therein, to secure obligations of the Credit Parties under the Credit Documents and such other obligations as are described therein, each as amended, modified, supplemented, extended, renewed or replaced from time to time.

         "Commitment": means, as to each Lender, the Revolving Commitment of such Lender and/or the Term B Loan Commitment of such Lender and/or the Incremental Term Loan Commitment of such Lender.

         "Commitment Fee": as defined in Section 2.4(a).

         "Commitment Period": the period from and including the Closing Date but not including the Revolving Credit Termination Date or such earlier date on which the Commitments shall terminate as provided herein.

         "Company": Hercules Incorporated, a Delaware corporation.

         "Consolidated Adjusted Interest Expense": for any fiscal period, the amount of interest expense of the Company and its Consolidated Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP, including in any event imputed interest expense paid in respect of Capital Lease obligations and any cash distributions paid on the Preferred Securities and any cash distributions paid on the Company's common stock that are tax

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deductible (such as dividends on the Preferred Securities or the Company's common stock) (but, with respect to such dividends on the Preferred Securities, without duplication to the extent a comparable amount is taken by the Company as interest expense on the interest paid on the related subordinated debt to the Preferred Stock SPC).

         "Consolidated Capital Expenditures": for any period for the Company and its Consolidated Subsidiaries on a consolidated basis, all capital expenditures, as determined in accordance with GAAP; provided, however, that Consolidated Capital Expenditures shall not include (a) Eligible Reinvestments made with proceeds of any Involuntary Disposition or (b) Acquisitions.

         "Consolidated Current Assets": as at any date of determination, the total assets of the Company and its Subsidiaries on a consolidated basis which may properly be classified as current assets in conformity with GAAP, excluding Cash and Cash Equivalents.

         "Consolidated Current Liabilities": as at any date of determination, the total liabilities of the Company and its Subsidiaries on a consolidated basis which may properly be classified as current liabilities in conformity with GAAP.

         "Consolidated EBITDA": for any fiscal period, (i) Consolidated Net Income for such period, plus (ii) Consolidated Interest Expense for such period, plus (iii) to the extent deducted in computing such Consolidated Net Income for such period, the sum of (a) taxes, (b) depreciation, (c) amortization, (d) any non-cash charges (other than (I) any such non-cash charge to the extent it represents an accrual of or reserve for, or actually is funded as, a cash expenditure in any future period, or (II) any such non-cash charge associated with adjustments to Consolidated Working Capital) and (e) accruals relating to
(I) Restructuring Charges and (II) the net increase in the Company's asbestos reserve in fiscal year 2002; provided that the accruals covered by this clause
(II) shall be in an aggregate amount not to exceed $68,000,000, minus (iv) any extraordinary gains and noncash gains, minus (v) any cash amount paid to satisfy a non-cash charge taken under clause (d) hereof.

         "Consolidated Interest Expense": for any fiscal period, the amount of interest expense of the Company and its Consolidated Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP, including in any event imputed interest expense paid in respect of Capital Lease obligations and any cash distributions paid on the Preferred Securities that are tax deductible (such as dividends on the Preferred Securities) (but, with respect to such dividends on the Preferred Securities, without duplication to the extent a comparable amount is taken by the Company as interest expense on the interest paid on the related subordinated debt to the Preferred Stock SPC).

         "Consolidated Net Income": for any fiscal period, net income of the Company and its Subsidiaries, determined on a consolidated basis in accordance with GAAP.

         "Consolidated Subsidiary": any Subsidiary the results of whose operations are, for financial accounting purposes, consolidated with the results of operations of the Company and its other Consolidated Subsidiaries on the most recent annual or quarterly financial statements of the Company and its Consolidated Subsidiaries.

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
         "Consolidated Working Capital": as at any date of determination, the excess (or deficit) of Consolidated Current Assets over Consolidated Current Liabilities.

         "Consolidated Working Capital Adjustment": for any period on a consolidated basis, the amount (which may be a negative number) by which Consolidated Working Capital as of the beginning of such period exceeds (or is less than) Consolidated Working Capital as of the end of such period.

         "Continuing Director": as of any date of determination, any member of the board of directors of the Company who (x) is a member of the board of directors of the Company as of the Closing Date or (y) was nominated for election or elected to such board of directors with the approval of a majority of the Continuing Directors who were members of such board at the time of such nomination or election.

         "Contractual Obligation": as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

         "Credit Documents": this Agreement, the Notes, any Joinder Agreements, the Collateral Documents, any fee letters, any LOC Documents and all other related agreements and documents issued, delivered or executed hereunder or thereunder or pursuant hereto or thereto (in each case, as the same may be amended, modified, restated, supplemented, extended, renewed or replaced from time to time).

         "Credit Parties": the Company and the Guarantors.

         "CRESTS": 350,000 CRESTS Units issued by Hercules Trust II and due
2029.

         "Debt Issuance": the issuance of any Indebtedness for borrowed money (including debt securities) by (and any refinancing thereof permitted hereunder) the Company or any of its Consolidated Subsidiaries, other than (i) the Loans (including the Incremental Term Loan), (ii) purchase money Indebtedness permitted under Section 5.2(f) and (iii) the Permitted Receivables Financing.

         "Debtor Relief Laws": the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

         "Default": any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.

         "Default Rate": an interest rate equal to (a) the ABR plus (b) the Applicable Margin for ABR Loans of the relevant type or, if not applicable, the Applicable Margin, if any, for ABR Loans that are Revolving Loans plus (c) 2% per annum; provided, however, that with respect to a

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
Eurodollar Rate Loan, the Default Rate shall be an interest rate equal to the interest rate (including any Applicable Margin) otherwise applicable to such Loan plus 2% per annum, in each case to the fullest extent permitted by applicable Requirements of Law.

         "Defaulting Lender": any Lender that (a) has failed to fund any portion of the Loans or participations in Swingline Loans or LOC Obligations required to be funded by it hereunder within one Business Day of the date required to be funded by it hereunder, (b) has otherwise failed to pay over to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within one Business Day of the date when due, unless the subject of a good faith dispute, or (c) has been deemed insolvent or become the subject of a bankruptcy or insolvency proceeding.

         "Differential Yield Amount": as defined in Section 2.16(b).

         "Dollars" and "$": dollars in lawful currency of the United States of America.

         "Domestic Subsidiaries": each direct and indirect Subsidiary of the Company that is domiciled, incorporated or organized under the laws of any State of the United States or the District of Columbia.

         "Eligible Assignee": as defined in Section 9.6(h).

         "Eligible Reinvestment": an acquisition of assets that is (i) not prohibited under Section 5.2(b)(ii) and (ii) an acquisition of another business or any substantial part of another business or other long-term assets, in each case, in, or used or useful in, the same or a similar line of business as the Company and its Subsidiaries were engaged in on the Closing Date, or any reasonable extensions or expansions thereof.

         "Environmental Laws": any and all lawful and applicable Federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or other governmental restrictions relating to the environment or to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes into the environment including, without limitation, ambient air, surface water, ground water, or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes.

         "Equity Issuance": any issuance by the Company or any Consolidated Subsidiary to any Person other than the Company or a Consolidated Subsidiary of
(a) shares of its Capital Stock, specifically including any hybrid equity securities (e.g., trust preferred capital securities), (b) any shares of its Capital Stock pursuant to the exercise of options or warrants or (c) any shares of its Capital Stock pursuant to the conversion of any debt securities to equity. The term "Equity Issuance" shall not include any Asset Disposition.

         "ERISA": the Employee Retirement Income Security Act of 1974, as amended from time to time.

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
         "ERISA Affiliate": any trade or business (whether or not incorporated) under common control with the Company within the meaning of Section 414(b) or
(c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

         "Escrow Agreement": that certain Escrow Agreement dated as of the date hereof by and among the Company, the Administrative Agent and PNC Bank, National Association.

         "Eurocurrency Reserve Requirements": for any day as applied to a Eurodollar Loan, the aggregate (without duplication) of the rates (expressed as a decimal fraction) of reserve requirements in effect on such day (including, without limitation, basic, supplemental, marginal and emergency reserves under any regulations of the Board of Governors of the Federal Reserve System or other Governmental Authority having jurisdiction with respect thereto) dealing with reserve requirements prescribed for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of such Board) maintained by a member bank of such System.

         "Eurodollar Loans": Loans the rate of interest applicable to which is based upon the Eurodollar Rate.

         "Eurodollar Rate": for the Interest Period for each Eurodollar Loan comprising part of the same borrowing (including conversions, continuations and renewals), a per annum interest rate determined pursuant to the following formula:

                  Eurodollar Rate =         London Interbank Offered Rate
                                         -----------------------------------
                                         1 - Eurocurrency Reserve Requirements

         "Event of Default": any event specified in Section 6.1, provided that any requirement therein designated for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

         "Excess Cash Flow": with respect to any fiscal year period of the Company and its Consolidated Subsidiaries on a consolidated basis, an amount (if positive) equal to

         (a) the sum, without duplication, of the amounts for such period of:

                  (i) Consolidated EBITDA; plus

                 (ii) the Consolidated Working Capital Adjustment; minus

         (b) the sum, without duplication (and to the extent not already reducing Consolidated EBITDA), of the amounts for such period of:

                  (i) voluntary and scheduled permanent repayments of Indebtedness (other than repayments of Indebtedness hereunder pursuant to Section 2.6(b)(ii)) of the Company and its Consolidated Subsidiaries and/or redemptions of the Preferred Securities; plus

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
                  (ii) Consolidated Capital Expenditures (net of any proceeds of any related financings with respect to such expenditures); plus

                  (iii) Consolidated Interest Expense, to the extent paid in cash; plus

                  (iv) taxes paid in cash by the Company and its Consolidated Subsidiaries; plus

                  (v) any cash consideration paid by the Company and/or its Consolidated Subsidiaries in connection with Permitted Investments (including without limitation any cash consideration paid in connection with Acquisitions permitted pursuant to Section 5.2(b)(ii)); plus

                  (vi) cash expenditures by the Company and/or its Consolidated Subsidiaries for pension payments of the sort limited by Section 5.2(n); plus

                  (vii) cash Restructuring Charges for the fiscal year 2003 paid by the Company and/or its Consolidated Subsidiaries; plus

                  (viii) cash environmental and/or legal costs (including settlement of asbestos-related claims) paid by the Company and/or its Consolidated Subsidiaries.

         "Excluded Assets":  each of:

         (a) any permit or license issued by any Governmental Authority, if and to the extent that, and for as long as, the grant of a security interest therein pursuant to the Collateral Documents is prohibited (notwithstanding the intention of the holder to grant such security interests to the fullest extent lawful) under any applicable law or judicial or administrative order, but not including any proceeds of any sale, lease, transfer or other disposition of any such permit or license;

         (b) any right or interest under a lease of Property, an intellectual property license agreement under which any Credit Party is the licensee or any other agreement under which any Credit Party is entitled to the performance of any material obligation other than the payment of money, to the extent that, and for as long as, the grant of security interest therein pursuant to the Collateral Documents is prohibited thereby, would constitute a breach thereof or default thereunder, would give rise to any power of termination or material penalty or claim against the Company or any Subsidiary thereunder, or is subject to a required consent that has not been obtained, but not including any right to the payment of money or any proceeds of any sale, lease, transfer or other disposition of any such right or interest;

         (c) any personal property (other than Investment Property and Instruments, as such terms are defined in the Uniform Commercial Code) as to which a Lien cannot be created by the grant of a security interest under the Uniform Commercial Code, unless the Collateral Agent has requested the Company to create a Lien as permitted under other applicable law and not otherwise an Excluded Asset;

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
         (d) any interest in real property having a fair market value, net of Liens other than Liens in favor of the Collateral Agent, that is less than $5,000,000;

         (e) any securities of any Subsidiary owned by a Credit Party, for so long as the pledge of securities of any Subsidiary would subject the Company to "collateral audit" requirements under Rule 3-16 of Regulation S-X promulgated by the SEC, and in any interest in the voting Capital Stock of a Foreign Subsidiary to the extent that such interest exceeds 65% of the voting Capital Stock of such Foreign Subsidiary; and

         (f)      the assets listed on Schedule 7(b).

         "Excluded Inactive Subsidiaries": Subject to Section 5.1(p), collectively, Hercules Energy Chemicals, Inc., Hercofina, and Hercules Chemical Corporation and "Excluded Inactive Subsidiary" means any one of such Persons.

         "Existing Credit Agreement": that certain Amended and Restated Credit Agreement by and among the Company, the credit parties from time to time party thereto, the lenders from time to time party thereto, Bank of America, N.A., as administrative agent, Bank of America N.A., as successor to Bank of America Canada, as Canadian administrative agent, and The Chase Manhattan Bank, Morgan Guaranty Trust Company of New York and Citibank, N.A., as co-syndication agents, as amended by that First Amendment to Amended and Restated Credit Agreement dated as of March 31, 2000, that Second Amendment to Amended and Restated Credit Agreement dated as of July 26, 2000, that Third Amendment to Amended and Restated Credit Agreement dated as of November 14, 2000, that Fourth Amendment to Amended and Restated Credit Agreement dated as of July 17, 2001, that Fifth Amendment to Amended and Restated Credit Agreement dated as of March 6, 2002 and as may be otherwise amended, restated, modified or supplemented prior to the Closing Date.

         "Fee Letter": that letter agreement dated as of December 18, 2002 by and between the Administrative Agent and the Company.

         "Financing Lease": any lease of property, real or personal, the obligations of the lessee in respect of which are required in accordance with GAAP to be capitalized on a balance sheet of the lessee.

         "Flood Hazard Property": as defined in Section 4.1(d)(v).

         "Foreign Subsidiaries": all Subsidiaries of the Company that are not Domestic Subsidiaries.

         "Fund": as defined in Section 9.6(h).

         "GAAP": generally accepted accounting principles in the United States of America as in effect from time to time.

         "Government Act": as defined in Section 2.14(i).

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
         "Governmental Authority": any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

         "Granting Lender": as defined in Section 9.6(i).

         "Guarantor": each of the Domestic Subsidiaries (other than a Receivables Financing SPC, a Preferred Stock SPC and the Excluded Inactive Subsidiaries) and each Additional Credit Party which has executed a Joinder Agreement, together with its successors and assigns.

         "Hazardous Materials": any substance, material or waste defined or regulated in or under any Environmental Laws.

         "Hedging Agreements": interest rate protection agreements, foreign currency exchange agreements, commodity purchase or option agreements or other interest or exchange rate or commodity price hedging agreements, in each case entered into by the Company or any of its Subsidiaries.

         "High Yield Notes": the $400 million 11.125% Senior Notes due 2007 issued pursuant to the High Yield Note Indenture.

         "High Yield Note Indenture": the Indenture dated as of November 14, 2000, between the Company and Wells Fargo Bank Minnesota, N.A., as trustee, as the same may be amended, supplemented or otherwise modified from time to time.

         "Incremental Term Loan": as defined in Section 2.16(a).

         "Incremental Term Loan Acceptance": an Incremental Term Loan Acceptance referenced in Section 2.16(b), substantially in the form of Exhibit I.

         "Incremental Term Loan Availability Expiration Date": the earlier of
(x) the third anniversary of the Closing Date and (y) the maturity (by acceleration or otherwise) of the Term B Loan.

         "Incremental Term Loan Commitment": as to each Lender, its obligation to make its Pro Rata Share of the Incremental Term Loan to the Company pursuant to Section 2.16(a), in the principal amount set forth in any documentation evidencing its commitment with respect to the Incremental Term Loan or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto.

         "Incremental Term Loan Excess Yield": (i) the Incremental Term Loan Upfront Fee Percentage divided by (ii) four; provided that, in the event that the stated maturity date with respect to the Incremental Term Loan is less than four years from the Incremental Term Loan Funding Date, the Incremental Term Loan Upfront Fee Percentage shall be divided by such lesser period of time (expressed as a number of years rounded to one decimal place based on the total number of months to such stated maturity date divided by 12).

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
         "Incremental Term Loan Funding Date": as defined in Section 2.16(b).

         "Incremental Term Loan Upfront Fee Percentage": (i) the aggregate amount of upfront fees payable with respect to the Incremental Term Loan including, without limitation, contingent fees and original issue discount (other than any arrangement, underwriting or other fees payable solely to any arranger or arrangers with respect to the Incremental Term Loan) divided by (ii) the aggregate amount of such Incremental Term Loan.

         "Incremental Term Loan Yield": the sum of (i) the margin for Eurodollar Loans with respect to the Incremental Term Loan and/or the margin for ABR Loans with respect to the Incremental Term Loan plus (ii) the Incremental Term Loan Excess Yield.

         "Indebtedness": with respect to any Person, without duplication, (i) all indebtedness for borrowed money created, incurred, assumed or guaranteed by such Person, (ii) all amounts owing by such Person under purchase money mortgages or other purchase money liens or conditional sales or other title retention agreements, (iii) all indebtedness secured by mortgages, liens, security interests, conditional sales or other title retention agreements upon property owned by such Person (whether or not such Person has assumed or become liable for the payment of such indebtedness), (iv) all obligations of such Person in respect of Financing Leases and Synthetic Leases, (v) all guaranty obligations of such Person with respect to Indebtedness of another Person, (vi) Indebtedness of any partnership or unincorporated joint venture with respect to which such Person is legally obligated or has a reasonable expectation of being liable with respect thereto, (vii) the maximum amount of all letters of credit issued (other than such letters of credit which are fully cash collateralized) or bankers' acceptance facilities created for the account of such Person and, without duplication, all drafts drawn thereunder (to the extent unreimbursed),
(viii) the principal amount of subordinated notes or debentures issued by such Person to a Preferred Stock SPC in connection with hybrid equity securities (e.g., trust preferred capital securities), (ix) the outstanding attributed principal amount under any receivables financing program, and (x) all net obligations of such Person under Hedging Agreements.

         "Insolvency": with respect to any Multiemployer Plan, the condition that such Plan is insolvent within the meaning of Section 4245 of ERISA.

         "Insolvent": pertaining to a condition of Insolvency.

         "Interest Coverage Ratio": with respect to the Company and its Consolidated Subsidiaries for the twelve month period ending on the last day of any fiscal quarter of the Company, the ratio of (a) Consolidated EBITDA for such period to (b) Consolidated Adjusted Interest Expense for such period.

         "Interest Payment Date": (a) as to any ABR Loan, the last day of each March, June September and December, the date of repayment of principal of such Loan and the relevant Termination Date, (b) as to any Eurodollar Loan, the last day of each applicable Interest Period, the date of repayment of principal of such Loan and the applicable final maturity date specified in Section 2.15(d) or
Section 2.16(d), as applicable, and in addition as to any such Eurodollar Loan having an Interest Period longer than three months, each day which is three months after the first day of such Interest Period.

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
         "Interest Period": (i) with respect to any Eurodollar Loan:

                  (a) initially, the period commencing on the borrowing or conversion date, as the case may be, with respect to such Eurodollar Loan and ending, subject to availability, one, two, three or six months thereafter, as selected by the Company in its notice of borrowing or notice of conversion, as the case may be, given by the Company with respect thereto; and

                  (b) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Eurodollar Loan and ending, subject to availability, one, two, three or six months thereafter, as selected by the Company through irrevocable notice from the Company to the Administrative Agent not less than three Business Days prior to the last day of the then current Interest Period with respect thereto;

and (ii) with respect to any Swingline Loan, a period commencing in each case on the date of the borrowing and ending on the date agreed to by the Company and the Swingline Lender in accordance with the provisions of Section 2.15(b)(iii).

provided that, all of the foregoing provisions relating to Interest Periods are subject to the following:

                  (1) if any Interest Period pertaining to a Loan would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry a Eurodollar Loan Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day;

                  (2) any Interest Period that would otherwise extend beyond the Termination Date shall end on the Termination Date; and

                  (3) any Interest Period pertaining to a Eurodollar Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month.

         "Investment Grade": the Company currently maintains a rating of BBB- or better from S&P and a rating of Baa3 or better from Moody's.

         "Involuntary Disposition": as defined in Section 5.1(f)(iii).

         "Issuing Lender": Wachovia Bank, National Association, and any successor thereto.

         "Joinder Agreement": a Joinder Agreement referenced in Section 5.1(l), a form of which is attached as Exhibit C.

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
         "Lenders": the several banks and other financial institutions from time to time party to this Agreement.

         "Letter of Credit": any letter of credit issued by the Issuing Lender for the account of the Company in accordance with the terms of Section 2.14.

         "Letter of Credit Fee": as defined in Section 2.4(c).

         "Leverage Ratio": with respect to the Company and its Consolidated Subsidiaries for the twelve month period ending on the last day of any fiscal quarter, the ratio of (a) Indebtedness of the Company and its Consolidated Subsidiaries on the last day of such period minus the principal amount of subordinated notes or debentures issued by the Company to a Preferred Stock SPC in connection with the Preferred Securities minus the principal amount outstanding on the Company's 6.625% Senior Notes due 2003, to the extent the Company has deposited an amount sufficient to satisfy the principal amount when due into an escrow account, pursuant to the terms of the Escrow Agreement, to
(b) Consolidated EBITDA for such period.

         "Lien": any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest to any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement and any Financing Lease having substantially the same economic effect as any of the foregoing).

         "Loan": any loan made by any Lender pursuant to this Agreement.

         "LOC Commitment": the commitment of the Issuing Lender to issue Letters of Credit in an aggregate face amount at any time outstanding (together with the amounts of any unreimbursed drawings thereon) of up to the excess of (i) the LOC Committed Amount over (ii) the aggregate outstanding face amount of the Letters of Credit.

         "LOC Committed Amount": as defined in Section 2.14.

         "LOC Documents": with respect to any Letter of Credit, such Letter of Credit, any amendments thereto, any documents delivered in connection therewith, any application therefor, and any agreements, instruments, guarantees or other documents (whether general in application or applicable only to such Letter of Credit) governing or providing for (i) the rights and obligations of the parties concerned or at risk or (ii) any collateral security for such obligations.

         "LOC Obligations": at any time, the sum of (i) the maximum amount which is, or at any time thereafter may become, available to be drawn under Letters of Credit then outstanding, assuming compliance with all requirements for drawings referred to in such Letters of Credit plus (ii) the aggregate amount of all drawings under Letters of Credit honored by the Issuing Lender but not theretofore reimbursed by the Company.

         "London Interbank Offered Rate": with respect to any Eurodollar Borrowing for any Interest Period, the rate per annum determined by the Administrative Agent at approximately

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11:00 a.m. (London time) on the date which is two Business Days prior to the beginning of such Interest Period by reference to the British Bankers' Association Interest Settlement Rates for deposits in Dollars (as set forth by any service selected by the Administrative Agent which has been nominated by the British Bankers' Association as an authorized information vendor for the purpose of displaying such rates) for a period equal to such Interest Period; provided that, to the extent that an interest rate is not ascertainable pursuant to the foregoing provisions of this definition the "London Interbank Offered Rate" shall be the interest rate per annum determined by the Administrative Agent to be the average of the rates per annum at which deposits in Dollars are offered for such Interest Period to major banks in the London interbank market in London, England by the Administrative Agent at approximately 11:00 a.m. (London time) on the date which is two (2) Business Days prior to the beginning of such Interest Period. Each determination by the Administrative Agent pursuant to this definition shall be conclusive absent manifest error.

         "Material Adverse Effect": a material adverse effect on (i) the operations, business, property or assets, or condition (financial or otherwise) of the Company and its Consolidated Subsidiaries taken as a whole or (ii) the validity or enforceability of this Agreement and the other Credit Documents or the rights and remedies of the Lenders hereunder or thereunder.

         "Material Subsidiary": as of any date of determination, any Domestic Subsidiary or any Foreign Subsidiary that (a) is a Credit Party, (b) together with its Subsidiaries on a consolidated basis, during the twelve months preceding such date of determination accounts for (or to which may be attributed) 5% or more of the net income or assets (determined on a consolidated basis) of the Company and its Subsidiaries or (c) is otherwise necessary for the ongoing business operations of the Company and its Subsidiaries taken as a whole.

         "Moody's": Moody's Investors Services, Inc. or any successor thereto.

         "Mortgages": any and all mortgages, deeds of trust, assignments of rents or leases, or other security agreements, covering any interest in real property, executed and delivered by any of the Credit Parties in favor of the Collateral Agent, granting the Collateral Agent a Lien for the benefit of the Lenders and any other beneficiaries described therein, to secure obligations of the Credit Parties under the Credit Documents and any other obligations described therein in each case as amended, modified, supplemented, extended, renewed or replaced from time to time.

         "Mortgage Policy": as defined in Section 4.1(d)(iv).

         "Mortgaged Properties": as defined in Section 4.1(d)(i).

         "Multiemployer Plan": a Plan which is a multiemployer plan as defined in Section 4001(a)(3) of ERISA, to which the Company or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.

         "Net Cash Proceeds": the aggregate cash proceeds received by the Company or any of its Consolidated Subsidiaries in respect of any Asset Disposition, Involuntary Disposition, Equity

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Issuance, Debt Issuance or Permitted Receivables Financing, net of (a) direct costs (including, without limitation, legal, accounting and investment banking fees, and sales commissions) and (b) taxes paid or payable as a result thereof; it being understood that "Net Cash Proceeds" shall include, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received by the Company or any of its Consolidated Subsidiaries in any Asset Disposition, Involuntary Disposition, Equity Issuance, Debt Issuance or Permitted Receivables Financing.

         "Non-Excluded Taxes": as defined in Section 2.12.

         "Note": as defined in Section 2.2.

         "Obligations": without duplication, all advances to, and debts, liabilities, obligations, covenants and duties of, any Credit Party arising under any Credit Document or otherwise with respect to any Loan or Letter of Credit, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Credit Party or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding. The foregoing shall also include any Hedging Agreement of any Credit Party to which a Lender or any Affiliate of such Lender is a party.

         "Participant": as defined in Section 9.6(b).

         "Participation Interest": a purchase by a Lender of a risk participation in Swingline Loans as provided in Section 2.13(b), in LOC Obligations as provided in Section 2.14(c) or in outstanding Revolving Loans of other Lenders as provided in Section 6.1.

         "PBGC": the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA.

         "Permitted Investments":

                  (i)      cash and Cash Equivalents;

                  (ii) receivables owing to the Company or any of its Subsidiaries or any receivables and advances to suppliers, in each case if created, acquired or made in the ordinary course of business and payable or dischargeable in accordance with customary trade terms;

                  (iii)    investments in and loans to any Credit Parties;

                  (iv) loans and advances to officers, directors, employees and Affiliates in an aggregate amount not to exceed $1,000,000 at any time outstanding;

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
                  (v) investments (including debt obligations) received in connection with the bankruptcy or reorganization of suppliers and customers and in settlement of delinquent obligations of, and other disputes with, customers and suppliers arising in the ordinary course of business;

                  (vi) investments, acquisitions or transactions permitted under Section 5.2(b)(ii);

                  (vii) additional investments, provided that such investments made pursuant to this clause (vii) shall not exceed an aggregate amount of $5,000,000 at any time outstanding;

                  (viii) investments existing on the date hereof and set forth on Schedule 7.1(c) attached hereto;

                  (ix) investments by the Company in Hedging Agreements permitted under Section 5.2(f)(iii);

                  (x) investments by Foreign Subsidiaries in other Foreign Subsidiaries;

                  (xi) investments by Credit Parties in Foreign Subsidiaries, provided that such investments made pursuant to this clause (xi) shall not exceed an aggregate amount of $10,000,000 at any time outstanding; and

                  (xii)    Acquisitions permitted pursuant to Section
         5.2(b)(ii).

         As used herein, "investment" means all investments, in cash or by delivery of property made, directly or indirectly in, to or from any Person, whether by acquisition of shares of Capital Stock, property, assets, indebtedness or other obligations or securities or by loan advance, capital contribution or otherwise.

         "Permitted Lien": (i) purchase money security arrangements upon Property acquired subsequent to the date of this Agreement, provided that each such security arrangement does not exceed 80% of the cost or fair value of the Property acquired and is a lien only on such Property, or renewals or extensions of any such security arrangement upon the same Property and not in a greater amount; (ii) Liens on Property in favor of, or any conditional sale or title retention agreement relating to any Property with, the United States of America or any State thereof, or any department, agency or instrumentality or political subdivision of the United States of America or any such political subdivision, or any agent or trustee acting on behalf of any of the foregoing, or any agent or trustee acting on behalf of the holders of obligations issued by any of the foregoing, to secure partial, progress, advance or other payments pursuant to any agreement, understanding, contract, lease or statute (including, but not limited to, agreements, understandings, contracts, leases or statutes that require the construction of Property and sale thereof to any of the named departments, agencies or political divisions, as a part of the lease or installment purchase of such Property by the Company or any Subsidiary) or to secure any indebtedness incurred for the purpose of financing all or any part of the purchase price or the

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cost of construction of the Property subject to such Liens; (iii) any reservation or exception contained in any instrument under which the Company or any Subsidiary owns or shall acquire any Property and under the terms of which any vendor, lessor or assignor reserves or excepts an interest in oil, gas or any other mineral or the proceeds thereof; (iv) any conveyance or assignment under the terms of which the Company or any Subsidiary conveys or assigns an interest in oil, gas or any other mineral or the proceeds thereof whether or not such conveyance or assignment is in connection with or substantially simultaneous with an extension of credit to the grantee or assignee thereunder on a basis providing for repayment of all or substantially all of such advance out of such proceeds or out of production from such interest; (v) any lien upon any Property owned by the Company or any Subsidiary or in which the Company or any Subsidiary owns an interest to secure payment of its proportionate part of the expenses of developing or conducting operations for the recovery, storage, transportation or sale of the mineral resources of such Property (or Property with which it is unitized); (vi) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business which, in the aggregate, are not substantial in amount and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the Company or such Subsidiary; (vii) Liens (not otherwise permitted hereunder) which secure indebtedness for borrowed money not exceeding (as to the Company and all Subsidiaries) $10,000,000 in aggregate amount at any time outstanding, together with Indebtedness outstanding permitted under Section 5.2(f)(vi) not to exceed a total amount of $25,000,000 as set forth in Section 5.2(f)(vi); (viii) Liens for taxes not yet due or that are being contested in good faith and by appropriate proceedings; (ix) carriers', warehousemen's, mechanic's, materialmen's, repairmen's or other like Liens arising in the ordinary course of business; (x) pledges and deposits made in the ordinary course of business in compliance with workmen's compensation, unemployment insurance and other social security laws or regulations; (xi) deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;
(xii) Liens in favor of customs revenue authorities arising as a matter of law to secure payment of customs duties; (xiii) any extension, renewal or replacement (or successive extensions, renewals or replacements), in whole or in part of any lien referred to in the foregoing clauses (i) to (v), inclusive, provided that the obligation secured thereby shall not exceed the obligation so secured at the time of such extension, renewal or replacement, and that such extension, renewal or replacement shall be limited to that portion of the Property which secured the lien so extended, renewed or replaced (plus improvements on such Property); (xiv) Liens in favor of the Collateral Agent pursuant to the Collateral Documents and (xv) Liens (not otherwise permitted hereunder) which are set forth on Schedule 7(d) attached hereto.

         "Permitted Receivables Financing": any one or more receivables financings in which (i) the Company or any of its Consolidated Subsidiaries (a) sells (as determined in accordance with GAAP) any accounts receivable, notes receivable, rights to future lease payments or residuals (collectively, together with certain related property relating thereto and the right to collections thereon, being the "Transferred Assets") to any Person that is not a Subsidiary or Affiliate of the Company (with respect to any such transaction, the "Receivables Financier"), (b) borrows from such Receivables Financier and secures such borrowings by a pledge of such Transferred Assets and/or (c) otherwise finances its acquisition of such Transferred Assets and, in connection

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
therewith, conveys an interest in such Transferred Assets to the Receivables Financier or (ii) the Company or any of its Consolidated Subsidiaries sells, conveys or otherwise contributes any Transferred Assets to a Receivables Financing SPC, which Receivables Financing SPC then (a) sells (as determined in accordance with GAAP) any such receivables (or an interest therein) to any Receivables Financier, (b) borrows from such Receivables Financier and secures such borrowings by a pledge of such receivables or (c) otherwise finances its acquisition of such receivables and, in connection therewith, conveys an interest in such receivables to the Receivables Financier, provided that (1) such receivables financing shall not involve any recourse to the Company or any of its Consolidated Subsidiaries for any reason other than (A) repurchases of non-eligible receivables or (B) indemnification for losses other than credit losses related to the receivables sold in such financing, (2) such receivables financing shall not include any guaranty obligations of the Company or any of its Consolidated Subsidiaries, (3) the Administrative Agent shall be reasonably satisfied with the structure of and documentation for any such transaction and that the terms of such transaction, including the discount at which receivables are sold, the term of the commitment of the Receivables Financier thereunder and any termination events, shall be (in the good faith understanding of the Administrative Agent) consistent with those prevailing in the market for similar transactions involving a receivables originator/servicer of similar credit quality and a receivables pool of similar characteristics, (4) the Administrative Agent shall have received evidence to its satisfaction that the Collateral Agent shall have a first priority perfected pledge of the residual value in the Receivables Financing SPC, and (5) the documentation for such transaction shall not be amended or modified without the prior written approval of the Administrative Agent.

         "Person": an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

         "Plan" means any "employee benefit plan" (as such term is defined in Section 3(3) of ERISA) established by the Company or, with respect to any such plan that is subject to Section 412 of the Code or Title IV of ERISA, any ERISA Affiliate.

         "Preferred Securities": collectively, the Trust Preferred Securities and the CRESTS.

         "Preferred Stock SPC": with respect to the Trust Preferred Securities, Hercules Trust I, a wholly-owned Subsidiary of the Company, and with respect to the CRESTS, Hercules Trust II, a wholly-owned Subsidiary of the Company, in each case as the context may require and in any event an entity that was formed for the sole and exclusive purpose of engaging in activities in connection with the issuance of the Preferred Securities.

         "Pro Forma Basis": with respect to any transaction, that such transaction shall be deemed to have occurred (for purposes of calculating compliance in respect of such transaction with each of the financial covenants set forth in Section 5.2(d)) as of the first day of the four fiscal quarter period ending as of the last day of the most recent fiscal quarter preceding the date of such transaction with respect to which the Administrative Agent and the Lenders shall have received the financial statements referred to in Section 5.1(a). As used herein, "transaction" means any corporate merger, amalgamation or consolidation or any asset disposition or purchase as referred to in Section 5.2(b), (f) or (k) or Section 2.16. Any Indebtedness incurred or assumed by the

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Company or any of its Subsidiaries in order to consummate such transaction (i)
shall be deemed to have been incurred or assumed on the first day of the applicable period and (ii) if such Indebtedness has a floating or formula rate, then the implied rate of interest for such Indebtedness for the applicable period for purposes of this definition shall be determined by utilizing the rate which is or would be in effect with respect to such Indebtedness as at the relevant date of determination.

         "Pro Rata Share": as to each Lender (a) with respect to such Lender's Revolving Commitment at any time, a fraction (expressed as a percentage, carried out to the ninth decimal place), the numerator of which is the amount of the Revolving Commitment of such Lender at such time and the denominator of which is the Revolving Committed Amount at such time; provided that if the commitment of each Lender to make Revolving Loans and the obligation of the Issuing Lender to issue Letters of Credit have been terminated pursuant to Section 6.1, then the Pro Rata Share of such Lender shall be determined based on the Pro Rata Share of such Lender immediately prior to such termination and after giving effect to any subsequent assignments made pursuant to the terms hereof, (b) with respect to such Lender's portion of the Term B Loan at any time, a fraction (expressed as a percentage, carried out to the ninth decimal place), the numerator of which is the principal amount of the Term B Loan held by such Lender at such time and the denominator of which is the aggregate principal amount of the Term B Loan at such time and (c) with respect to such Lender's portion of the Incremental Term Loan at any time, a fraction (expressed as a percentage, carried out to the ninth decimal place), the numerator of which is the principal amount of the Incremental Term Loan held by such Lender at such time and the denominator of which is the aggregate principal amount of the Incremental Term Loan at such time. The initial Pro Rata Share of each Lender is set forth opposite the name of such Lender on Schedule 7(a) or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable.

         "Property": any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

         "Prospective Lender": as defined in Section 2.16(b).

         "Real Properties": as defined in Section 1.14(a)(i).

         "Receivables Financing SPC": a special purpose entity that is a Subsidiary or Affiliate of the Company and that is formed for the sole and exclusive purpose of engaging in activities in connection with the purchase, sale and financing of accounts receivable in connection with and pursuant to a Permitted Receivables Financing.

         "Register": as defined in Section 9.6(d).

         "Regulation U": Regulation U of the Board of Governors of the Federal Reserve System as in effect from time to time.

         "Reorganization": with respect to any Multiemployer Plan, the condition that such plan is in reorganization within the meaning of Section 4241 of ERISA.

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
         "Reportable Event": any of the events set forth in Section 4043(b) of ERISA, other than those events as to which the thirty day notice period is waived under Sections .13, .14, .16, .18, .19 or .20 of PBGC Reg. Section 2615.

         "Required Lenders": at any time, Lenders holding in the aggregate at least a majority of (a) the unfunded Commitments (and participations therein) and the outstanding Loans, LOC Obligations and participations therein or (b) if the Commitments have been terminated, the outstanding Loans, LOC Obligations and participations therein. The unfunded Commitments of, and the outstanding Loans held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders.

         "Requirement of Law": as to any Person, the Certificate of Incorporation and By-Laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

         "Responsible Officer": when used with respect to the Company, the chief executive officer, any vice president or equivalent officer, the corporate secretary and the general counsel of the Company or, with respect to financial matters, any vice president, the treasurer or the controller of the Company; provided, however, that when used in the context of Section 5.2(b)(ii)(C), a "Responsible Officer" shall include the vice president-tax of the Company as well as the chief executive officer, any vice president or equivalent officer, the corporate secretary and the general counsel of the Company or, with respect to financial matters, any vice president, the treasurer or the controller of the Company.

         "Restricted Payment": (i) any dividend or other payment or distribution, direct or indirect, on account of any shares of any class of Capital Stock of the Company or any of its Subsidiaries, now or hereafter outstanding (including without limitation the Company or any of its Subsidiaries), or to the holders, in their capacity as such, of any shares of any class of Capital Stock of the Company or any of its Subsidiaries, now or hereafter outstanding, except as provided in Section 5.2(k), (ii) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of Capital Stock of the Company or any of its Subsidiaries, now or hereafter outstanding and (iii) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of Capital Stock of any Consolidated Party, now or hereafter outstanding.

         "Restructuring Charges": (a) non-recurring restructuring charges in connection with the Company's ongoing "Work Process Redesign" effort, including, without limitation, business process redesign, cost compression (i.e. elimination of management layers) and disposal of facilities, in an aggregate amount not to exceed (i) $25,000,000 with respect to the Company's 2002 fiscal year and (ii) $35,000,000 with respect to the Company's 2003 fiscal year and (b) non-recurring restructuring charges in connection with the divestiture of the BetzDearborn Water Treatment Business in 2002, to the extent taken in the first three (3) fiscal quarters of the Company's 2002 fiscal year.

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
         "Revolving Committed Amount": as defined in Section 2.1(a).

         "Revolving Commitment": as to each Lender, its obligation to (a) make Revolving Loans to the Company pursuant to Section 2.1(a) and (b) purchase participations in LOC Obligations and Swingline Loans, in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender's name on Schedule 7(a) or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement.

         "Revolving Loans": the loans made pursuant to Section 2.1.

         "Revolving Credit Termination Date": December 15, 2006.

         "S&P": Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. or any successor thereto.

         "SEC": the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

         "Secured Leverage Ratio": with respect to the Company and its Consolidated Subsidiaries for the twelve month period ending on the last day of any fiscal quarter, the ratio of (a) secured Indebtedness of the Company and its Consolidated Subsidiaries on the last day of such period minus the principal amount outstanding on the Company's 6.625% Senior Notes due 2003, to the extent the Company has deposited an amount sufficient to satisfy the principal amount when due into an escrow account, pursuant to the terms of the Escrow Agreement, to (b) Consolidated EBITDA for such period.

         "Security Agreement": the Security Agreement dated as of the Closing Date executed by the Company and each of the other Guarantors and substantially in the form of Exhibit G attached hereto, as amended, modified, supplemented, extended, renewed or replaced from time to time.

         "Senior Notes": collectively, (i) the High Yield Notes, (ii) the Company's 6.625% Senior Notes due 2003 in the aggregate principal amount of $125,000,000 and (iii) the Company's 6.60% Senior Notes due 2027 in the aggregate principal amount of $100,000,000.

         "Single Employer Plan": any Plan which is covered by Title IV of ERISA, but which is not a Multiemployer Plan.

         "Solvent": with respect to any Person, in that Person's reasonable belief and as of a particular date, that on such date (a) such Person is able to pay its debts and other liabilities, contingent obligations and other commitments as they mature in the normal course of business, (b) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature in their ordinary course, (c) such

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Person is not engaged in a business or a transaction, and is not about to engage in a business or a transaction, for which such Person's assets would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which such Person is engaged or is to engage, (d) the fair value of the assets of such Person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Person and (e) the fair value of the assets of such Person is not less than the amount that will be required to pay the estimable and probable liability of such Person on its debts as they become absolute and matured. In computing the amount of contingent liabilities at any time, it is intended that such liabilities will be computed at the amount which, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

         "SPC": as defined in Section 9.6(i).

         "Subsidiary": as to any Person, a corporation, partnership or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise qualified, all references to a "Subsidiary" or to "Subsidiaries" in this Agreement shall refer to a Subsidiary or Subsidiaries of the Company.

         "Swingline Committed Amount": as defined in Section 2.15(a).

         "Swingline Lender": Credit Suisse First Boston, acting through its Cayman Islands Branch (or any successor thereto).

         "Swingline Loan": as defined in Section 2.15(a).

         "Syndication Agent": as defined in the preamble hereto.

         "Synthetic Lease": any synthetic lease, tax retention operating lease, off-balance sheet loan or similar off-balance sheet financing product where such transaction is considered borrowed money indebtedness for tax purposes but is classified as an operating lease in accordance with GAAP.

         "Term B Excess Yield": (i) the Term B Upfront Fee Percentage divided by
(ii) four.

         "Term B Loan": as defined in Section 2.15(a).

         "Term B Loan Commitment": as to each Lender, its obligation to make its Pro Rata Share of the Term B Loan to the Company pursuant to Section 2.15(a), in the principal amount set forth opposite such Lender's name on Schedule 7(a) or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto.

         "Term B Upfront Fee Percentage":  0.25%.

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
         "Term B Yield": the sum of (i) the margin for Eurodollar Loans in effect with respect to the Term B Loan and/or the margin for ABR Loans in effect with respect to the Term B Loan plus (ii) the Term B Excess Yield.

         "Term Loans": a collective reference to the Term B Loan and the Incremental Term Loan.

         "Termination Date": (a) for Revolving Loans, the Revolving Credit Termination Date, (b) for the Term B Loan, May 15, 2007 and (c) for the Incremental Term Loan, the date agreed to among the Company and the Lenders making the Incremental Term Loan.

         "Title Insurance Company": as defined in Section 4.1(d)(iii).

         "Transferee": as defined in Section 9.6(f).

         "Trust Preferred Securities": the 9.42% Trust Originated Preferred Securities issued by Hercules Trust I in an original issuance amount of $362,000,000 due 2029.

         "Type": as to any Loan, its nature as an ABR Loan or a Eurodollar Loan.

         "Unfunded Pension Liability": the excess of a Pension Plan's benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Pension Plan's assets, determined in accordance with the assumptions used for funding the Pension Plan pursuant to Section 412 of the Code for the applicable plan year.

         All accounting terms not otherwise defined herein shall have the meanings assigned to them in accordance with GAAP.

                           7.2      ACCOUNTING TERMS.

         (a) Except as otherwise specifically prescribed herein, all accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time, applied in a manner consistent with that used in preparing the financial statements referred to in Section 1.2(a); provided, however, that calculations of the attributable amount of Indebtedness under any Synthetic Lease or similar obligation or the implied interest component of any Synthetic Lease or similar obligation shall be made by the Company in accordance with accepted financial practice and consistent with the terms of such Synthetic Lease or similar obligation.

         (b) If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Credit Document, and either the Company or the Required Lenders shall so request, the Administrative Agent, the Lenders and the Company shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Company shall provide to the Administrative Agent and

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the Lenders financial statements and other documents required under this
Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.

         (c) Notwithstanding the above, the parties hereto acknowledge and agree that, for purposes of all calculations made under the financial covenants set forth in Section 5.2(d) or otherwise hereunder (including without limitation for purposes of the definitions of "Applicable Margin" and "Pro Forma Basis" set forth in Section 7.1), (i) after consummation of any Asset Disposition (A) income statement items (whether positive or negative) and capital expenditures attributable to the Property disposed of shall be excluded and (B) Indebtedness which is retired shall be excluded and deemed to have been retired as of the first day of the applicable period and (ii) after consummation of any Acquisition (A) income statement items (whether positive or negative) and capital expenditures attributable to the Person or Property acquired shall, to the extent not otherwise included in such income statement items for the Company and its Consolidated Subsidiaries in accordance with GAAP or in accordance with any defined terms set forth in Section 7.1(a), be included to the extent relating to any period applicable in such calculations, (B) to the extent not retired in connection with such Acquisition, Indebtedness of the Person or Property acquired shall be deemed to have been incurred as of the first day of the applicable period and (C) pro forma adjustments may be included to the extent that such adjustments are satisfactory to the Administrative Agent and would give effect to items that are (1) directly attributable to such transaction, (2) expected to have a continuing impact on the Company and its Consolidated Subsidiaries and (3) factually supportable.

                           7.3      ROUNDING.

         Any financial ratios required to be maintained by the Company pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

                           7.4      REFERENCES TO AGREEMENTS AND REQUIREMENTS OF
                                    LAW.

         Unless otherwise expressly provided herein, (i) references to articles of incorporation, by-laws, operating agreements or other similar organization documents, agreements (including the Credit Documents) and other contractual instruments shall be deemed to include all subsequent amendments, restatements, extensions, supplements and other modifications thereto, but only to the extent that such amendments, restatements, extensions, supplements and other modifications are not prohibited by any Credit Document; and (ii) references to any Requirement of Law shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such Requirement of Law.

                           7.5      TIMES OF DAY.

         Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight savings or standard, as applicable).

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                           7.6      LETTER OF CREDIT AMOUNTS.

         Unless otherwise specified, all references herein to the amount of a Letter of Credit at any time shall be deemed to mean the maximum face amount of such Letter of Credit after giving effect to all increases thereof contemplated by such Letter of Credit or application for such Letter of Credit therefor, whether or not such maximum face amount is in effect at such time.

         SECTION 8. THE AGENTS.

                           8.1.     APPOINTMENT.

         Each Lender hereby irrevocably designates and appoints Credit Suisse First Boston, acting through its Cayman Islands Branch, as the Administrative Agent and the Collateral Agent of such Lender under this Agreement and the other Credit Documents, and each such Lender irrevocably authorizes Credit Suisse First Boston, acting through its Cayman Islands Branch, as the Administrative Agent and the Collateral Agent for such Lender, to take such action on its behalf under the provisions of this Agreement and the other Credit Documents and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent or the Collateral Agent by the terms of this Agreement and the other Credit Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Agents shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Credit Document or otherwise exist against the Agents.

                           8.2.     DELEGATION OF DUTIES.

         Each of the Agents may execute any of its duties under this Agreement and the other Credit Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. No Agent shall be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

                           8.3.     EXCULPATORY PROVISIONS.

         No Agent nor any of such Agent's officers, directors, employees, agents, attorneys-in-fact or affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or any other Credit Document (except for its or such Person's own gross negligence or willful misconduct) or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by the Company, any other Credit Party or any officer thereof contained in this Agreement or any other Credit Document or in any certificate, report, statement or other document referred to or provided for in, or received by such Agent under or in connection with, this Agreement or any other Credit Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or the other Credit Documents or for any failure of the Company

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or any other Credit Party to perform its obligations hereunder or thereunder. No
Agent shall be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Credit Document, or to inspect the properties, books or records of the Credit Parties.

                           8.4. RELIANCE BY ADMINISTRATIVE AGENT AND THE COLLATERAL AGENT.

         The Agents shall be entitled to rely, and shall be fully protected in relying, upon any Credit Document, writing, resolution, notice, consent, certificate, affidavit, letter, telecopy, telex or teletype message, statement, order or other document or conversation reasonably believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Credit Parties), independent accountants and other experts selected by the Agents. The Agents may deem and treat the payee of any Note as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Administrative Agent. The Agents shall be fully justified in failing or refusing to take any action under this Agreement or any other Credit Document unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Agents shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Credit Documents in accordance with a request of the Required Lenders, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Notes.

                           8.5.     NOTICE OF DEFAULT.

         No Agent shall be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless such Agent has received notice from a Lender or the Company referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that an Agent receives such a notice, the Administrative Agent shall give notice thereof to the Lenders and the other Agent. The Agents shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders; provided that unless and until an Agent shall have received such directions, such Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

                           8.6.     NON-RELIANCE ON AGENTS AND OTHER LENDERS.

         Each Lender expressly acknowledges that no Agent nor any of such Agent's officers, directors, employees, agents, attorneys-in-fact or affiliates has made any representations or warranties to it and that no act by an Agent hereinafter taken, including any review of the affairs of the Credit Parties, shall be deemed to constitute any representation or warranty by such Agent to any Lender. Each Lender represents to the Agents that it has, independently and without reliance upon the Agents or any other Lender, and based on such documents and information as

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it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Credit Parties and made its own decision to make its Loans hereunder and enter into this Agreement and the other Credit Documents. Each Lender also represents that it will, independently and without reliance upon the Agents or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Credit Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Credit Parties. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Agents hereunder, no Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of the Credit Parties which may come into the possession of an Agent or any of its officers, directors, employees, agents, attorneys-in-fact or affiliates.

                           8.7.     INDEMNIFICATION.

         The Lenders agree to indemnify each Agent in its capacity as such (to the extent not reimbursed by the Company or another Credit Party and without limiting the obligation of the Company or another Credit Party to do so), ratably according to their respective Pro Rata Shares in effect on the date on which indemnification is sought under this subsection (or, if indemnification is sought after the date upon which the Commitments shall have terminated and the Loans shall have been paid in full, ratably in accordance with their Pro Rata Shares immediately prior to such date), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including, without limitation, at any time following the payment of the Notes) be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of this Agreement, any of the other Credit Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by such Agent under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements to the extent resulting from such Agent's gross negligence or willful misconduct. The agreements in this subsection shall survive the payment of the Notes and all other amounts payable hereunder or under the other Credit Documents.

                           8.8.     AGENTS IN THEIR INDIVIDUAL CAPACITY.

         Each Agent and its affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Credit Parties as though such Agent were not an Agent hereunder and under the other Credit Documents. With respect to its Loans made or renewed by it and any Note issued to it, the Agents shall have the same rights and powers under this Agreement and the Notes as any Lender and may exercise the same as though it were not an Agent, and the terms "Lender" and "Lenders" shall include each Agent in its individual capacity.

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                           8.9.     SUCCESSOR AGENT.

         Any Agent may resign as an Agent upon 10 days' notice to the Lenders. If an Agent shall resign as an Agent under this Agreement and the other Credit Documents, then the Company shall appoint from among the Lenders a successor agent for the Lenders, which successor agent shall be approved by the Required Lenders (provided that if an Event of Default shall then exist, the Required Lenders shall appoint such successor agent from among the Lenders without need of the Company's consent or approval), whereupon such successor agent shall succeed to the rights, powers and duties of the Administrative Agent or Collateral Agent, as applicable, and the term "Administrative Agent" or "Collateral Agent", as the case may be, shall mean such successor agent effective upon such appointment and approval, and the former Agent's rights, powers and duties as Agent shall be terminated, without any other or further act or deed on the part of such former Agent or any of the parties to this Agreement or any of the other Credit Documents or any holders of the Notes. After any retiring Agent's resignation as Agent, the provisions of this subsection shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement and the other Credit Documents.

                           8.10.    OTHER AGENTS, ARRANGERS AND MANAGERS.

         None of the Lenders or other Persons identified on the facing pages of this Agreement as a "syndication agent," "documentation agent," "co-agent," "book manager," "lead manager," "arranger," "lead arranger," "co-arranger" or "bookrunner" shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than, in the case of such Lenders, those applicable to all Lenders as such. Without limiting the foregoing, none of the Lenders or other Persons so identified shall have or be deemed to have any fiduciary relationship with any Lender. Each Lender acknowledges that it has not relied, and will not rely, on any of the Lenders or other Persons so identified in deciding to enter into this Agreement or in taking or not taking action hereunder.

         SECTION 9. MISCELLANEOUS

                           9.1.     AMENDMENTS AND WAIVERS.

         Neither this Agreement, any other Credit Document, nor any terms hereof or thereof may be amended, supplemented or modified except in accordance with the provisions of this subsection. The Required Lenders may, or, with the written consent of the Required Lenders, the Administrative Agent may, from time to time, (a) enter into with the Credit Parties written amendments, supplements or modifications hereto and to the other Credit Documents for the purpose of adding any provisions to this Agreement or the other Credit Documents or changing in any manner the rights of the Lenders or of the Credit Parties hereunder or thereunder or (b) waive, on such terms and conditions as the Required Lenders or the Administrative Agent, as the case may be, may specify in such instrument, any of the requirements of this Agreement or the other Credit Documents or any Default or Event of Default and its consequences; provided, however, that no such waiver and no such amendment, supplement or modification shall (i) reduce the amount or extend the scheduled date of maturity (including
(x) in the case of the Term

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B Loan, any scheduled amortization payment required pursuant to Section 2.15(d)
and (y) in the case of the Incremental Term Loan, any scheduled amortization payment required pursuant to Section 2.16(d), if any) of any Loan, or reduce the stated rate of any interest or fee payable hereunder or thereunder or extend the scheduled date of any payment thereof (excluding mandatory prepayments) or increase the amount or extend the expiration date of any Lender's Commitment, in each case without the consent of each Lender affected thereby, or (ii) amend, modify or waive any provision of this subsection or reduce the percentage specified in the definition of Required Lenders or consent to the assignment or transfer by a Credit Party of any of its rights and obligations under this Agreement and the Notes or, except as the result of or in connection with an Asset Disposition permitted by Section 5.2(b), release all or substantially all of the Collateral or, except as the result of or in connection with a consolidation, merger or disposition of a Credit Party permitted under Section 5.2(b), release the Company or all or substantially all of the Guarantors from its or their obligations under the Credit Documents, amend, modify or waive any provision of Section 2.11 or this Section 9.1, in each case without the written consent of all the Lenders, (iii) amend, modify or waive any provision of
Section 8 without the written consent of the then Administrative Agent. Any such waiver and any such amendment, supplement or modification shall apply equally to each of the Lenders and shall be binding upon the Credit Parties, the Lenders, the Administrative Agent and all future holders of the Notes, (iv) amend, modify or waive any provision of Section 2.14 without the written consent of the Issuing Lender or (v) amend, modify or waive any provision of Section 2.13 without the written consent of the Swingline Lender. In the case of any waiver, the Credit Parties, the Lenders and the Administrative Agent shall be restored to their former position and rights hereunder and under the outstanding Notes, and any Default or Event of Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon.

         Without limiting the requirements set forth in this Section 9.1, neither (A) the time for or the amount or the manner of application of proceeds of any mandatory prepayment required by Section 2.6(b)(ii), (iii), (iv) or (v) hereof, nor (B) any provision providing for the allocation of any payments to the Term Loans, nor (C) any other amendment, modification, termination or waiver of any provision of this Agreement that has the effect of disproportionately disadvantaging any one Class (as defined below) relative to any other Class shall be effective without the written concurrence of Requisite Class Lenders (as defined below) of each affected Class (it being understood and agreed that any amendment, modification, termination or waiver of any such provision which only postpones or reduces any voluntary or mandatory prepayment, or Commitment reduction from those set forth in Section 2.6 with respect to one Class but not any other Class shall be deemed to disproportionately disadvantage such one Class but not to affect or disproportionately disadvantage any such other Class). For purposes hereof, "Class" shall mean, as applied to Lenders, each of the following three classes of Lenders: (i) Lenders holding a Term B Loan Commitment or portion of the Term B Loan, (ii) Lenders holding an Incremental Term Loan Commitment or a portion of the Incremental Term Loan, and (iii) Lenders holding a Revolving Commitment or any extension of credit with respect thereto, and "Requisite Class Lenders" shall mean Lenders of such Class holding in the aggregate (i) in the case of the Term B Loan, at least a majority of the Term B Loan outstanding, (ii) in the case of the Incremental Term Loan, at least a majority portion of the Incremental Term Loan, and (iii) in the

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case of Revolving Loans, at least a majority of the Revolving Loans outstanding or at least a majority portion of the Revolving Committed Amount.

                           9.2.     NOTICES.

         All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by telecopy), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered by hand, or 3 days after being deposited in the mail, postage prepaid, or, in the case of telecopy notice, when received, addressed as follows in the case of the Company, the Credit Parties and the Administrative Agent, and as set forth in Schedule 9.2 in the case of the other parties hereto, or to such other address as may be hereafter notified by the respective parties hereto and any future holders of the Notes:

         The Company                        Hercules Incorporated
         or any other                       Hercules Plaza
         Credit Party:                      Wilmington, Delaware 19894
                                            Attention:   Stuart Shears
                                            Telephone:   (302) 594-5300
                                            Telecopy:    (302) 594-5371

                                            with a copy to:

                                            Hercules Incorporated
                                            Hercules Plaza
                                            Wilmington, Delaware 19894
                                            Attention:   Israel J. Floyd
                                            Telephone:   (302) 594-5128
                                            Telecopy:    (302) 594-7252

         The Administrative Agent:          Credit Suisse First Boston, as
                                            Administrative Agent
                                            11 Madison Avenue
                                            New York, N.Y. 10010
                                            Attention:   Rob Loh, Agency
                                                         Group OMA-8
                                            Telephone:   (212) 538-1690
                                            Telecopy:    (212) 325-8304

         The Collateral Agent:              Credit Suisse First Boston, as
                                            Collateral Agent
                                            11 Madison Avenue
                                            New York, N.Y. 10010
                                            Attention:   Rob Loh, Agency
                                                         Group OMA-8
                                            Telephone:   (212) 538-1690
                                            Telecopy:    (212) 325-8304

         The Issuing Lender:                Wachovia Bank, National Association
                                            301 South College Street
                                            NC 0760

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                                            Charlotte, NC 28288-0760
                                            Attention:   George L. Woolsey
                                            Telephone:   (704) 374-7907
                                            Telecopy:    (704) 715-1117

provided that any notice, request or demand to or upon the Administrative Agent or the Lenders pursuant to Section 2.3, 2.5, 2.6, 2.7, 2.11, 2.13, 2.14, 2.15 or
3A.9 shall not be effective until received.

         Documents required to be delivered pursuant to Section 5.1(a), Section 5.1(b)(vi) and Section 5.1(c) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date on which such documents are posted on the Company's behalf on IntraLinks/IntraAgency or another relevant website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that: (i) the Company shall deliver paper copies of such documents to the Administrative Agent or any Lender that requests the Company to deliver such paper copies until a written request to cease delivering paper copies is given by the Administrative Agent or such Lender and (ii) the Company shall notify (which may be by facsimile or electronic mail) the Administrative Agent and each Lender of the posting of any such documents and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents. Notwithstanding anything contained herein, in every instance the Company shall be required to provide paper copies of the officer's compliance certificate required by Section 5.1(b)(i) to the Administrative Agent and each of the Lenders. Except for such Compliance Certificates, the Administrative Agent shall have no obligation to request the delivery or to maintain copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Company with any such request for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.

                           9.3.     NO WAIVER; CUMULATIVE REMEDIES.

         No failure to exercise and no delay in exercising, on the part of the Administrative Agent or the Collateral Agent, any Lender or any Credit Party, any right, remedy, power or privilege hereunder or under the Notes shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder or thereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

                           9.4.     SURVIVAL OF REPRESENTATIONS AND WARRANTIES.

         All representations and warranties made hereunder, in the Notes and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement, the Notes and the other Credit Documents and the making of the Loans and the issuance or extension of Letters of Credit hereunder.

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
                           9.5.     PAYMENT OF EXPENSES AND TAXES.

         The Company agrees (a) to pay or reimburse each Agent for all its reasonable out-of-pocket costs and expenses incurred in connection with the development, preparation and execution of, and any amendment, supplement or modification to, this Agreement, the Notes and the other Credit Documents and any other documents prepared in connection herewith or therewith, and the consummation and administration of the transactions contemplated hereby and thereby, including, without limitation, the reasonable fees and disbursements of counsel to each Agent, (b) to pay or reimburse each Lender and each Agent for all its reasonable costs and expenses incurred in connection with the enforcement, attempted enforcement or preservation of any rights under this Agreement, the Notes, any other Credit Document and any such other documents related thereto (including all such costs and expenses incurred during any "workout" or restructuring in respect of the Obligations and during any legal proceeding, including any proceeding under any Debtor Relief Law), including, without limitation, the reasonable fees and disbursements of counsel to each Agent and counsel to the several Lenders (including, without duplication, the allocated costs of in-house counsel to any Lender), (c) to pay, indemnify, and hold each Lender and each Agent harmless from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of, or consummation or administration of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, the Notes and any such other documents, and (d) to pay, indemnify, and hold each Lender, each Agent and each of their respective Affiliates, officers, directors, employees, counsel, agents and attorneys-in-fact (each, an "indemnified person") harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement, the Notes, the LOC Documents and the other Credit Documents, the use of proceeds of the Loans and Letters of Credit and any such other documents, including, without limitation, any of the foregoing relating to the violation of, noncompliance with or liability under, any environmental or other law applicable to the operations of the Company, any of its Subsidiaries or any of the its respective properties (all the foregoing in this clause (d), collectively, the "indemnified liabilities"); provided that the Company shall have no obligation hereunder to any Agent or any Lender with respect to indemnified liabilities which have been finally determined by a court of competent jurisdiction to have arisen from the gross negligence, bad faith or willful misconduct of such indemnified person. The agreements in this subsection shall survive repayment of the Loans, the LOC Obligations and all other amounts payable hereunder or under the other Credit Documents.

                           9.6. SUCCESSORS AND ASSIGNS; PARTICIPATIONS AND ASSIGNMENTS.

         (a) This Agreement shall be binding upon and inure to the benefit of the Credit Parties, the Lenders, the Administrative Agent, the Collateral Agent, all future holders of the Loans and their respective successors and assigns, except that no Credit Party may assign or

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
transfer any of its rights or obligations under this Agreement without the prior written consent of each Lender.

         (b) Any Lender may, without notice to or consent of the Borrower or the Administrative Agent, in the ordinary course of its commercial banking business and in accordance with applicable law, at any time sell to one or more banks or other entities ("Participants") participating interests in any Loan owing to such Lender, any Note held by such Lender, any Commitment of such Lender, any Participation Interest of such Lender or any other interest of such Lender hereunder, under the Notes or under any other Credit Document. In the event of any such sale by a Lender of a participating interest to a Participant, such Lender's obligations under this Agreement to the other parties to this Agreement shall remain unchanged, such Lender shall remain solely responsible for the performance thereof, such Lender shall remain the holder of any such Note for all purposes under this Agreement and the other Credit Documents, and the Credit Parties and the Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and the Notes. The Credit Parties agree that if amounts outstanding under this Agreement, the Notes or any other Credit Document are due or unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of setoff in respect of its participating interest in amounts owing under this Agreement, any Note or any other Credit Document to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement, any Note or any other Credit Document, provided that, in purchasing such participating interest, such Participant shall be deemed to have agreed to share with the Lenders the proceeds thereof as provided in Section 9.7(a) as fully as if it were a Lender hereunder.

         (c) Any Lender may at any time assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans (including for purposes of this subsection (b), participations in Swingline Loans and LOC Obligations) at the time owing to it); provided that (i) except in the case of an assignment of the entire remaining amount of the assigning Lender's Commitment and the Loans at the time owing to it or in the case of an assignment to a Lender or an Affiliate of a Lender or an Approved Fund (as defined in subsection (h) of this Section) of any Lender, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if "Trade Date" is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than $1,000,000 unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Company otherwise consents (each such consent not to be unreasonably withheld or delayed); (ii) any assignment of a Revolving Commitment must be approved by the Administrative Agent and the Issuing Lender (such approval not to be unreasonably withheld or delayed) (whether or not the proposed assignee would otherwise qualify as an Eligible Assignee); and (iii) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500. Subject to acceptance and recording thereof by the Administrative Agent pursuant to subsection (d) of this Section, from and after the effective date specified in each Assignment and Assumption, the Eligible Assignee thereunder shall be a party to this

Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.12, 3.3, 3.5, and 9.5 with respect to facts and circumstances occurring prior to the effective date of such assignment). Upon request, the Company (at its expense) shall execute and deliver a Note to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with subsection (d) of this Section.

         (d) The Administrative Agent shall maintain at its address referred to in Section 9.2 a copy of each Assignment and Assumption delivered to it and a register (the "Register") for the recordation of the names and addresses of the Lenders and the Commitment of, and principal amount of the Loans owing to, each Lender from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the Credit Parties, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register as the owner of the Loan recorded therein for all purposes of this Agreement. The Register shall be available for inspection by the Company or any Lender at any reasonable time and from time to time upon reasonable prior notice.

         (e) Upon its receipt of an Assignment and Assumption executed by an assigning Lender and an Eligible Assignee (and, in the case of an Eligible Assignee that is not then a Lender or an affiliate thereof, by the Company and the Administrative Agent), together with payment by the assigning Lender to the Administrative Agent of a registration and processing fee of $3,500, the Administrative Agent shall (i) promptly accept such Assignment and Assumption and (ii) on the effective date determined pursuant thereto record the information contained therein in the Register and give notice of such acceptance and recordation to the Lenders and the Company on behalf of the Company.

         (f) Each Credit Party authorizes each Lender to disclose to any Participant or Eligible Assignee (each, a "Transferee") and any prospective Transferee any and all financial information in such Lender's possession concerning such Credit Party and its affiliates which has been delivered to such Lender by or on behalf of the Company pursuant to this Agreement or which has been delivered to such Lender by or on behalf of the Company in connection with such Lender's credit evaluation of the Company and its affiliates prior to becoming a party to this Agreement.

         (g) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

         (h) As used herein, the following terms have the following meanings:

                  "Eligible Assignee" means (a) a Lender; (b) an Affiliate of a Lender; (c) an Approved Fund; and (d) any other Person (other than a natural person) approved by (i) the Administrative Agent (and in the case of assignments of Revolving Credit Commitments) the Issuing Lender, and (ii) unless an Event of Default has occurred and is continuing, the Company (each such approval not to be unreasonably withheld or delayed); provided that notwithstanding the foregoing, "Eligible Assignee" shall not include the Company or any of the Company's Affiliates or Subsidiaries.

                  "Fund" means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

                  "Approved Fund" means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

         (i) NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED HEREIN, ANY LENDER (A "GRANTING LENDER") MAY GRANT TO A SPECIAL PURPOSE FUNDING VEHICLE IDENTIFIED AS SUCH IN WRITING FROM TIME TO TIME BY THE GRANTING LENDER TO THE ADMINISTRATIVE AGENT AND THE COMPANY (AN "SPC") THE OPTION TO PROVIDE ALL OR ANY PART OF ANY LOAN THAT SUCH GRANTING LENDER WOULD OTHERWISE BE OBLIGATED TO MAKE PURSUANT TO THIS AGREEMENT; PROVIDED THAT (i) NOTHING HEREIN SHALL CONSTITUTE A COMMITMENT BY ANY SPC TO FUND ANY LOAN, AND (ii) IF AN SPC ELECTS NOT TO EXERCISE SUCH OPTION OR OTHERWISE FAILS TO MAKE ALL OR ANY PART OF SUCH LOAN, THE GRANTING LENDER SHALL BE OBLIGATED TO MAKE SUCH LOAN PURSUANT TO THE TERMS HEREOF. EACH PARTY HERETO HEREBY AGREES THAT (i) NEITHER THE GRANT TO ANY SPC NOR THE EXERCISE BY ANY SPC OF SUCH OPTION SHALL INCREASE THE COSTS OR EXPENSES OR OTHERWISE INCREASE OR CHANGE THE OBLIGATIONS OF THE COMPANY UNDER THIS AGREEMENT (INCLUDING ITS OBLIGATIONS UNDER SECTION 3.3), (ii) NO SPC SHALL BE LIABLE FOR ANY INDEMNITY OR SIMILAR PAYMENT OBLIGATION UNDER THIS AGREEMENT FOR WHICH A LENDER WOULD BE LIABLE, AND (iii) THE GRANTING LENDER SHALL FOR ALL PURPOSES, INCLUDING THE APPROVAL OF ANY AMENDMENT, WAIVER OR OTHER MODIFICATION OF ANY PROVISION OF ANY LOAN DOCUMENT, REMAIN THE LENDER OF RECORD HEREUNDER. THE MAKING OF A LOAN BY AN SPC HEREUNDER SHALL UTILIZE THE COMMITMENT OF THE GRANTING LENDER TO THE SAME EXTENT, AND AS IF, SUCH LOAN WERE MADE BY SUCH GRANTING LENDER. IN FURTHERANCE OF THE FOREGOING, EACH PARTY HERETO HEREBY AGREES (WHICH AGREEMENT SHALL SURVIVE THE TERMINATION OF THIS AGREEMENT) THAT, PRIOR TO THE DATE THAT IS ONE YEAR AND ONE DAY AFTER THE PAYMENT IN FULL OF ALL OUTSTANDING COMMERCIAL PAPER OR OTHER SENIOR DEBT OF ANY SPC, IT WILL NOT INSTITUTE AGAINST, OR JOIN ANY OTHER PERSON IN INSTITUTING AGAINST, SUCH SPC ANY BANKRUPTCY, REORGANIZATION, ARRANGEMENT, INSOLVENCY, OR LIQUIDATION PROCEEDING UNDER THE LAWS OF THE UNITED STATES OR ANY STATE THEREOF. NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED HEREIN, ANY SPC MAY (i) WITH NOTICE TO, BUT WITHOUT PRIOR CONSENT OF THE COMPANY AND THE ADMINISTRATIVE AGENT AND WITHOUT PAYING ANY PROCESSING FEE THEREFOR, ASSIGN ALL OR ANY PORTION OF ITS RIGHT TO RECEIVE PAYMENT WITH RESPECT TO ANY LOAN TO THE GRANTING LENDER AND (ii) DISCLOSE ON A CONFIDENTIAL BASIS

ANY NON-PUBLIC INFORMATION RELATING TO ITS FUNDING OF LOANS TO ANY RATING AGENCY, COMMERCIAL PAPER DEALER OR PROVIDER OF ANY SURETY OR GUARANTEE OR CREDIT OR LIQUIDITY ENHANCEMENT TO SUCH SPC.

         (j) Notwithstanding anything to the contrary contained herein, any Lender that is a Fund may create a security interest in all or any portion of the Loans owing to it and the Note, if any, held by it to the trustee for holders of obligations owed, or securities issued, by such Fund as security for such obligations or securities, provided that unless and until such trustee actually becomes a Lender in compliance with the other provisions of this
Section 9.6, (i) no such pledge shall release the pledging Lender from any of its obligations under the Credit Documents and (ii) such trustee shall not be entitled to exercise any of the rights of a Lender under the Credit Documents even though such trustee may have acquired ownership rights with respect to the pledged interest through foreclosure or otherwise.

                           9.7.     ADJUSTMENTS; SET-OFF.

         (a) If any Lender (a "benefited Lender") shall at any time receive any payment of all or part of its Loans or Participation Interests, or interest thereon, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in Sections 6(f) or (g), or otherwise), in a greater proportion than any such payment to or collateral received by any other Lender, if any, in respect of such other Lender's Loans or Participation Interests, or interest thereon, such benefited Lender shall purchase for cash from the other Lenders a participating interest in such portion of each such other Lender's Loan, or shall provide such other Lenders with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such benefited Lender to share the excess payment or benefits of such collateral or proceeds ratably with each of the Lenders; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such benefited Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest.

         (b) In addition to any rights and remedies of the Lenders provided by law, each Lender shall have the right, without prior notice to any Credit Party, any such notice being expressly waived by each Credit Party to the extent permitted by applicable law, upon any amount becoming due and payable by such Credit Party hereunder, under the Notes or under any other Credit Document (whether at the stated maturity, by acceleration or otherwise) to set-off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender or any affiliate, branch or agency thereof to or for the credit or the account of such Credit Party. Each Lender agrees promptly to notify the Company on behalf of the respective Credit Party and the Administrative Agent after any such set-off and application made by such Lender, provided that the failure to give such notice shall not affect the validity of such set-off and application.

                           9.8.     COUNTERPARTS.

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
         This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by telecopy), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Agreement signed by all the parties shall be lodged with the Company and the Administrative Agent.

                           9.9.     ADJUSTMENTS FOR CHANGES IN GAAP.

         In the event that a change in GAAP affects the terms of the covenants contained in Section 5.2(d) hereof (including the related defined terms used therein), the Company and the Required Lenders shall comply with the terms of
Section 7.2(b) and, if applicable, negotiate in good faith such amendments to such covenant and related definitions as are necessary to reflect such changes in GAAP and as are otherwise reasonably satisfactory to the Company and the Required Lenders.

                           9.10.    SEVERABILITY; SECTION HEADINGS.

         (a) Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         (b) The Section and subsection headings and the Table of Contents contained herein are for convenience of reference only and shall not affect the construction hereof.

                           9.11.    INTEGRATION.

         This Agreement, the Notes and the other Credit Documents represent the agreement of the Company, the other Credit Parties, the Administrative Agent and the Lenders with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by the Administrative Agent or any Lender relative to subject matter hereof not expressly set forth or referred to herein, in the Notes or in the other Credit Documents.

                           9.12.    GOVERNING LAW.

         THIS AGREEMENT, THE NOTES AND, UNLESS OTHERWISE SPECIFICALLY PROVIDED THEREIN, THE OTHER CREDIT DOCUMENTS AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT, THE NOTES AND SUCH OTHER CREDIT DOCUMENTS SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

                           9.13.    SUBMISSION TO JURISDICTION; WAIVERS.

         Each Credit Party hereby irrevocably and unconditionally:

         (a) submits for itself and its property in any legal action or proceeding relating to this Agreement, the Notes and the other Credit Documents, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the Courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

         (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

         (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Credit Party at its address set forth in Section 9.2 or at such other address of which the Administrative Agent shall have been notified pursuant thereto;

         (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

         (e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this subsection any special, exemplary, punitive or consequential damages.

                           9.14.    ACKNOWLEDGMENTS.

         Each Credit Party hereby acknowledges that:

         (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement, the Notes and the other Credit Documents;

         (b) neither the Administrative Agent nor any Lender has any fiduciary relationship with or duty to such Credit Party arising out of or in connection with this Agreement, any of the Notes or any of the other Credit Documents, and the relationship between the Administrative Agent and Lenders, on one hand, and such Credit Party, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

         (c) no joint venture is created hereby, by the Notes or by any of the other Credit Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders or among such Credit Party and the Lenders.

                           9.15.    WAIVER OF JURY TRIAL.

                  TO THE EXTENT PERMITTED BY LAW, EACH CREDIT PARTY, THE AGENTS AND THE LENDERS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING

TO THIS AGREEMENT OR THE NOTES AND FOR ANY COUNTERCLAIM THEREIN.

                           9.16.    CONFIDENTIALITY.

         The Administrative Agent and each Lender (each, a "Lending Party") agrees to keep confidential any information furnished or made available to it by the Credit Parties pursuant to this Agreement that is marked confidential; provided that nothing herein shall prevent any Lending Party from disclosing such information (a) to any other Lending Party or any Affiliate of any Lending Party, or any officer, director, employee, agent, or advisor of any Lending Party or Affiliate of any Lending Party, (b) to any other Person if reasonably incidental to the administration of the credit facility provided herein, (c) as required by any law, rule, or regulation, (d) upon the order of any court or administrative agency, (e) upon the request or demand of any regulatory agency or authority, (f) that is or becomes available to the public or that is or becomes available to any Lending Party other than as a result of a disclosure by any Lending Party prohibited by this Agreement, (g) in connection with any litigation to which such Lending Party or any of its Affiliates may be a party,
(h) to the extent necessary in connection with the exercise of any remedy under this Agreement or any other Credit Document, (i) to the National Association of Insurance Commissioners or any similar organization or any nationally recognized rating agency that requires access to information about a Lender's investment portfolio in connection with ratings issued with respect to such Lender, (j) to any direct or indirect contractual counterparty in swap agreements or such contractual counterparty's professional advisor (so long as such contractual counterparty or professional advisor to such contractual counterparty (i) has been approved in writing by the Company and (ii) agrees in a writing enforceable by the Company to be bound by the provisions of this Section 9.16) and (k) subject to provisions substantially similar to those contained in this Section 9.16, to any actual or proposed participant or assignee.

                           9.17     BINDING EFFECT; FURTHER ASSURANCES.

         This Agreement shall become effective at such time, on or after the Closing Date, that the conditions precedent set forth in Section 4.1 have been satisfied and when it shall have been executed by each Credit Party and the Administrative Agent, and the Administrative Agent shall have received copies hereof (telefaxed or otherwise) which, when taken together, bear the signatures of each Lender (including the Issuing Lender), and thereafter this Agreement shall be binding upon and inure to the benefit of each Credit Party, each Lender (including the Issuing Lender) and the Administrative Agent, together with their respective successors and assigns.

                            (signature pages follow)

         IN WITNESS WHEREOF, the parties hereto have caused this Credit Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

COMPANY:                          HERCULES INCORPORATED,
                                  a Delaware corporation

                                  By: /s/Stuart C. Shears
                                      --------------------------------
                                  Name: Stuart C. Shears
                                  Title: Duly Authorized Representative

SUBSIDIARY
GUARANTORS:                       AQUALON COMPANY,
                                      a Delaware general partnership
                                  EAST BAY REALTY SERVICES, INC.,
                                      a Delaware corporation
                                  HERCULES COUNTRY CLUB, INC.,
                                      a Delaware corporation
                                  HERCULES CREDIT, INC.,
                                      a Delaware corporation
                                  HERCULES EURO HOLDINGS, LLC,
                                      a Delaware limited liability company
                                  HERCULES FINANCE COMPANY,
                                      a Delaware general partnership
                                  HERCULES FLAVOR, INC.,
                                      a Delaware corporation
                                  HERCULES HYDROCARBON HOLDINGS, INC.,
                                      a Delaware corporation
                                  HERCULES INTERNATIONAL LIMITED, LLC,
                                      a Delaware limited liability company
                                  HERCULES PAPER HOLDINGS, INC.,
                                      a Delaware corporation
                                  HERCULES SHARED SERVICES CORPORATION,
                                      a Delaware corporation
                                  WSP, INC.,
                                      a Delaware corporation
                                  ATHENS HOLDINGS, INC.,
                                      a Delaware corporation
                                  COVINGTON HOLDINGS, INC.,
                                      a Delaware corporation
                                  FIBERVISIONS INCORPORATED,
                                      a Delaware corporation
                                  FIBERVISIONS, L.P.,
                                      a Delaware limited partnership
                                  FIBERVISIONS PRODUCTS, INC.,
                                      a Georgia corporation
                                  FIBERVISIONS, L.L.C.,
                                      a Delaware limited liability company

                                  By: /s/Stuart C. Shears
                                      --------------------------------
                                  Name: Stuart C. Shears
                                  Title: Duly Authorized Representative for each of the foregoing Subsidiary Guarantors

LENDERS: CREDIT SUISSE FIRST BOSTON, as Administrative Agent, Collateral Agent and Lender

                                  By: /s/James P. Moran
                                      --------------------------------
                                  Name: James P Moran
                                  Title: Director

                                  By: /s/Ian W. Nalitt
                                      --------------------------------
                                  Name: Ian W. Nalitt
                                  Title: Associate

                                  WACHOVIA BANK, NATIONAL ASSOCIATION

                                  By: /s/Chris Hetterly
                                      --------------------------------
                                  Name: Chris Hetterly
                                  Title: Director

                                  THE BANK OF NOVA SCOTIA

                                  By: /s/Todd S. Meller
                                      --------------------------------
                                  Name: Todd S. Meller
                                  Title: Managing Director

                                  PNC BANK, NATIONAL ASSOCIATION

                                  By: /s/Denise D. Killen
                                      --------------------------------
                                  Name: Denise D. Killen
                                  Title: Vice President

                                  MELLON BANK, N.A.

                                  By: /s/William M. Feathers
                                      --------------------------------
                                  Name: William M. Feathers
                                  Title: Vice President

                                  NATEXIS BANQUES POPULAIRES

                                  By: /s/Anne Ulrich
                                      --------------------------------
                                  Name: Anne Ulrich
                                  Title: Vice President

                                  By: /s/Pieter J. van Tulder
                                      --------------------------------
                                  Name: Pieter J. van Tulder
                                  Title: Vice President and Manager,
                                  Multinational Group